Filed Pursuant to Rule 424(b)(3) Registration Statement No. 333-208804

INSPRO TECHNOLOGIES CORPORATION

Up to 10,415 Units, 833,200 Shares of Preferred Stock and
Warrants to Purchase 8,332,000 Shares of Common Stock
Issuable Upon Exercise of Rights to Subscribe for such Shares and Warrants

We are distributing, at no charge to the holders of our common stock, non-transferable subscription rights to subscribe for units, which we refer to throughout this prospectus as Units, consisting of 80 shares of our Series B Convertible Preferred Stock and a warrant to purchase 800 additional shares of our common stock that expires on November 20, 2017 at an exercise price of $0.15 per share. Our stockholders will receive one subscription right for every 16,615 shares of our common stock, 831 shares of our Series A Convertible Preferred Stock held and 830 shares of our Series B Convertible Preferred Stock held of record as of 5:00 p.m., New York City time, on January 31, 2016, the record date. Pursuant to the terms of this offering, the rights may only be exercised for a maximum of 10,415 Units, or approximately $2.5 million of gross subscription proceeds.

Each subscription right entitles the holder to subscribe for one Unit at the subscription price of $240.00 per Unit, which we refer to as the basic subscription right. In addition, rights holders who fully exercise their basic subscription rights will be entitled, subject to limitations, to subscribe for additional Units that remain unsubscribed as a result of any unexercised basic subscription rights, which we refer to as the over-subscription right, at the subscription price of $240.00 per Unit.

There is no minimum number of Units you must purchase, but you may not purchase fractional Units. When determining the number of subscription rights you will receive, divide the number of shares of our common stock you own by 16,615, the number of shares of our Series A Convertible Preferred Stock you own by 831, and the number of shares of our Series B Convertible Preferred Stock you own by 830 and round down the sum of those amounts to the next whole number. For example, if you own 100,000 shares of our common stock, 10,000 shares of our Series A Convertible Preferred Stock and 10,000 shares of our Series B Convertible Preferred Stock, you will receive 30 subscription rights (100,000 shares of common stock divided by 16,615 = 6.02, 10,000 shares of Series A Convertible Preferred Stock divided by 831 = 12.04, 10,000 shares of Series B Convertible Preferred Stock divided by 830 = 12.04, which sum = 30.10, rounded down to 30 subscription rights, the next whole number), which will entitle you to subscribe for up to 30 Units under your basic subscription privilege.

This rights offering was designed to give all of the holders of our capital stock the opportunity to participate in an equity investment in InsPro Technologies Corporation on substantially the same economic terms as our last private placement in October 2015.

Residents of the States of Arizona and California are not eligible to participate in the rights offering and subscriptions from residents of the States of Arizona and California will not be accepted.

The subscription rights will expire if they are not exercised by 5:00 p.m., New York City time, on March 14, 2016, unless we extend the rights offering period. Our board of directors may cancel the rights offering at any time prior to the expiration of the rights offering for any reason and may extend or amend the rights offering for any reason. In the event we cancel the rights offering, all subscription payments received by us will be returned, without interest or penalty, as soon as practicable.

The subscription rights may not be sold, transferred or assigned, and will not be listed for trading on any stock exchange or on the Over-the-Counter Bulletin Board (“OTCBB”).

You should carefully consider whether to exercise your subscription rights before the expiration date. All exercises of subscription rights are irrevocable. This is not an underwritten offering. The Units are being offered directly by us without the services of an underwriter or selling agent. Our board of directors is making no recommendation regarding your exercise of the subscription rights.

Our common stock is quoted on the OTCBB under the symbol “ITCC.OB.”

The average of the bid and asked prices of our common stock on the OTCBB on February 5, 2016 was $0.04 per share.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD READ THIS ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 12.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is February 8, 2016

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from the information contained in this prospectus. We will not make an offer to sell these securities in any jurisdiction where offers and sales are not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of when this prospectus is delivered or when any sale of our common stock occurs. All dollar amounts in this prospectus are in U.S. dollars unless otherwise stated.

In this prospectus, unless the context specifically indicates otherwise, all references to “the Company,” “we,” “us,” and “our” refer to InsPro Technologies Corporation and its subsidiaries.

i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain of the statements contained in this prospectus, including in the sections entitled “Questions and Answers About the Rights Offering,” “Prospectus Summary,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and elsewhere in this report are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained in the forward-looking statements. The forward-looking statements herein include, among others, statements addressing management’s views with respect to future financial and operating results and costs associated with the Company’s operations and other similar statements. Various factors, including competitive pressures, market interest rates, regulatory changes, customer defaults or insolvencies, litigation, acquisition of businesses that do not perform as we expect or that are difficult for us to integrate or control, adverse resolution of any contract or other disputes with customers, could cause actual outcomes and results to differ materially from those described in forward-looking statements.

The words “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue” and similar expressions may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. While we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, we caution you that these statements are based on a combination of facts and factors currently known by us and projections of the future about which we cannot be certain. Many factors, including general business and economic conditions, affect our ability to achieve our objectives. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. In addition, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, if at all. We may not update these forward-looking statements, even though our situation may change in the future.

QUESTIONS AND ANSWERS ABOUT THE RIGHTS OFFERING

The following are examples of what we anticipate will be common questions about the rights offering. The answers are based on selected information included elsewhere in this prospectus. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the rights offering. This prospectus contains more detailed descriptions of the terms and conditions of the rights offering and provides additional information about us and our business, including potential risks related to the rights offering, the Units, and our business.

What is the rights offering?

We are distributing, at no charge, to holders of our shares of capital stock, non-transferable subscription rights to subscribe for Units consisting of 80 shares of our Series B Convertible Preferred Stock and a warrant to purchase 800 additional shares of our common stock that expires on November 20, 2017 at an exercise price of $0.15 per share. You will receive one subscription right for every 16,615 shares of our common stock, 831 shares of Series A Convertible Preferred Stock and 830 shares of Series B Convertible Preferred Stock held of record by you as of 5:00 p.m., New York City time, on January 31, 2016, the record date. Each subscription right entitles the holder to a basic subscription right and an over-subscription privilege, which are described below. The shares of preferred stock and the warrant to be issued as components of the Units in the rights offering do not currently trade on the OTCBB or on any other exchange, and are only transferable to the extent permitted in the instruments governing such securities.

What is the basic subscription right?

The basic subscription right gives our stockholders the opportunity to purchase Units at a subscription price of $240.00 per Unit for each 16,615 shares of common stock, 831 shares of Series A Convertible Preferred Stock and 830 shares of Series B Convertible Preferred Stock you own. We have granted to you, as a stockholder of record on the record date, one subscription right for each 16,615 shares of our common stock, 831 shares of Series A Convertible Preferred Stock and 830 shares of Series B Convertible Preferred Stock you owned at that time.

There is no minimum number of Units you must purchase, but you may not purchase fractional Units. When determining the number of subscription rights you will receive, divide the number of shares of our common stock you own by 16,615, the number of shares of Series A Convertible Preferred Stock you own by 831 and the number of shares of Series B Convertible Preferred Stock you own by 830, and round down the sum of those amounts to the next whole number. For example, if you own 100,000 shares of our common stock, 10,000 shares of our Series A Convertible Preferred Stock and 10,000 shares of our Series B Convertible Preferred Stock, you will receive 30 subscription rights (100,000 shares of common stock divided by 16,615 = 6.02, 10,000 shares of Series A Convertible Preferred Stock divided by 831 = 12.04, 10,000 shares of Series B Convertible Preferred Stock divided by 830 = 12.04, which sum = 30.10, rounded down to 30 subscription rights, the next whole number), which will entitle you to subscribe for up to 30 Units under your basic subscription privilege.

You may exercise all or a portion of your basic subscription right, or you may choose not to exercise any subscription rights at all. However, if you exercise less than your full basic subscription right, you will not be entitled to purchase shares under your over-subscription privilege.

If you hold an InsPro Technologies Corporation stock certificate, the number of Units you may purchase pursuant to your basic subscription right is indicated on the enclosed rights certificate. If you hold your shares in the name of a broker, dealer, custodian bank or other nominee who uses the services of the Depository Trust Company (“DTC”), you will not receive a rights certificate. Instead, DTC will issue one subscription right to your nominee record holder for each 16,615 shares of our common stock, 831 shares of Series A Convertible Preferred Stock and 830 shares of Series B Convertible Preferred Stock that you own at the record date. If you are not contacted by your nominee, you should contact your nominee as soon as possible.

What is the over-subscription privilege?

In the event that you purchase all of the Units available to you pursuant to your basic subscription right, you may also choose to purchase any Units that are not purchased by our other stockholders through the exercise of their basic subscription rights. You should indicate on your rights certificate, or the form provided by your nominee if your shares are held in the name of a nominee, how many additional Units you would like to purchase pursuant to your over-subscription privilege.

If sufficient Units are available, we will seek to honor your over-subscription request in full. If, however, over-subscription requests exceed the number of Units available, we will allocate the available Units pro rata among the stockholders exercising the over-subscription privilege in proportion to the number of shares of capital stock owned by such stockholder on the record date, relative to the number of shares owned on the record date by all stockholders exercising the over-subscription privilege. If this pro rata allocation results in any stockholder receiving a greater number of Units than the stockholder subscribed for pursuant to the exercise of the over-subscription privilege, then such stockholder will be allocated only that number of Units for which the stockholder oversubscribed, and the remaining Units will be allocated among all other stockholders exercising the over-subscription privilege on the same pro rata basis described above. The proration process will be repeated until all Units have been allocated.

In order to properly exercise your over-subscription privilege, you must deliver the subscription payment related to your over-subscription privilege prior to the expiration of the rights offering. Because we will not know the total number of unsubscribed Units prior to the expiration of the rights offering, if you wish to maximize the number of Units you purchase pursuant to your over-subscription privilege, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of Units that may be available to you (i.e., for the maximum number of Units available to you, assuming you exercise all of your basic subscription rights and are allotted the full amount of your over-subscription). See “The Rights Offering — The Subscription Rights — Over-Subscription Privilege.”

Any excess subscription payments received by us will be returned, without interest or penalty, as soon as practicable.

Why are we conducting the rights offering?

We are conducting the rights offering for the primary purpose of providing all of the holders of our capital stock the opportunity to participate in an equity investment in InsPro Technologies Corporation on substantially the same economic terms as our last private placement in October 2015 and the secondary purpose of raising equity capital to improve our capital position, to inject additional capital into InsPro Technologies Corporation and to retain the remainder of any proceeds at InsPro Technologies Corporation for general corporate purposes. See “Use of Proceeds.”

This rights offering, including the composition and price of the Units, was designed to give all of the holders of our capital stock the opportunity to participate in an equity investment in InsPro Technologies Corporation on substantially the same economic terms as our last private placement in October 2015.

How was the $240.00 per Unit subscription price determined?

The $240.00 per Unit subscription price was determined by our board of directors based on the per share value of the Series B Convertible Preferred Stock and warrants (considered in the aggregate) purchased by investors in our last private placement in October 2015. In October 2015, we sold units, consisting of one share of our Series B Convertible Preferred Stock (each share of which is convertible, at the sole option of the holder, into 20 shares of our common stock) and a warrant to purchase 10 shares of our common stock that expires on November 20, 2017, at a per unit price of $3.00. We sold a total of 333,333 units in that offering for an aggregate purchase price of $999,999.

In determining the subscription price, our board of directors considered the overall economic value offered to investors in InsPro Technologies Corporation in the last private placement. If an investor had invested in the last private placement, for every $240.00 invested, such investor would have received 80 shares of Series B Convertible Preferred Stock and warrants to purchase 800 additional shares of our common stock at an exercise price of $0.15 per share. As a result, the Units offered in this rights offering consist of 80 shares of our Series B Convertible Preferred Stock and a warrant to purchase 800 shares of our common stock at a price per Unit of $240.00.

We did not seek or obtain an opinion of financial advisors in establishing the subscription price. The subscription price will not necessarily be related to our book value, tangible book value, net worth or any other established criteria of fair value.

What are the material terms of the Series B Convertible Preferred Stock offered in this rights offering?

Each share of Series B Convertible Preferred Stock offered in this rights offering is convertible, at the sole discretion of each holder of preferred stock, into 20 shares of common stock, subject to certain adjustments. The holders of shares of our Series B Convertible Preferred Stock are entitled to vote, with respect to any question upon which holders of our common stock are entitled to vote, together with the holders of common stock as one class on an as-converted basis. At such time, if any, as our board of directors declares a dividend or distribution on the common stock, the holders of preferred stock shall be entitled to receive, for each share of Series B Convertible Preferred Stock held by them, a dividend or distribution in an amount equal to what such holder of preferred stock would receive if their shares were converted into shares of common stock. We do not currently intend to pay any cash dividends to the holders of shares of our common stock.

In addition, upon the liquidation, sale or merger of InsPro Technologies Corporation, each share of our Series B Convertible Preferred Stock is entitled to receive an amount equal to the greater of (i) a liquidation preference equal to the preferred stock original issue price, subject to certain customary adjustments, or (ii) the amount such preferred stock would receive if it participated pari passu with the holders of our common stock on an as-converted basis. For so long as any shares of Series B Convertible Preferred Stock are outstanding, the vote or consent of the holders of at least two-thirds of the shares of preferred stock is required to approve (i) any amendment to our certificate of incorporation or bylaws that would adversely alter the voting powers, preferences or special rights of the Series B Convertible Preferred Stock or (ii) any amendment to our certificate of incorporation to create any shares of capital stock that rank senior to the Series B Convertible Preferred Stock. In addition to the voting rights described above, for so long as 1,000,000 shares of Series B Convertible Preferred Stock are outstanding, the vote or consent of the holders of at least two-thirds of the preferred stock is required to effect or validate any merger, sale of substantially all of the assets of InsPro Technologies Corporation or other fundamental transaction, unless such transaction, when consummated, will provide the holders of preferred stock with an amount per share equal to the preferred stock original issue price plus any declared but unpaid dividends.

What are the material terms of the warrants offered in this rights offering?

The warrants that we are offering in this rights offering are in substantially similar form to those warrants purchased by investors in the last private placement in October 2015. Each warrant issued as a component of the Units will be a warrant to purchase 800 shares of our common stock that expires on November 20, 2017 at an exercise price of $0.15 per share, subject to our right to call the warrant under certain conditions.

Am I required to exercise all of the subscription rights I receive in the rights offering?

No. You may exercise any number of your subscription rights, or you may choose not to exercise any subscription rights. If you do not exercise any subscription rights, the number of shares of our common stock you own will not change. However, if you choose not to exercise your subscription rights, your ownership interest in InsPro Technologies Corporation may be diluted by other stockholder purchases (to the extent we receive any subscriptions in this rights offering). In addition, if you do not exercise your basic subscription right in full, you will not be entitled to participate in the over-subscription privilege. See “Risk Factors — If you do not exercise your subscription rights, your percentage ownership in InsPro Technologies Corporation will be diluted.”

How soon must I act to exercise my subscription rights?

If you received a rights certificate and elect to exercise any or all of your subscription rights, we must receive your completed and signed rights certificate and payments prior to the expiration of the rights offering, which is March 14, 2016, at 5:00 p.m., Eastern Time. If you hold your shares in the name of a broker, dealer, custodian bank or other nominee, your nominee may establish a deadline prior to 5:00 p.m. Eastern Time, on March 14, 2016 by which you must provide it with your instructions to exercise your subscription rights. Although our board of directors may, in its discretion, extend the expiration of the rights offering, we currently do not intend to do so. Our board of directors may cancel or amend the rights offering at any time. In the event that the rights offering is cancelled, all subscription payments received will be returned, without interest or penalty, as soon as practicable.

Although we will make reasonable attempts to provide this prospectus to our stockholders, the rights offering and all subscription rights will expire at 5:00 p.m., Eastern Time on March 14, 2016, whether or not we have been able to locate each person entitled to subscription rights.

May I transfer my subscription rights?

No. You may not sell, transfer or assign your subscription rights to anyone. Subscription rights will not be listed for trading on the OTCBB or any other stock exchange or market. Rights certificates may only be completed by the stockholder who receives the certificate.

Are we requiring a minimum subscription to complete the rights offering?

No. There is no individual minimum purchase requirement in the rights offering and we are not requiring a minimum subscription to complete the rights offering. However, because we are not issuing fractional Units, you must own at least 16,615 shares of our common stock, 831 shares of our Series A Convertible Preferred Stock or 830 shares of our Series B Convertible Preferred Stock as of the record date in order to subscribe for one Unit in the rights offering.

In addition, our board of directors reserves the right to cancel the rights offering for any reason.

Can the board of directors cancel, amend or extend the rights offering?

Yes. Our board of directors may decide to cancel, amend or terminate the rights offering at any time before the expiration of the rights offering and for any reason. If our board of directors cancels or terminates the rights offering, any money received from subscribing stockholders will be returned, without interest or penalty, as soon as practicable. We also reserve the right to amend or modify the terms of the rights offering. We further have the right to extend the rights offering and the time for exercising your subscription rights, although we do not presently intend to do so.

Has our board of directors made a recommendation to our stockholders regarding the rights offering?

No. Our board of directors is making no recommendation regarding your exercise of the subscription rights. Stockholders who exercise subscription rights risk investment loss on new money invested. There is currently no public market for our shares of Series B Convertible Preferred Stock. You are urged to make your decision based on your own assessment of our business and financial condition, our prospects for the future, the terms of the rights offering and the information contained in, or incorporated by reference into, this prospectus. See “Risk Factors” for a discussion of some of the risks involved in investing in our common stock.

How do I exercise my subscription rights if I own shares in certificate form?

If you hold an InsPro Technologies Corporation stock certificate and you wish to participate in the rights offering, you must take the following steps:

•	deliver payment to us before 5:00 p.m., Eastern Time, on March 14, 2016; and

•	deliver a properly completed and signed rights certificate to us before 5:00 p.m., Eastern Time, on March 14, 2016.

In certain cases, you may be required to provide additional documentation or signature guarantees.

Please follow the delivery instructions on the rights certificate. You are solely responsible for completing delivery to us of your subscription documents, rights certificate and payment. We urge you to allow sufficient time for delivery of your subscription materials to us so that they are received by us by 5:00 p.m., Eastern Time, on March 14, 2016. WE WILL NOT ACCEPT ANY SUBSCRIPTIONS THAT WE RECEIVE AFTER THIS TIME.

If you send a payment that is insufficient to purchase the number of Units you request, or if the number of Units you request is not specified in the forms, the payment received will be applied to exercise your subscription rights to the fullest extent possible based on the amount of the payment received, subject to the availability of Units under the over-subscription privilege and the elimination of fractional Units.

What should I do if I want to participate in the rights offering, but my shares are held in the name of a broker, dealer, custodian bank or other nominee?

If you hold your shares of common stock through a broker, dealer, custodian bank or other nominee, then your nominee is the record holder of the shares you own. The record holder must exercise the subscription rights on your behalf. If you wish to purchase Units through the rights offering, you should contact your broker, dealer, custodian bank or nominee as soon as possible. Please follow the instructions of your nominee. Your nominee may establish a deadline that may be before the expiration date that we have established for the rights offering.

When will I receive my new shares and warrants?

If you purchase Units in the rights offering you will receive your new shares and warrants as soon as practicable after the closing of the rights offering.

After I send in my payment and rights certificate, may I cancel my exercise of subscription rights?

No. All exercises of subscription rights are irrevocable unless the rights offering is terminated, even if you later learn information that you consider to be unfavorable to the exercise of your subscription rights. You should not exercise your subscription rights unless you are certain that you wish to purchase Units in the rights offering.

Are there any conditions to completing the rights offering?

No, there are no conditions to completion of the rights offering.

What effects will the rights offering have on our outstanding Series B Convertible Preferred Stock and warrants?

As of December 30, 2015, we had 5,305,852 shares of Series B Convertible Preferred Stock and 25,084,730 warrants to purchase shares of common stock issued and outstanding. The number of shares of our Series B Convertible Preferred Stock and warrants that we will issue in this rights offering through the exercise of subscription rights will depend on the number of Units that are subscribed for in the rights offering. We could, depending on the number of Units that are subscribed for in the offering, have a maximum of 833,200 shares of Series B Convertible Preferred Stock and warrants to purchase 8,332,000 shares of our common stock outstanding after completion of the rights offering.

The issuance of Units in the rights offering will dilute, and thereby reduce, your proportionate ownership in InsPro Technologies Corporation. If you fully exercise your basic subscription right and a certain level of your over-subscription privilege, your ownership interest will be diluted to a lesser extent.

How much will InsPro Technologies Corporation receive from the rights offering?

If all of the subscription rights (including all over-subscription privileges) are exercised in full by our stockholders, we expect the gross proceeds from the rights offering to be approximately $2.5 million. If no subscription rights are exercised by our stockholders, we would receive no proceeds from the rights offering. We are offering shares in the rights offering to stockholders with no individual minimum purchase requirement.

Are there risks in exercising my subscription rights?

Yes. The exercise of your subscription rights involves risks. Exercising your subscription rights involves the purchase of additional shares of our Series B Convertible Preferred Stock and warrants to purchase our common stock and should be considered as carefully as you would consider any other equity investment. Among other things, you should carefully consider the risks described under the heading “Risk Factors” in this prospectus and in the documents incorporated by reference in this prospectus.

If the rights offering is not completed, will my subscription payment be refunded to me?

Yes. We will hold all funds we receive in a segregated bank account until completion of the rights offering. If the rights offering is not completed, all subscription payments received by us will be returned, without interest or penalty, as soon as practicable. If you own shares in “street name,” it may take longer for you to receive your subscription payment because we will return payments through the record holder of your shares.

What fees or charges apply if I purchase Units in the rights offering?

We are not charging any fee or sales commission to issue subscription rights to you or to issue shares or warrants to you if you exercise your subscription rights. If you exercise your subscription rights through a broker, dealer, custodian bank or other nominee, you are responsible for paying any fees your record holder may charge you.

What are the material U.S. federal income tax consequences of exercising my subscription rights?

It is the opinion of our counsel, Morgan, Lewis & Bockius LLP, that you should not recognize income or loss for U.S. federal income tax purposes in connection with the receipt or exercise of subscription rights in the rights offering. You should consult your tax advisor as to your particular tax consequences resulting from the rights offering. For a detailed discussion, see “Material U.S. Federal Income Tax Considerations.”

To whom should I send my forms and payment?

If your shares are held in the name of a broker, dealer or other nominee, then you should send your subscription documents, rights certificate and subscription payment to that record holder. If you are the record holder, then you should send your subscription documents, rights certificate and subscription payment by hand delivery, first class mail or courier service to:

InsPro Technologies Corporation

150 N. Radnor-Chester Road

Suite B-101

Radnor, Pennsylvania 19087

Attn: Francis L. Gillan III

You are solely responsible for completing delivery to us of your subscription documents, rights certificate and payment. We urge you to allow sufficient time for delivery of your subscription materials to us.

Whom should I contact if I have other questions?

If you have any questions regarding InsPro Technologies Corporation or the rights offering, please contact Francis L. Gillan III at (484) 654-2200. You may also contact us with questions by electronic mail at rightsoffering@inspro.com.

If you have any questions regarding completing a rights certificate or submitting payment in the rights offering, please contact Francis L. Gillan III at (484) 654-2200 or by electronic mail at rightsoffering@inspro.com.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. You should read the entire prospectus carefully, including the “Risk Factors” section, before making a decision to invest in our securities.

Our Business

We are a technology company that provides software applications for use by insurance administrators in the insurance industry. Our business focuses primarily on our InsPro Enterprise software application.

We acquired Atiam Technologies L.P. on October 1, 2007. HBDC Acquisition, LLC, which changed its name to InsPro Technologies, LLC on May 14, 2009, develops, sells and supports our InsPro Enterprise software application. InsPro Enterprise is a comprehensive, web-based insurance administration software application, which was introduced by Atiam Technologies L.P. in 2004. InsPro Enterprise clients include insurance carriers and third party administrators. We market InsPro Enterprise as a licensed software application, and we realize revenue from the sale of the software licenses, application service provider fees, software maintenance fees and consulting and implementation services.

During 2005 through October 1, 2007 our operations were primarily that of our former Telesales and Insurint businesses. We effectively sold our former Telesales business in 2009 and our former Insurint business in 2010. Our former Telesales and Insurint businesses are now classified as part of our discontinued operations.

Our common stock has been quoted on the OTCBB since December 6, 2010 under the symbol ITCC.OB and from December 13, 2005 until December 3, 2010 under the symbol HBDT.OB.

Summary of this Rights Offering

Securities Offered	We are distributing to you, at no charge, one non-transferable subscription right for each 16,615 shares of our common stock, 831 shares of Series A Convertible Preferred Stock and 830 shares of Series B Convertible Preferred Stock that you owned as of 5:00 p.m., Eastern Time, on January 31, 2016, the record date, either as a holder of record or, in the case of shares held of record by brokers, dealers, custodian banks, or other nominees on your behalf, as a beneficial owner of such shares. If the rights offering is fully subscribed, we expect the gross proceeds from the rights offering to be approximately $2.5 million. This rights offering was designed to give all of the holders of our capital stock the opportunity to participate in an equity investment in InsPro Technologies Corporation on the same economic terms as the investment made by investors in our last private placement in October 2015.

Basic Subscription Right	The basic subscription right will entitle you to purchase one unit at a subscription price of $240.00. A unit consists of 80 shares of our Series B Convertible Preferred Stock and a warrant to purchase an additional 800 shares of our common stock that expires on November 20, 2017 at an exercise price of $0.15 per share. We refer to these units throughout this prospectus as “Units.”

There is no minimum number of Units you must purchase, but you may not purchase fractional Units. When determining the number of subscription rights you will receive, divide the number of shares of our common stock you own by 16,615, the number of shares of Series A Convertible Preferred Stock you own by 831, and the number of shares of Series B Convertible Preferred Stock you own by 830, and round down the sum of those amounts to the next whole number. For example, if you own 100,000 shares of our common stock, 10,000 shares of our Series A Convertible Preferred Stock and 10,000 shares of our Series B Convertible Preferred Stock, you will receive 30 subscription rights (100,000 shares of common stock divided by 16,615 = 6.02, plus 10,000 shares of Series A Convertible Preferred Stock divided by 831 = 12.04, plus 10,000 shares of Series B Convertible Preferred Stock divided by 830 = 12.04, which sum = 30.10, rounded down to 30 subscription rights, the next whole number), which will entitle you to subscribe for up to 30 Units under your basic subscription privilege.

Over-Subscription Privilege	In the event that you purchase all of the Units available to you pursuant to your basic subscription right, you may also choose to subscribe for a portion of any Units that are not purchased by our stockholders through the exercise of their basic subscription rights. You may subscribe for these Units pursuant to your over-subscription privilege, subject to the limitations described below.

Subscription Price	$240.00 per Unit, payable in cash. To be effective, any payment related to the exercise of a subscription right must clear prior to the expiration of the rights offering.

Record Date	5:00 p.m., Eastern Time, on January 31, 2016.

Expiration of the Rights Offering	5:00 p.m., Eastern Time, on March 14, 2016.

Use of Proceeds	We intend to use the proceeds of the rights offering to improve our capital position and for general corporate purposes.

Non-Transferability of Rights	The subscription rights may not be sold, transferred or assigned and will not be listed for trading on the OTCBB or on any other stock exchange or market.

No Revocation	All exercises of subscription rights are irrevocable, even if you later learn of information that you consider to be unfavorable to the exercise of your subscription rights. You should not exercise your subscription rights unless you are certain that you wish to purchase additional Units at a subscription price of $240.00 per full Unit.

Material U.S. Federal Income Tax Consequences	It is the opinion of our counsel, Morgan, Lewis & Bockius LLP, that you should not recognize income or loss for U.S. federal income tax purposes in connection with the receipt or exercise of subscription rights in the rights offering. You should consult your own tax advisor as to the tax consequences to you of the receipt, exercise or lapse of the subscription rights in light of your particular circumstances.

Extension, Cancellation and Amendment	Although we do not presently intend to do so, we have the option to extend the rights offering and the period for exercising your subscription rights. Our board of directors may cancel the rights offering at any time prior to the expiration date of the rights offering for any reason. In the event that the rights offering is cancelled, all subscription payments received by us will be returned, without interest or penalty, as soon as practicable. We also reserve the right to amend or modify the terms of the rights offering at any time.

Procedures for Exercising Rights	To exercise your subscription rights, you must take the following steps:

• If you are a registered holder of our common stock, you must deliver payment and a properly completed rights certificate to us so that we receive these items before 5:00 p.m., Eastern Time, on March 14, 2016. You may deliver the documents and payments by hand delivery, first class mail or courier service. If first class mail is used for this purpose, we recommend using registered mail, properly insured, with return receipt requested.

• If you are a beneficial owner of shares that are registered in the name of a broker, dealer, custodian bank or other nominee, or if you would rather an institution conduct the transaction on your behalf, you should instruct your broker, dealer, custodian bank or other nominee to exercise your subscription rights on your behalf. Please follow the instructions of your nominee, who may require that you meet a deadline earlier than 5:00 p.m., Eastern Time, on March 14, 2016.

Shares Outstanding Before the Rights Offering	5,305,852 shares of our Series B Convertible Preferred Stock and warrants to purchase 25,084,730 shares of our common stock were outstanding as of December 30, 2015.

Shares Outstanding After Completion of the Rights Offering	Assuming all Units are sold in the rights offering, we expect approximately 833,200 shares of our Series B Convertible Preferred Stock and warrants to purchase 8,332,000 shares of our common stock will be outstanding immediately after completion of the rights offering

Fees and Expenses	We will pay the expenses related to the rights offering.

The Over-the-Counter Bulletin Board	Our shares of common stock are currently listed for trading on the OTCBB under the ticker symbol “ITCC.OB .”

Risk Factors	Before you exercise your subscription rights to purchase shares of our common stock, you should carefully consider risks described in the section entitled “Risk Factors,” beginning on page 12 of this prospectus.

Our Corporate Information

Our principal executive offices are located at 150 N. Radnor-Chester Road, Suite B-101, Radnor, Pennsylvania 19087. Our telephone number is (484) 654-2200. Our website address is www.inspro.com. The information contained on our website is not incorporated by reference into, and does not form any part of, this prospectus.

RISK FACTORS

Investing in our securities involves significant risks. In addition to all of the other information contained in this prospectus, you should carefully consider the risks and uncertainties described below before deciding to invest in our common stock and preferred stock. If any of the following risks actually occur, they may materially harm our business, our financial condition or our results of operations. In this event, the market price of our securities could decline and you could lose all or part of your investment.

Risks Related to the Rights Offering

If you do not exercise your subscription rights, your percentage ownership in InsPro Technologies Corporation will be diluted.

Stockholders who do not fully exercise their subscription rights should expect that they will, at the completion of this offering, own a smaller proportional interest in our company than would otherwise be the case had they fully exercised their basic subscription and over-subscription rights. In addition, the shares issuable upon the exercise of the warrants to be issued pursuant to this rights offering will dilute the ownership interest of stockholders not participating in this offering or holders of warrants issued pursuant to this offering who have not exercised them.

The subscription rights are not transferable, and there is no market for the subscription rights.

You may not sell, give away or otherwise transfer your subscription rights. The subscription rights are only transferable by operation of law. Because the subscription rights are non-transferable, there is no market or other means for you to directly realize any value associated with the subscription rights.

If we terminate this offering for any reason, we will have no obligation other than to return subscription monies as soon as practicable.

We may decide, in our sole discretion and for any reason, to cancel or terminate the rights offering at any time prior to the expiration date. If this offering is cancelled or terminated, we will have no obligation with respect to subscription rights that have been exercised except to return as soon as practicable, without interest, the subscription payments deposited with us. If we terminate this offering and you have not exercised any subscription rights, such subscription rights will expire worthless.

The subscription price determined for this offering is not an indication of the fair value of our common stock.

In determining the subscription price, our board of directors considered the overall economic value offered to investors in InsPro Technologies Corporation in our last private placement in October 2015. If an investor had invested in these last private placement, for every $240.00 invested, such investor would have received 80 shares of Series B Convertible Preferred Stock and warrants to purchase 800 additional shares of our common stock at an exercise price of $0.15 per share. As a result, the Units offered in this rights offering consist of 80 shares of our Series B Convertible Preferred Stock and a warrant to purchase 800 shares of our common stock at a price per Unit of $240.00.

We did not seek or obtain an opinion of financial advisors in establishing the subscription price. The subscription price will not necessarily be related to our book value, tangible book value, net worth or any other established criteria of fair value and may or may not be considered the fair value of our common stock to be offered in the rights offering. You should not assume or expect that, after the rights offering, our shares of common stock will trade at or above the equivalent component of the subscription price in any given time period.

We will have broad discretion in the use of the net proceeds from this offering and may not use the proceeds effectively.

Although we plan to use the proceeds of this offering for general corporate purposes, including working capital, we will not be restricted to such use and will have broad discretion in determining how the proceeds of this offering will be used. Our discretion is not substantially limited by the uses set forth in this prospectus in the section entitled “Use of Proceeds.” While our board of directors believes the flexibility in application of the net proceeds is prudent, the broad discretion it affords entails increased risks to the investors in this offering. Investors in this offering have no current basis to evaluate the possible merits or risks of any application of the net proceeds of this offering. Our stockholders may not agree with the manner in which we choose to allocate and spend the net proceeds.

If you do not act on a timely basis and follow subscription instructions, your exercise of subscription rights may be rejected.

Holders of subscription rights who desire to purchase Units in this offering must act on a timely basis to ensure that all required forms and payments are actually received by us prior to 5:00 p.m., New York City time, on the expiration date, unless extended, unless delivery of the subscription rights certificate is effected pursuant to the guaranteed delivery procedures as described below. If you are a beneficial owner of shares of capital stock and you wish to exercise your subscription rights, you must act promptly to ensure that your broker, dealer, custodian bank or other nominee acts for you and that all required forms and payments are actually received by your broker, dealer, custodian bank or other nominee in sufficient time to deliver such forms and payments to us to exercise the subscription rights granted in this offering that you beneficially own prior to 5:00 p.m., New York City time on the expiration date, as may be extended, unless delivery of the subscription rights certificate is effected pursuant to the guaranteed delivery procedures as described below. We will not be responsible if your broker, dealer, custodian bank or other nominee fails to ensure that all required forms and payments are actually received by us prior to 5:00 p.m., New York City time, on the expiration date.

If you fail to complete and sign the required subscription forms, send an incorrect payment amount, or otherwise fail to follow the subscription procedures that apply to your exercise in this rights offering, we may, depending on the circumstances, reject your subscription or accept it only to the extent of the payment received. We do not undertake to contact you concerning an incomplete or incorrect subscription form or payment, nor are we under any obligation to correct such forms or payment. We have the sole discretion to determine whether a subscription exercise properly follows the subscription procedures.

You may not receive all of the Units for which you subscribe pursuant to the over-subscription privilege.

Holders who fully exercise their basic subscription rights will be entitled to subscribe for an additional amount of Units that are not purchased by our other holders through the exercise of their basic subscription rights. Over-subscription rights will be allocated pro-rata among subscription rights holders who over-subscribed, based on the number of shares of capital stock owned by such holders on the record date, relative to the number of shares owned on the record date by all stockholders exercising the over-subscription privilege. You may not receive any or all of the amount of Units for which you over-subscribed. If the prorated amount of Units allocated to you in connection with your over-subscription right is less than your over-subscription request, then the excess funds held by us on your behalf will be returned to you, without interest, as soon as practicable after the rights offering has expired and all prorating calculations and reductions contemplated by the terms of the rights offering have been effected, and we will have no further obligations to you.

If you make payment of the subscription price by uncertified check, your check may not clear in sufficient time to enable you to purchase Units in this rights offering.

Any uncertified check used to pay for Units to be issued in this rights offering must clear prior to the expiration date of this rights offering, and the clearing process may require five or more business days. If you choose to exercise your subscription rights, in whole or in part, and to pay for Units by uncertified check and your check has not cleared prior to the expiration date of this rights offering, you will not have satisfied the conditions to exercise your subscription rights and will not receive the Units you wish to purchase.

The receipt of subscription rights may be treated as a taxable distribution to you.

It is the opinion of our counsel, Morgan, Lewis & Bockius LLP, that the distribution of the subscription rights in this rights offering should be a non-taxable distribution under Section 305(a) of the Internal Revenue Code of 1986, as amended (the “Code”). Please see the discussion on the “Material U.S. Federal Income Tax Considerations” below. This position is not binding on the Internal Revenue Service, or the IRS, or the courts, however. If this rights offering is deemed to be part of a “disproportionate distribution” under Section 305(b)(2) of the Code (or otherwise to be within one of the exceptions to Section 305(a) of the Code set forth in Section 305(b) of the Code), your receipt of subscription rights in this offering may be treated as the receipt of a taxable distribution to you equal to the fair market value of the subscription rights. Any such distribution would be treated as dividend income to the extent of our current and accumulated earnings and profits, if any, with any excess being treated as a return of capital to the extent thereof and then as capital gain. Each holder of capital stock is urged to consult his, her or its own tax advisor with respect to the particular tax consequences of this rights offering.

Absence of a public trading market for the warrants and shares of Series B Convertible Preferred Stock may limit the ability of a purchaser to resell the warrants and/or the shares of Series B Convertible Preferred Stock.

There is no established trading market for the warrants or the shares of our Series B Convertible Preferred Stock to be issued pursuant to this offering, and such securities may not be widely distributed. There can be no assurance that a market will develop for the warrants or the shares of Series B Convertible Preferred Stock. Even if a market for these securities does develop, the price of the warrants and the Series B Convertible Preferred Stock may fluctuate and liquidity may be limited. If a market for these securities does not develop, then purchasers of the warrants and the shares of Series B Convertible Preferred Stock may be unable to resell the securities or sell them only at an unfavorable price for an extended period of time, if at all. Future trading prices of the warrants and shares of Series B Convertible Preferred Stock will depend on many factors, including:

•	our operating performance and financial condition;

•	our ability to continue the effectiveness of the registration statement, of which this prospectus is a part, covering the warrants and shares of Series B Convertible Preferred Stock and the common stock issuable upon exercise or conversion of these securities;

•	the interest of securities dealers in making a market; and

•	the market for similar securities.

The market price of our common stock may never exceed the exercise price of the warrants issued in connection with this offering.

The warrants being issued in connection with this offering become exercisable on their date of issuance and will expire on November 20, 2017. We cannot provide you any assurance that the market price of our common stock will ever exceed the exercise price of these warrants prior to their date of expiration. Any warrants not exercised by their date of expiration will expire worthless and we will be under no further obligation to the warrant holder.

Since the warrants are executory contracts, they may have no value in a bankruptcy or reorganization proceeding.

In the event a bankruptcy or reorganization proceeding is commenced by or against us, a bankruptcy court may hold that any unexercised warrants are executory contracts that are subject to rejection by us with the approval of the bankruptcy court. As a result, holders of the warrants may, even if we have sufficient funds, not be entitled to receive any consideration for their warrants or may receive an amount less than they would be entitled to if they had exercised their warrants prior to the commencement of any such bankruptcy or reorganization proceeding.

Your ability to resell the securities you acquire in the rights offering may be limited by state securities laws.

If you purchase securities in the rights offering, you may not be able to resell the securities to other persons unless the securities are registered under the securities laws of the states in which the potential purchasers reside or exemptions from registration requirements are available in such states. We do not intend to register any of the securities for resale in any states or jurisdictions. Consequently, you may only be able to sell the securities in those states where exemptions are available, such as an exemption for sales to institutional investors. In addition, in the event that the warrants to be issued in this rights offering are sold to another person, the purchaser may not be able to exercise the warrants unless an exemption is available in the purchaser’s state of residence for the issuance of common stock upon the exercise of warrants.

Risks Relating to our Company and Industry

We have incurred significant operating losses since our inception, which we anticipate will continue for the foreseeable future.

Since our inception, we have incurred significant operating losses. As of September 30, 2015, we had an accumulated deficit of approximately $2.4 million. We incurred operating losses of approximately $5.1 million for the nine months ended September 30, 2015, approximately $5.2 million for the year ended December 31, 2014, approximately $1.7 million for the year ended December 31, 2013, approximately $7.9 million for the year ended December 31, 2012, $6.9 million for the year ended December 31, 2011, $2.5 million for the year ended December 31, 2010, $6.3 million for the year ended December 31, 2009, $9 million for the year ended December 31, 2008, $14.3 million for the year ended December 31, 2007, $14 million for the year ended December 31, 2006, $3.2 million for the year ended December 31, 2005 and approximately $1.1 million for the period from our inception on January 27, 2004 through December 31, 2004. We expect to incur significant and increasing operating expenses and capital expenditures relating to the development of our software-related business, particularly as we pursue growth internally, expanding our marketing efforts, and further the development of our technologies. In addition, we will continue to incur significant legal, accounting and other expenses associated with our status as a reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, we will need to generate significant revenues to achieve profitability. Even if we achieve profitability, we may be unable to maintain or increase profitability on a quarterly or annual basis. If we are unable to achieve and then maintain profitability, the market value of our stock will decline.

If we fail to increase our brand recognition, we may face difficulty in attracting new customers.

We believe that establishing, maintaining and enhancing our brand in a cost-effective manner is critical to achieving widespread acceptance of our current and future products and services and is an important element in our efforts to maintain and expand our relationships with customers and to grow our customer base, particularly in light of the competitive nature of our business. We believe that the importance of brand recognition will increase as competition in our market develops. Some of our competitors already have well-established brands in the individual health and life insurance market. Successful promotion of our brand will depend largely on our ability to maintain a sizeable and active customer base, the success of our marketing efforts and our ability to provide high quality products and reliable and useful service to our customers. There can be no assurance that brand promotion activities will yield increased revenue, and even if they do, any increased revenue may not offset the expenses we incur in building our brand. If we fail to successfully promote and maintain our brand, or if we incur substantial expenses in an unsuccessful attempt to promote and maintain our brand, we may fail to attract enough new customers or retain our existing customers to the extent necessary to realize a sufficient return on our brand-building efforts, in which case our business, financial condition and results of operations could be materially harmed.

We may be unable to obtain additional capital when necessary or on terms that are acceptable to us.

Since our inception, we have used significant amounts of cash in our operations and in investing activities. As of September 30, 2015, we had a cash balance of approximately $1.968 million. We used cash in operations of approximately $4.2 million for the nine months ended September 30, 2015, net cash provided by operations was approximately $1.6 million for the year ended December 31, 2014, cash used in operations was $1.9 million for the year ended December 31, 2013, $0.7 million for the year ended December 31, 2012, $1.5 million for the year ended December 31, 2011, $4.8 million for the year ended December 31, 2010, $5.3 million for the year ended December 31, 2009, $8.4 million for the year ended December 31, 2008, $5.5 million for the year ended December 31, 2007, approximately $6.5 million for the year ended December 31, 2006, $1.2 million for the year ended December 31, 2005, and approximately $0.5 million for the period from our inception on January 27, 2004 through December 31, 2004.

We expect that we will need significant additional cash resources to operate and expand our business in the future. Our future capital requirements will depend on many factors, including our ability to maintain our existing cost structure and return on sales, and execute our business and strategic plans as currently conceived. If these resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities would result in additional dilution to our stockholders. Additional indebtedness would result in debt service obligations and could result in operating and financing covenants that would restrict our operations. In addition, financing might be unavailable in amounts or on terms acceptable to us, if at all.

We are substantially dependent on our InsPro Enterprise software application.

We derive virtually all of our revenue from software license and maintenance revenue attributable to our InsPro Enterprise software application. Accordingly, our future results depend on continued market acceptance of InsPro Enterprise, and any factor adversely affecting the market for InsPro Enterprise could have a material adverse effect on our business, financial condition and operating results.

We may be unsuccessful in attracting or retaining key technology, sales, marketing and other personnel or in retaining the members of our senior management team.

The success of our business is dependent on our ability to attract and retain highly skilled managers and sales and marketing personnel and to retain the members of our senior management team. Our inability to retain key personnel and attract additional qualified personnel could harm our development and results of operations.

We may be unable to sufficiently protect our intellectual property.

Our business and competitive positions are dependent on our ability to use and protect our proprietary technologies. Our patent applications may not protect our technologies because, among other things:

•	there is no guarantee that any pending patent applications will result in issued patents;

•	we may develop additional proprietary technologies that are not patentable;

•	there is no guarantee that any patent issued to us will provide us with any competitive advantage;

•	there is no guarantee that any patents issued to us will not be challenged, circumvented or invalidated by third parties; and

•	there is no guarantee that any patents previously issued to others or issued in the future will not have an adverse effect on our ability to do business.

In addition, if we are unable to protect and control unpatented trade secrets, know-how and other technological innovation, we may suffer competitive harm. We also rely on trade secrets, know-how and technologies that are not protected by patents to maintain our competitive position. Trade secrets are difficult to protect. To maintain the confidentiality of trade secrets and proprietary information, we generally seek to enter into confidentiality agreements with our employees, consultants and collaborators upon the commencement of a relationship with us. However, we at times do not obtain these agreements, nor can we guarantee that these agreements will provide meaningful protection, that these agreements will not be breached or that we will have an adequate remedy for any such breach. In addition, adequate remedies may not exist in the event of unauthorized use or disclosure of this information. Others may have developed, or may develop in the future, substantially similar or superior know-how and technologies. The loss or exposure of our trade secrets, know-how and other proprietary information, or independent development of similar or superior know-how, could harm our business, financial condition and results of operations.

We may become subject to intellectual property rights claims in the future, which are extremely costly to defend, could require us to pay significant damages and could limit our ability to use the affected technologies.

Our commercial success will depend in part on not infringing the patents or proprietary rights of third parties. Third parties could bring legal actions against us claiming damages and seeking to enjoin us from using any technology found to be in violation of a third party’s rights. If we become involved in any litigation, it could consume a substantial portion of our resources, regardless of the outcome of the litigation. If any of these actions are successful, in addition to any potential liability for damages, we could be required to obtain a license to continue to use the affected technology, in which case we may be required to pay substantial fees. There can be no assurance that any such license will be available on acceptable terms or at all.

If we are unable to satisfy regulatory requirements relating to internal controls, or if our internal controls over financial reporting are not effective, our stock price could decline.

As directed by Section 404 of the Sarbanes-Oxley Act of 2002, the Securities and Exchange Commission (the “Commission”), adopted rules requiring public companies to include a report of management on the company’s internal controls over financial reporting in their annual reports required by Section 13(a) of the Exchange Act. In addition, the public accounting firm auditing the company’s financial statements must attest to and report on management’s assessment of the effectiveness of the company’s internal controls over financial reporting. Ensuring that we have adequate internal financial and accounting controls and procedures in place to help ensure that we can produce accurate financial statements on a timely basis is a costly and time-consuming effort that needs to be re-evaluated frequently. Any failure to maintain the adequacy of our internal controls, or the resulting inability to produce accurate financial statements on a timely basis, could increase our operating costs and harm our ability to operate our business. In addition, investor perception that our internal controls are inadequate or that we are unable to produce accurate financial statements on a consistent basis may adversely affect our stock price.

We may be unable to manage our growth effectively.

Our ability to compete effectively and to manage our future growth, if any, requires us to:

•	continue to improve our financial and management controls and reporting systems and procedures to support the proposed expansion of our business operations; and

•	locate or hire, at reasonable compensation rates, qualified personnel and other employees necessary to expand our capacity in order to accommodate the proposed expansion of our business operations.

We may be unable to find or complete strategic acquisitions of complementary businesses or technologies or to integrate acquired businesses or technologies.

Our business strategy includes, among other things, achieving growth through the acquisition and integration into our business of complementary businesses or technologies. We may be unable to find additional complementary businesses or technologies to acquire. Future acquisitions may result in substantial per share financial dilution of our common stock from the issuance of equity securities. Completion of future acquisitions also would expose us to potential risks, including risks associated with:

•	the assimilation of new operations, technologies and personnel;

•	unforeseen or hidden liabilities or other unanticipated events or circumstances;

•	the diversion of resources from our existing business;

•	the inability to generate sufficient revenue to offset the costs and expenses of acquisitions, which may result in the impairment of assets acquired through acquisitions; and

•	the potential loss of, or harm to, relationships with our employees and customers as a result of the integration of new businesses.

Our operating results may fluctuate as a result of factors beyond our control.

Our operating results may fluctuate significantly in the future as a result of a variety of factors, many of which are beyond our control. These factors include, but are not limited to:

•	capital expenditures for the development of our technologies;

•	marketing and promotional activities and other costs;

•	changes in operating expenses;

•	increased competition in our market; and

•	other general economic and seasonal factors.

Our business may be materially adversely impacted by U.S. and global market and economic conditions, particularly adverse conditions in the insurance industry.

For the foreseeable future, we expect to continue to derive most of our revenue from products and services we provide to the insurance industry. Given the concentration of our business activities in the insurance industry, we may be particularly exposed to economic downturns in this industry. U.S. and global market and economic conditions have been, and continue to be, disrupted and volatile. A poor economic environment could result in significant decreases in demand for our products or could present difficulties in collecting accounts receivables from our customers due to their deteriorating financial condition. Our existing customers may be acquired by or merged into other institutions that use our competitors or decide to terminate their relationships with us for other reasons. As a result, our sales could decline if an existing customer is merged with or acquired by another company or closed. All of these conditions could adversely affect our operating results and financial position.

We may not be able to secure additional financing to support capital requirements when needed.

We may need to raise additional funds in the future in order to fund more aggressive promotion or more rapid market penetration, to develop new or enhanced products, to respond to competitive pressures, to make acquisitions or for other purposes. Any required additional financing may not be available on terms favorable to us, or at all, particularly in light of current conditions in the credit markets. If adequate funds are not available on acceptable terms, we may be unable to meet our strategic business objectives or compete effectively, and the future growth of our business could be adversely impacted. If additional funds are raised by our issuing equity securities, stockholders may experience dilution of their ownership and economic interests, and the newly issued securities may have rights superior to those of our common stock. If additional funds are raised by our issuing debt, we may be subject to significant market risks related to interest rates, and operating risks regarding limitations on our activities.

The markets for our products are highly competitive and are likely to become more competitive, and our competitors may be able to respond more quickly to new or emerging technology and changes in customer requirements.

Our insurance software business experiences competition from certain large hardware suppliers that sell systems and system components to independent agencies and from small independent developers and suppliers of software, who sometimes work in concert with hardware vendors to supply systems to independent agencies. Pricing strategies and new product introductions and other pressures from existing or emerging competitors could result in a loss of customers or a rate of increase or decrease in prices for our services different than past experience.

Some of our current competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial and marketing resources than we do.

If we infringe on the proprietary rights of others, our business operations may be disrupted, and any related litigation could be time consuming and costly.

Third parties may claim that we have violated their intellectual property rights. Any of these claims, with or without merit, could subject us to costly litigation and divert the attention of key personnel. To the extent that we violate a patent or other intellectual property right of a third party, we may be prevented from operating our business as planned, and we may be required to pay damages, to obtain a license, if available, to use the right or to use a non-infringing method, if possible, to accomplish our objectives. The cost of such activity could have a material adverse effect on our business.

If a third party infringes on our proprietary rights, our business operations may be disrupted, and any related litigation could be time consuming and costly.

We rely on a combination of trademark, copyright and trade secret laws in the United States and other jurisdictions as well as confidentiality procedures and contractual provisions to protect our proprietary technology and our brand.

We may be unable to compete successfully against new and existing competitors.

We operate in a highly competitive market with few barriers to entry. We expect that competition will continue to intensify. Some of our competitors are more established than we are, and have significantly greater financial, technical, marketing and other resources than we do. In addition, many of our current and potential competitors can devote substantially greater resources than we can to promotion, website development and systems development. Many of our competitors have greater name recognition and a larger customer base than we do. These competitors may be able to respond more quickly to new or changing opportunities and customer requirements.

Technology and customer requirements evolve rapidly in our industry, and if we do not continue to develop new products and enhance our existing products in response to these changes, our business could be harmed.

Ongoing enhancements to our products will be required to enable us to maintain our competitive position. We may not be successful in developing and marketing enhancements to our products on a timely basis, and any enhancements we develop may not adequately address the changing needs of the marketplace. Overlaying the risks associated with our existing products and enhancements are ongoing technological developments and rapid changes in customer requirements. Our future success will depend upon our ability to develop and introduce in a timely manner new products or upgrades to our existing products that take advantage of technological advances and respond to new customer requirements. The development of new products is increasingly complex and uncertain, which increases the risk of delays. We may not be successful in developing new or updated products incorporating new technology on a timely basis, and any new products may not adequately address the changing needs of the marketplace. Failure to develop new products and product enhancements that meet market needs in a timely manner could have a material adverse effect on our business, financial condition and operating results.

Risks Relating to our Common Stock

Sales of substantial amounts of our common stock in the public market could depress the market price of our common stock.

Our common stock currently is quoted on the OTCBB, which is a limited and illiquid market. If our stockholders sell substantial amounts of our common stock in the public market, including the shares being registered under this registration statement and shares issuable upon the exercise of outstanding warrants and options, or the market perceives that such sales may occur, the market price of our common stock could fall and we may be unable to sell our common stock in the future.

Our common stock may experience extreme price and volume fluctuations, which could lead to costly litigation for us and make an investment in us less appealing.

The market price of our common stock may fluctuate substantially due to a variety of factors, including:

•	our business strategy and plans;

•	changing factors related to doing business in various jurisdictions within the United States;

•	new regulatory pronouncements and changes in regulatory guidelines and timing of regulatory approvals;

•	general and industry-specific economic conditions;

•	additions to or departures of our key personnel;

•	variations in our quarterly financial and operating results;

•	changes in market valuations of other companies that operate in our business segments or in our industry;

•	lack of adequate trading liquidity;

•	announcements about our business partners;

•	changes in accounting principles; and

•	general market conditions.

The market prices of the securities of early-stage companies, particularly companies like ours without consistent product revenues and earnings, have been highly volatile and are likely to remain highly volatile in the future. This volatility has often been unrelated to the operating performance of particular companies. In the past, companies that experience volatility in the market price of their securities have often faced securities class action litigation. Whether or not meritorious, litigation brought against us could result in substantial costs, divert our management’s attention and resources and harm our financial condition and results of operations.

Our directors, executive officers and entities affiliated with them beneficially own a substantial number of shares of our common stock, which gives them significant control over certain major decisions.

As of December 30, 2015, our executive officers and directors and entities affiliated with them beneficially owned, in the aggregate, approximately 86.9% of our outstanding shares of common stock, 98.6% of our outstanding shares of Series A Convertible Preferred Stock and 55.3% of our outstanding shares of Series B Convertible Preferred Stock, based on a total of 41,543,655 shares of common stock, 1,276,750 shares of Series A Convertible Preferred Stock and 5,305,852 shares of Series B Convertible Preferred Stock outstanding. These executive officers, directors and their affiliates may have different interests than you. For example, they could act to delay or prevent a change of control of us, even if such a change of control would benefit our other stockholders, could prevent or frustrate attempts to replace or remove current management or could pursue strategies that are different from the wishes of other investors. This significant concentration of stock ownership may adversely affect the trading price of our common stock due to investors’ perception that conflicts of interest may exist or arise.

Transactions in which a privately-held company merges into a largely inactive company with publicly traded stock are generally closely scrutinized by the Commission and we may encounter difficulties or delays in obtaining future regulatory approvals.

Historically, the Commission and Nasdaq and securities exchanges have disfavored transactions in which a privately-held company merges into a largely inactive company with publicly traded stock, and there is a significant risk that we may encounter difficulties in obtaining the regulatory approvals necessary to conduct future financing or acquisition transactions, or to eventually achieve our common stock being quoted on Nasdaq or listed on a securities exchange. Effective August 22, 2005, the Commission adopted rules dealing with private company mergers into dormant or inactive public companies. As a result, it is likely that we will be scrutinized carefully by the Commission and possibly by the Financial Industry Regulatory Authority (“FINRA”) or Nasdaq or a national securities exchange, which could result in difficulties or delays in achieving Commission clearance of any future registration statements or other Commission filings that we may pursue, in attracting FINRA-member broker-dealers to serve as market-makers in our stock, or in achieving admission to Nasdaq or a national securities exchange. As a result, our financial condition and the value and liquidity of our shares may be negatively impacted.

As a stock quoted on the OTCBB, our common stock, which is deemed to be “penny stock,” currently has limited liquidity.

Holders of shares of our common stock, which are quoted on the OTCBB, may find that the liquidity of our common stock is impaired as compared with the liquidity of securities listed on Nasdaq or one of the national or regional exchanges in the United States. This impairment of liquidity may result from reduced coverage of us by security analysts and news media and lower prices for our common stock than may otherwise be attained. In addition, our common stock is deemed to be “penny stock,” as that term is defined in rules under the Exchange Act. Penny stocks generally are equity securities that are not registered on certain national securities exchanges or quoted by Nasdaq and have a price per share of less than $5.00. Penny stock may be difficult for investors to resell. Federal rules and regulations impose additional sales practice requirements on broker-dealers who sell the stock to persons other than established customers and accredited investors. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of these securities and obtain the purchaser’s written consent to the transaction prior to the sale. Prior to the sale, broker-dealers must also deliver to the potential purchaser a disclosure schedule prescribed by the Commission, describing the penny stock market and disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, broker-dealers must deliver to penny stock investors monthly statements disclosing recent price information for penny stocks held in the account and information on the limited market in penny stocks. These additional requirements restrict the ability of broker-dealers to sell our common stock and make it more difficult for investors to dispose of our common stock in the secondary market and may also adversely affect the price of our common stock.

THE RIGHTS OFFERING

The Subscription Rights

We are distributing, at no charge to the holders of our capital stock, non-transferable subscription rights to subscribe for units, which we refer to throughout this prospectus as Units, consisting of 80 shares of our Series B Convertible Preferred Stock and a warrant to purchase 800 shares of our common stock at an exercise price of $0.15 per share. Our stockholders will receive one subscription right for every 16,615 shares of our common stock, 831 shares of Series A Convertible Preferred Stock and 830 shares of Series B Convertible Preferred Stock held of record as of 5:00 p.m., New York City time, on January 31, 2016, the record date. Pursuant to the terms of this offering, the rights may only be exercised for a maximum of 10,415 Units, or approximately $2.5 million of gross subscription proceeds.

Each subscription right entitles the holder to a basic subscription right and an over-subscription privilege.

Residents of the States of Arizona and California are not eligible to participate in the rights offering and subscriptions from residents of the States of Arizona and California will not be accepted.

Basic Subscription Right. With your basic subscription right, you may purchase one Unit, consisting of 80 shares of our Series B Convertible Preferred Stock and a warrant to purchase 800 additional shares of our common stock that expires on November 20, 2017 at an exercise price of $0.15 per share, subject to delivery of the required documents and payment of the subscription price of $240.00 per Unit, prior to the expiration of the rights offering. You may exercise all or a portion of your basic subscription right, or you may choose not to exercise any of your subscription rights. If you do not exercise your basic subscription rights in full, you will not be entitled to purchase any shares under your over-subscription privilege. There is no minimum number of Units you must purchase, but you may not purchase fractional Units. When determining the number of subscription rights you will receive, divide the number of shares of our common stock you own by 16,615, the number of shares of Series A Convertible Preferred Stock you own by 831, and the number of shares of Series B Preferred Stock you own by 830, and round down the sum of those amounts to the next whole number. For example, if you own 100,000 shares of our common stock, 10,000 shares of our Series A Convertible Preferred Stock and 10,000 shares of our Series B Convertible Preferred Stock, you will receive 30 subscription rights (100,000 shares of common stock divided by 16,615 = 6.02, 10,000 shares of Series A Convertible Preferred Stock divided by 831 = 12.04, 10,000 shares of Series B Convertible Preferred Stock divided by 830 = 12.04, which sum = 30.10, rounded down to 30 subscription rights, the next whole number), which will entitle you to subscribe for up to 30 Units under your basic subscription privilege.

Any excess subscription payments received by us will be returned, without interest, as soon as practicable following the expiration of the rights offering.

We will deliver certificates representing shares of our Series B Convertible Preferred Stock and warrants or credit your account at your record holder with shares of our Series B Convertible Preferred Stock and warrants that you purchased with the basic subscription rights as soon as practicable after the rights offering has expired.

Over-Subscription Privilege. If you purchase all of the Units available to you pursuant to your basic subscription right, you may also choose to purchase a portion of any Units that are not purchased by other stockholders through the exercise of their basic subscription rights. If sufficient Units are available, we will seek to honor the over-subscription requests in full. If, however, over-subscription requests exceed the number of Units available, we will allocate the available Units pro rata among the stockholders exercising the over-subscription privilege in proportion to the number of shares of capital stock owned by such stockholder on the record date, relative to the number of shares owned on the record date by all stockholders exercising the over-subscription privilege. If this pro rata allocation results in any stockholder receiving a greater number of Units than the stockholder subscribed for pursuant to the exercise of the over-subscription privilege, then such stockholder will be allocated only that number of Units for which the stockholder oversubscribed, and the remaining Units will be allocated among all other stockholders exercising the over-subscription privilege on the same pro rata basis described above. The proration process will be repeated until all Units have been allocated.

In order to properly exercise your over-subscription privilege, you must deliver the subscription payment related to your over-subscription privilege prior to the expiration of the rights offering. Because we will not know the total number of unsubscribed Units prior to the expiration of the rights offering, if you wish to maximize the number of Units you purchase pursuant to your over-subscription privilege, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of Units that may be available to you (i.e., for the maximum number of Units available to you, assuming you exercise all of your basic subscription right and are allotted the full amount of your over-subscription without reduction).

We can provide no assurances that you will actually be entitled to purchase the number of Units issuable upon the exercise of your over-subscription right in full at the expiration of the rights offering. We will not be able to satisfy any orders for Units pursuant to the over-subscription privilege if all of our stockholders exercise their basic subscription rights in full, and we will only honor an over-subscription privilege to the extent sufficient Units are available following the exercise of subscription rights pursuant to the basic subscription rights.

To the extent the aggregate subscription price of the actual number of unsubscribed Units available to you pursuant to the over-subscription privilege is less than the amount you actually paid in connection with the exercise of the over-subscription privilege, you will be allocated only the number of unsubscribed Units available to you, and any excess subscription payments will be returned to you, without interest or penalty, as soon as practicable.

To the extent the amount you actually paid in connection with the exercise of the over-subscription privilege is less than the aggregate subscription price of the maximum number of unsubscribed Units available to you pursuant to the over-subscription privilege, you will be allocated the number of unsubscribed Units for which you actually paid in connection with the over-subscription privilege and subject to the elimination of any fractional Units.

Any excess subscription payments received by us will be returned, without interest or penalty, as soon as practicable.

We will deliver certificates representing shares of our of Series B Convertible Preferred Stock and warrants or credit the account of your record holder with shares of our of Series B Convertible Preferred Stock and warrants that you purchased with the over-subscription privilege as soon as practicable after the expiration of the rights offering.

Reasons for the Rights Offering

We are engaging in the rights offering to give all of the holders of our capital stock the opportunity to participate in an equity investment in InsPro Technologies Corporation on substantially the same economic terms as our last private placement in October 2015 and to raise capital to improve our overall capital position. Our board of directors has chosen to raise capital through a rights offering to give our stockholders the best opportunity to limit ownership dilution by participating in the rights offering on a pro-rata basis. In addition, this rights offering, including the composition and price of the Unit, was designed to give all of the holders of our capital stock the opportunity to participate in an equity investment in InsPro Technologies Corporation on substantially the same economic terms as our last private placement in October 2015.

Effect of Rights Offering on Existing Stockholders

The ownership interests and voting interests of the existing stockholders that do not exercise their basic subscription privileges will be diluted. See “Questions and Answers Related to the Rights Offering.”

Method of Exercising Subscription Rights

The exercise of subscription rights is irrevocable and may not be cancelled or modified. You may exercise your subscription rights as follows:

Subscription by Registered Holders. If you hold an InsPro Technologies Corporation stock certificate, the number of Units you may purchase pursuant to your basic subscription right is indicated on the enclosed rights certificate. You may exercise your subscription rights by properly completing and executing the rights certificate and forwarding it, together with your full payment, to us at the address set forth below under “— Delivery of Subscription Payments,” to be received prior to 5:00 p.m., Eastern Time, on March 14, 2016.

Subscription by Beneficial Owners. If you are a beneficial owner of shares of our capital stock that are registered in the name of a broker, custodian bank or other nominee, you will not receive a rights certificate. Instead, the DTC will issue one subscription right to the nominee record holder for each 16,615 shares of our common stock, 831 shares of Series A Convertible Preferred Stock and 830 shares of Series B Convertible Preferred Stock that you own at the record date. If you are not contacted by your nominee, you should promptly contact your nominee in order to subscribe for Units in the rights offering.

Payment Method

Payments must be made in full in U.S. currency by:

•	check or bank draft payable to InsPro Technologies Corporation, drawn upon a U.S. bank; or

•	wire transfer of immediately available funds to an account maintained by InsPro Technologies Corporation for purposes of this rights offering.

Payment received after the expiration of the rights offering will not be honored, and we will return your payment to you, without interest, as soon as practicable. We will be deemed to receive payment upon:

•	clearance of any uncertified check deposited by us into our account designated for the rights offering;

•	receipt by us of any certified check or bank draft, drawn upon a U.S. bank; or

•	receipt of collected funds in our account designated for the rights offering.

If you elect to exercise your subscription rights, we urge you to consider using a certified or cashier’s check, money order or wire transfer of funds to ensure that we receive your funds prior to the expiration of the rights offering. If you send an uncertified check, payment will not be deemed to have been received by us until the check has cleared. If you send a certified check or bank draft, drawn upon a U.S. bank, or wire or transfer funds directly to our account, payment will be deemed to have been received by us immediately upon receipt of such instruments or wire transfer.

Any personal check used to pay for Units must clear the appropriate financial institutions prior to 5:00 p.m., Eastern Time, on March 14, 2016, which is the expiration of the rights offering. The clearinghouse may require five or more business days. Accordingly, holders that wish to pay the subscription price by means of an uncertified personal check are urged to make payment sufficiently in advance of the expiration of the rights offering to ensure such payment is received and clears by such date.

You should read the instruction letter accompanying the rights certificate carefully and strictly follow it. We will not consider your subscription received until we have received delivery of a properly completed and duly executed rights certificate and payment of the full subscription amount. The risk of delivery of all documents and payments is borne by you or your nominee, not by InsPro Technologies Corporation.

The method of delivery of rights certificates and payment of the subscription amount to us will be at the risk of the holders of subscription rights. If sent by mail, we recommend that you send those certificates and payments by overnight courier or by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to us and clearance of payment prior to the expiration of the rights offering.

Unless a rights certificate provides that the shares of preferred stock and the warrants are to be delivered to the record holder of such rights or such certificate is submitted for the account of a bank or a broker, signatures on such rights certificate must be guaranteed by an “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 of the Exchange Act.

Medallion Guarantee May Be Required

Your signature on your rights certificate must be guaranteed by an eligible institution, such as a member firm of a registered national securities exchange or a member of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company having an office or correspondent in the United States, unless:

•	you provide on the rights certificate that shares and warrants are to be delivered to you as record holder of those subscription rights; or

•	you are an eligible institution.

Missing or Incomplete Subscription Information

If you hold your shares of capital stock in the name of a custodian bank, broker, dealer or other nominee, the nominee will exercise the subscription rights on your behalf in accordance with your instructions. Your nominee may establish a deadline that may be before the 5:00 p.m., Eastern Time March 14, 2016 expiration date that we have established for the rights offering. If you send a payment that is insufficient to purchase the number of Units you requested, or if the number of Units you requested is not specified in the forms, the payment received will be applied to exercise your subscription rights to the fullest extent possible based on the amount of the payment received, subject to the availability of Units under the over-subscription privilege and the elimination of fractional Units. Any excess subscription payments received by us will be returned, without interest, as soon as practicable following the expiration of the rights offering.

Expiration Date and Cancellation Rights

The subscription period, during which you may exercise your subscription rights, expires at 5:00 p.m., Eastern Time, on March 14, 2016, which is the expiration of the rights offering. If you do not exercise your subscription rights prior to that time, your subscription rights will expire and will no longer be exercisable. We will not be required to issue shares of our Series B Convertible Preferred Stock or warrants to you if we receive your rights certificate or your subscription payment after that time. We have the option to extend the rights offering without notice to you, although we do not presently intend to do so. We may extend the expiration of the rights offering at any time prior to the scheduled expiration of the rights offering. If we elect to extend the expiration of the rights offering, we will issue a press release announcing such extension no later than 9:00 a.m., Eastern Time, on the next business day after the most recently announced expiration of the rights offering. We reserve the right to amend or modify the terms of the rights offering.

If you hold your shares of capital stock in the name of a broker, dealer, custodian bank or other nominee, the nominee will exercise the subscription rights on your behalf in accordance with your instructions. Please note that the nominee may establish a deadline that may be before the 5:00 p.m., Eastern Time, March 14, 2016, expiration date that we have established for the rights offering.

We may cancel the rights offering at any time for any reason prior to the time the rights offering expires. If we cancel the rights offering, we will issue a press release notifying stockholders of the cancellation and all subscription payments received by us will be returned, without interest or penalty, as soon as practicable.

Determination of Subscription Price

The $240.00 per Unit subscription price was determined by our board of directors based on the per share value of the Series B Convertible Preferred Stock and warrants (considered in the aggregate) purchased by investors in our last private placement in October 2015. In October 2015, we sold units, consisting of one share of our Series B Convertible Preferred Stock (each share of which is convertible, at the sole option of the holder, into 20 shares of our common stock) and a warrant to purchase 10 shares of our common stock that expires on November 20, 2017, at a per unit price of $3.00. We sold a total of 333,333 units in that offering for an aggregate purchase price of $999,999.

In determining the subscription price, our board of directors considered the overall economic value offered to investors in InsPro Technologies Corporation in the last private placement. If an investor had invested in the last private placement, for every $240.00 invested, such investor would have received 80 shares of Series B Convertible Preferred Stock and warrants to purchase 800 additional shares of our common stock at an exercise price of $0.15 per share. As a result, the Units offered in this rights offering consist of 80 shares of our Series B Convertible Preferred Stock and a warrant to purchase 800 shares of our common stock at a price per Unit of $240.00.

We did not seek or obtain an opinion of financial advisors in establishing the subscription price. The subscription price will not necessarily be related to our book value, tangible book value, net worth or any other established criteria of fair value.

There is currently no market for our shares of Series B Convertible Preferred Stock and, unless you choose to convert any shares of preferred stock you purchase in this offering into shares of common stock, you will not be able to re-sell such shares. We urge you to obtain a current quote for our common stock and perform an independent assessment of our Series B Convertible Preferred Stock and warrants before exercising your subscription rights and to make your own assessment of our business and financial condition, our prospects for the future, and the terms of this rights offering.

Terms of Series B Convertible Preferred Stock

Each share of Series B Convertible Preferred Stock offered in this rights offering is convertible, at the sole discretion of each holder of preferred stock, into 20 shares of common stock, subject to certain adjustments. The holders of shares of our Series B Convertible Preferred Stock are entitled to vote, with respect to any question upon which holders of our common stock are entitled to vote, together with the holders of common stock as one class on an as-converted basis. At such time, if at all, as our board of directors declares a dividend or distribution on the common stock, the holders of preferred stock shall be entitled to receive, for each share of Series B Convertible Preferred Stock held by them, a dividend or distribution in an amount equal to what such holder of preferred stock would receive if their shares were converted into shares of common stock. We do not currently intend to pay any cash dividends to the holders of shares of our common stock.

In addition, upon the liquidation, sale or merger of InsPro Technologies Corporation, each share of our Series B Convertible Preferred Stock is entitled to receive an amount equal to the greater of (i) a liquidation preference equal to the preferred stock original issue price, subject to certain customary adjustments, or (ii) the amount such preferred stock would receive if it participated pari passu with the holders of our common stock on an as-converted basis. For so long as any shares of Series B Convertible Preferred Stock are outstanding, the vote or consent of the holders of at least two-thirds of the shares of preferred stock is required to approve (i) any amendment to our certificate of incorporation or bylaws that would adversely alter the voting powers, preferences or special rights of the Series B Convertible Preferred Stock or (ii) any amendment to our certificate of incorporation to create any shares of capital stock that rank senior to the Series B Convertible Preferred Stock. In addition to the voting rights described above, for so long as 1,000,000 shares of Series B Convertible Preferred Stock are outstanding, the vote or consent of the holders of at least two-thirds of the preferred stock is required to effect or validate any merger, sale of substantially all of the assets of InsPro Technologies Corporation or other fundamental transaction, unless such transaction, when consummated, will provide the holders of preferred stock with an amount per share equal to the preferred stock original issue price plus any declared but unpaid dividends.

Terms of Warrants

The warrants that we are offering in this rights offering are in substantially similar form to those warrants purchased by our investors in the last private placement in October 2015. Each warrant issued as a component of the Units will be a warrant to purchase 800 shares of our common stock that expires on November 20, 2017 at an exercise price of $0.15 per share, subject to our right to call the warrant under certain conditions.

Withdrawal, Amendment and Termination

We reserve the right to withdraw the rights offering at any time for any reason. We also may amend or terminate the rights offering at any time before its completion if our board of directors decides to do so in its sole discretion. If we terminate the rights offering, all affected subscription rights will expire without value, and all excess subscription payments received by us will be returned, without interest, as soon as practicable.

Delivery of Subscription Payments

The address to which rights certificates and payments, other than wire transfers, should be mailed or delivered is provided below. If sent by mail, we recommend that you send documents and payments by overnight courier or by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery.

InsPro Technologies Corporation

150 N. Radnor-Chester Rd.

Suite B-101

Radnor, PA 19087

Attn: Francis L. Gillan III

If you deliver subscription documents or rights certificates in a manner different than that described in this prospectus, we may not honor the exercise of your subscription rights.

If you have any questions regarding completing a rights certificate, submitting payment in the rights offering, or questions or requests regarding InsPro Technologies Corporation or the rights offering in general, please call Francis L. Gillan III, at (484) 654-2200. You may also contact us with questions by electronic mail at rightsoffering@inspro.com.

Fees and Expenses

We will pay the fees and expenses of collecting the subscription payments and distributing the share certificates and warrants associated with the Units. You are responsible for paying any other commissions, fees, taxes or other expenses that you may incur in connection with the exercise of your subscription rights.

No Fractional Shares

All Units will be sold at a purchase price of $240.00 per Unit. We will not issue fractional Units. Fractional Units resulting from the exercise of the basic subscription rights and the over-subscription privileges will be eliminated by rounding down to the nearest whole Unit. Any excess subscription payments received by us will be returned, without interest, as soon as practicable.

Notice to Nominees

If you are a broker, custodian bank or other nominee holder that holds shares of our capital stock for the account of others on the record date, you should notify the beneficial owners of the shares for whom you are the nominee of the rights offering as soon as possible to learn their intentions with respect to exercising their subscription rights. You should obtain instructions from the beneficial owners of our capital stock. If a registered holder of our capital stock so instructs, you should complete the rights certificate and submit it to us with the proper subscription payment by the expiration date. You may exercise the number of subscription rights to which all beneficial owners in the aggregate otherwise would have been entitled had they been direct holders of our capital stock on the record date, provided that you, as a nominee record holder, make a proper showing to us by submitting the form entitled “Nominee Holder Certification,” which is provided with your rights offering materials. If you did not receive this form, you should contact us to request a copy.

Beneficial Owners

If you are a beneficial owner of shares of our capital stock and will receive your subscription rights through a broker, custodian bank or other nominee, we will ask your nominee to notify you of the rights offering. If you wish to exercise your subscription rights, you will need to have your nominee act for you, as described above. To indicate your decision with respect to your subscription rights, you should follow the instructions of your nominee. If you wish instead to obtain a separate rights certificate, you should contact your nominee as soon as possible and request that a rights certificate be issued to you. You should contact your nominee if you do not receive notice of the rights offering, but you believe you are entitled to participate in the rights offering. We are not responsible if you do not receive the notice by mail or otherwise from your nominee or if you receive notice without sufficient time to respond to your nominee by the deadline established by your nominee, which may be before the 5:00 p.m., Eastern Time, March 14, 2016, expiration date.

Non-Transferability of Subscription Rights

The subscription rights granted to you are non-transferable and, therefore, you may not sell, transfer or assign your subscription rights to anyone. We will not be listing shares of our Series B Convertible Preferred Stock, the warrants or the subscription rights for trading on OTCBB or any other stock exchange or market.

Validity of Subscriptions

We will resolve all questions regarding the validity and form of the exercise of your subscription rights, including time of receipt and eligibility to participate in the rights offering. Our determination will be final and binding. Once made, subscriptions and directions are irrevocable, and we will not accept any alternative, conditional or contingent subscriptions or directions. We reserve the absolute right to reject any subscriptions or directions not properly submitted or the acceptance of which would be unlawful. You must resolve any irregularities in connection with your subscriptions before the subscription period expires, unless waived by us in our sole discretion. We shall not be under any duty to notify you or your representative of defects in your subscriptions. A subscription will be considered accepted, subject to our right to withdraw or terminate the rights offering, only when a properly completed and duly executed rights certificate and any other required documents and the full subscription payment have been received by us. Our interpretations of the terms and conditions of the rights offering will be final and binding.

Escrow Arrangements; Return of Funds

We will hold funds received in payment for Units in a segregated account pending completion of the rights offering. We will hold this money in escrow until the rights offering is completed or is withdrawn and cancelled. If the rights offering is cancelled for any reason, all subscription payments received by us will be returned, without interest or penalty, as soon as practicable.

Stockholder Rights

You will have no rights as a holder of the shares of our Series B Convertible Preferred Stock you purchase in the rights offering until certificates representing the shares of our Series B Convertible Preferred Stock are issued to you.

No Revocation or Change

Once you submit the rights certificate or have instructed your nominee of your subscription request, you are not allowed to revoke or change the exercise or request a refund of monies paid. All exercises of subscription rights are irrevocable, even if you learn information about us that you consider to be unfavorable. You should not exercise your subscription rights unless you are certain that you wish to purchase Units at the subscription price.

Material U.S. Federal Income Tax Treatment of Rights Distribution

It is the opinion of our counsel, Morgan, Lewis & Bockius LLP, that you should not recognize income or loss upon receipt or exercise of these subscription rights to purchase shares of our Series B Convertible Preferred Stock and warrants for the reasons described below in “Material U.S. Federal Income Tax Considerations.”

No Recommendation to Rights Holders

Our board of directors is making no recommendation regarding your exercise of the subscription rights. Stockholders who exercise subscription rights risk investment loss on new money invested. You are urged to make your decision based on your own assessment of our business and financial condition, our prospects for the future and the terms of this rights offering. Please see “Risk Factors” for a discussion of some of the risks involved in investing in our common and preferred stock.

Shares of Our Series B Convertible Preferred Stock and Warrants Outstanding After the Rights Offering

As of December 30, 2015, 5,305,852 shares of our Series B Convertible Preferred Stock and warrants to purchase 25,084,730 shares of our common stock were issued and outstanding. Assuming no other transactions by us involving our Series B Convertible Preferred Stock or warrants, if the rights offering is fully subscribed through the exercise of the subscription rights, then an additional 833,200 shares of our Series B Convertible Preferred Stock and warrants to purchase 8,332,000 shares of our common stock will be issued and outstanding after the closing of the rights offering, for a total of 6,139,052 shares of Series B Convertible Preferred Stock and warrants to purchase 33,416,730 shares of common stock outstanding.

USE OF PROCEEDS

Although the actual amount will depend on participation in the rights offering, we expect that the net proceeds from the rights offering will be approximately $2.5 million. We intend to use the proceeds of the rights offering for general corporate and working capital purposes, including for the purpose of funding current operations, discontinued operations and future commitments. Obtaining funding through the rights offering will allow us additional timing flexibility before we need to raise funds through additional financings or other methods.

To the extent that we raise less than $2.5 million in net proceeds in the rights offering, we anticipate reducing the amounts of proceeds to be allocated to the foregoing uses on a pro rata basis.

DILUTION

Purchasers of Units in the rights offering (and upon exercise of the warrants issued pursuant to this rights offering) will experience an immediate dilution of the net tangible book value per share of our common stock. Our net tangible book value as of September 30, 2015 was approximately $(2,430,267), or $(0.0146) per share of our common stock (based upon 41,354,655 shares of our common stock outstanding, as adjusted for 25,535,000 shares of common stock underlying the 1,276,750 shares of our Series A Convertible Preferred Stock and the 99,450,380 shares of common stock underlying the 4,972,519 shares of our Series B Convertible Preferred Stock outstanding). Net tangible book value per share is equal to our total net tangible book value, which is our total tangible assets less our total liabilities, divided by the number of shares of our outstanding common stock. Dilution per share equals the difference between the amount per share of common stock paid by purchasers of Units in the rights offering and the net tangible book value per share of our common stock immediately after the rights offering.

Based on the aggregate offering of a maximum of 10,415 Units and after deducting estimated offering expenses payable by us of approximately $76,752, and the application of the estimated $2,422,848 of net proceeds from the rights offering, our pro forma net tangible book value as of September 30, 2015 would have been approximately $(7,418) or $(0.0000) per share. This represents an immediate increase in pro forma net tangible book value to existing stockholders of $0.0146 per share and an immediate dilution to purchasers in the rights offering of $0.146 per share.

The following table illustrates this per-share dilution (assuming a fully subscribed for rights offering of 10,415 Units at the subscription price of $240.00 per Unit but excluding any issuance of shares of common stock to holders of warrants):

Price per unit	$240.00
Net tangible book value per common share prior to the rights offering	$(0.0146)
Increase per common share attributable to the rights offering	$0.0146
Pro forma net tangible book value per common share after the rights offering	$(0.0000)
Dilution in net tangible book value per common share to purchasers	$0.1460

CAPITALIZATION

The following table sets forth our capitalization, cash and cash equivalents:

•	on an actual basis as of September 30, 2015; and

•	on a pro forma as adjusted basis to give effect to the sale of maximum of 10,415 Units in this rights offering (but excluding any issuance of shares of common stock to holders of warrants), assuming a subscription price of $240.00 per Unit, and our receipt of the net proceeds of $2,422,848 million from that sale after deducting estimated offering expenses payable by us.

This table should be read in conjunction with our “Management’s Discussion and Analysis or Plan of Operation” and our consolidated financial statements and the related notes included elsewhere in this prospectus.

	September 30, 2015
	(Unaudited)
		Pro Forma
	Actual	As Adjusted (1)
Cash	$1,968,421	$4,391,269
Total assets	$9,689,494	$12,112,342
Total liabilities	$12,119,761	$12,119,761
Net tangible book value	$(2,430,267)	$(7,419)
Total shareholders’ equity	$(2,430,267)	$(7,419)
Total liabilities and shareholders’ equity	$9,689,494	$12,112,342

(1) Assumes the rights offering is fully subscribed for, of which no assurances can be given.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.001 per share, and 20,000,000 shares of preferred stock, par value $0.001 per share, 3,437,500 of which are designated as Series A Convertible Preferred Stock and 11,000,000 of which are designated as Series B Convertible Preferred Stock. As of September 30, 2015, we had 1,276,750 shares of Series A Convertible Preferred Stock currently issued and outstanding and 380,000 shares of Series A Convertible Preferred Stock reserved for issuance underlying currently issued and outstanding warrants. As of September 30, 2015, we had 5,305,852 shares of Series B Convertible Preferred Stock currently issued and outstanding and 1,170,000 shares of Series B Convertible Preferred Stock reserved for issuance under currently issued and outstanding warrants. As of September 30, 2015, we had 41,543,655 shares of common stock issued and outstanding, 25,084,730 shares of common stock reserved for issuance underlying currently issued and outstanding warrants, 3,225,000 shares of common stock reserved for issuance underlying currently issued and outstanding options, and 25,771,980 shares of common stock reserved for issuance under certain of our existing equity compensation plans.

Common Stock

Holders of shares of our common shares are entitled to one vote per share on all matters to be voted upon by the stockholders and are not entitled to cumulative voting for the election of directors. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available therefore, subject to the rights of the preferred stockholders. We do not currently intend to pay any cash dividends to the holders of common stock. In the event that we liquidate, dissolve or wind up the Company, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the preferences of preferred stockholders. Our common stock has no preemptive, conversion or other subscription rights. There are no redemption or sinking fund provisions applicable to common shares.

Series A Convertible Preferred Stock

Each share of Series A Convertible Preferred Stock is convertible, at the sole discretion of each holder of Series A Convertible Preferred Stock, into 20 shares of common stock, subject to certain adjustments. The holders of shares of our Series A Convertible Preferred Stock are entitled to vote, with respect to any question upon which holders of our common stock are entitled to vote, together with the holders of common stock as one class on an as-converted basis. At such time, if any, as our board of directors declares a dividend or distribution on the common stock, the holders of Series A Convertible Preferred Stock shall be entitled to receive, for each share of Series A Convertible Preferred Stock held by them, a dividend or distribution in an amount equal to what such holder of Series A Convertible Preferred Stock would receive if their shares were converted into shares of common stock. We do not currently intend to pay any cash dividends to the holders of shares of our common stock.

In addition, upon the liquidation, sale or merger of InsPro Technologies Corporation, each share of our Series A Convertible Preferred Stock is entitled to receive an amount equal to the greater of (i) a liquidation preference equal to 2.5 times the Series A Convertible Preferred Stock original issue price, subject to certain customary adjustments, or (ii) the amount such preferred stock would receive if it participated pari passu with the holders of our common stock on an as-converted basis. For so long as any shares of Series A Convertible Preferred Stock are outstanding, the vote or consent of the holders of at least two-thirds of the shares of Series A Convertible Preferred Stock is required to approve (i) any amendment to our certificate of incorporation or bylaws that would adversely alter the voting powers, preferences or special rights of the Series A Convertible Preferred Stock or (ii) any amendment to our certificate of incorporation to create any shares of capital stock that rank senior to the Series A Convertible Preferred Stock. In addition to the voting rights described above, for so long as 1,000,000 shares of Series A Convertible Preferred Stock are outstanding, the vote or consent of the holders of at least two-thirds of the Series A Convertible Preferred Stock is required to effect or validate any merger, sale of substantially all of the assets of InsPro Technologies Corporation or other fundamental transaction, unless such transaction, when consummated, will provide the holders of Series A Convertible Preferred Stock with an amount per share equal to 2.5 times the Series A Convertible Preferred Stock original issue price.

In the event of (i) the sale of all or substantially all of the assets of InsPro Technologies Corporation, (ii) any tender offer or exchange pursuant to which the holders of a majority of common stock exchange such shares for other securities, cash or property or (iii) any reclassification of the common stock pursuant to which the shares of common stock are effectively converted or exchanges for other securities, cash or property, if we do not effect a dissolution within 90 days after such event, the holder of a majority of the shares of Series A Convertible Preferred Stock may require, within 120 days of such event, to redeem all outstanding shares of Series A Convertible Preferred Stock at a price per share equal to 2.5 times the Series A Convertible Preferred Stock original issue price, subject to certain customary adjustments.

Except as noted above our shares of Series A Convertible Preferred Stock have no other conversion, preemptive or other subscription rights. There are no sinking fund provisions applicable to preferred stock.

Series B Convertible Preferred Stock

Each share of Series B Convertible Preferred Stock is convertible, at the sole discretion of each holder of Series B Convertible Preferred Stock, into 20 shares of common stock, subject to certain adjustments. The holders of shares of our Series B Convertible Preferred Stock are entitled to vote, with respect to any question upon which holders of our common stock are entitled to vote, together with the holders of common stock as one class on an as-converted basis. At such time, if any, as our board of directors declares a dividend or distribution on the common stock, the holders of Series B Convertible Preferred Stock shall be entitled to receive, for each share of Series B Convertible Preferred Stock held by them, a dividend or distribution in an amount equal to what such holder of Series B Convertible Preferred Stock would receive if their shares were converted into shares of common stock. We do not currently intend to pay any cash dividends to the holders of shares of our common stock.

In addition, upon the liquidation, sale or merger of InsPro Technologies Corporation, each share of our Series B Convertible Preferred Stock is entitled to receive an amount equal to the greater of (i) a liquidation preference equal to the Series B Convertible Preferred Stock original issue price, subject to certain customary adjustments, or (ii) the amount such Series B Convertible Preferred Stock would receive if it participated pari passu with the holders of our common stock on an as-converted basis. For so long as any shares of Series B Convertible Preferred Stock are outstanding, the vote or consent of the holders of at least two-thirds of the shares of Series B Convertible Preferred Stock is required to approve (i) any amendment to our certificate of incorporation or bylaws that would adversely alter the voting powers, preferences or special rights of the Series B Convertible Preferred Stock or (ii) any amendment to our certificate of incorporation to create any shares of capital stock that rank senior to the Series B Convertible Preferred Stock. In addition to the voting rights described above, for so long as 1,000,000 shares of Series B Convertible Preferred Stock are outstanding, the vote or consent of the holders of at least two-thirds of the Series B Convertible Preferred Stock is required to effect or validate any merger, sale of substantially all of the assets of InsPro Technologies Corporation or other fundamental transaction, unless such transaction, when consummated, will provide the holders of Series B Convertible Preferred Stock with an amount per share equal to the Series B Convertible Preferred Stock original issue price, plus any declared but unpaid dividends.

Except as noted above our shares of Series B Convertible Preferred Stock have no other conversion, preemptive or other subscription rights. There are no sinking fund provisions applicable to Series B Convertible Preferred Stock.

Warrants

As of December 30, 2015, there were outstanding warrants to purchase up to 25,084,730 shares of our common stock at an exercise price per share of $0.15.

The warrants to be issued as part of the Units upon exercise of the subscription rights will contain substantially the same terms as the warrants issued to the investors in our October 2015 private placement. Each warrant issued as a component of the Units will be a warrant to purchase 800 shares of our common stock that expires on November 20, 2017 at an exercise price of $0.15 per share, subject to our right to call the warrant under certain conditions.

As of December 30, 2015, there were outstanding warrants to purchase up to 380,000 shares of our Series A Convertible Preferred Stock at an exercise price per share of $4.00.

As of December 30, 2015, there were outstanding warrants to purchase up to 1,250,000 shares of our Series B Convertible Preferred Stock at an exercise price per share of $3.00.

Prior to exercise, the warrants do not confer upon holders any voting or any other rights as a stockholder.

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock has been quoted on the OTCBB since December 6, 2010 under the symbol ITCC.OB and from December 13, 2005 until December 3, 2010 under the symbol HBDT.OB. Prior to December 13, 2005, there was no active market for our common stock.

The following table sets forth the high and low bid prices for our common stock for the periods indicated, as reported by the OTCBB. The prices state inter-dealer quotations, which do not include retail mark-ups, mark-downs or commissions. Such prices do not necessarily represent actual transactions.

	High	Low
2014:
First quarter, ended March 31, 2014	$0.13	$0.055
Second quarter, ended June 30, 2014	$0.049	$0.040
Third quarter, ended September 30, 2014	$0.099	$0.042
Fourth quarter, ended December 31, 2014	$0.065	$0.022

2015:
First quarter, ended March 31, 2015	$0.090	$0.040
Second quarter, ended June 30, 2015	$0.075	$0.030
Third quarter, ended September 30, 2015	$0.060	$0.030
Fourth quarter, through December 30, 2015	$0.0625	$0.015

2016:
First quarter, through January 31, 2016	$0.0400	$0.0316

Holders of Record

Based on information furnished by our transfer agent, as of December 30, 2015, we had approximately 109 holders of record of our common stock.

Dividends

We have not declared any cash dividends on our common stock during the last two fiscal years.

BUSINESS

Overview

We are a technology company that provides software applications for use by insurance administrators in the insurance industry. Our business focuses primarily on our InsPro Enterprise software application.

We acquired Atiam Technologies, L.P. on October 1, 2007. HBDC Acquisition, LLC, which changed its name to InsPro Technologies, LLC (“InsPro LLC”) on May 14, 2009, develops, sells and supports our InsPro Enterprise software application. InsPro Enterprise is a comprehensive, web-based insurance administration software application, which was introduced by Atiam Technologies, L.P. in 2004. InsPro Enterprise clients include insurance carriers and third party administrators. We market InsPro Enterprise as a licensed software application, and we realize revenue from the sale of the software licenses, application service provider fees, software maintenance fees and consulting and implementation services.

During 2005 through October 1, 2007 our operations were primarily that of our former Telesales and Insurint businesses. We effectively sold our former Telesales business in 2009 and our former Insurint business in 2010. Our former Telesales and Insurint businesses are now classified as part of our discontinued operations.

InsPro Enterprise

Product Evolution and Development

InsPro LLC and its predecessor, Systems Consulting Associates, Inc., or SCA, was founded in 1986 by Robert J. Oakes as a programming and consulting services company. In 1988, SCA entered into a long-term contract with Provident Mutual Insurance Company to develop, maintain, install, support and enhance IMACS, which was an insurance direct marketing and administration software system. IMACS was the precursor of InsPro Enterprise. InsPro LLC dedicated four years, from 2001 to 2005, to developing its principal product, InsPro Enterprise, which is a comprehensive, scalable and modular web-based insurance marketing, claims administration and policy servicing platform.

Product and Services

We offer InsPro Enterprise on both a licensed and an Application Service Provider (“ASP”) basis. InsPro is an insurance administration and marketing system that supports group and individual business lines, and efficiently processes agent, direct market, worksite and web site generated business.

During the nine months ended September 30, 2015, we earned $15,702,781 in revenue of which 24% was earned from Trustmark Insurance Company and 12% was earned from Cigna Corporate Services, LLC (a subsidiary of Cigna Corporation). During 2014, we earned $18,670,138 in revenue of which 22% was earned from Trustmark Insurance Company, 13% from Cigna Corporate Services, LLC, 12% from CHCS Services, Inc. (a subsidiary of Cap Gemini S.A.) and 11% from AGIA, Inc.

InsPro Enterprise incorporates a modular design, which enables the customer to purchase only the functionality needed, thus minimizing the customer’s implementation cost and time necessary to implement InsPro Enterprise. InsPro Enterprise can be rapidly tailored to the requirements of a wide range of customers from the largest insurance companies and marketing organizations to the smallest third party administrators, operating in environments ranging from a single server environment to the mainframe installations. InsPro Enterprise currently supports a wide range of insurance distribution channels, including the Internet, traditional direct marketing, agent-generated, individual and group plans, worksite and association-booked business, and supports underwritten as well as guaranteed issue insurance products including long term care, Medicare supplement, critical illness, long and short term disability, whole and term life, comprehensive major, hospital indemnity and accidental death and dismemberment.

An InsPro Enterprise software license entitles the purchaser to a perpetual license to a copy of the InsPro Enterprise software installed at a single client location, which may be used to drive a production and model office instance of the application. The ASP Hosting Service enables a client to lease InsPro Enterprise, paying only for that capacity required to support their business. ASP hosting clients access an instance of InsPro Enterprise installed on our servers located at InsPro LLC’s offices or at a third party’s site. The ASP Hosting Service can also enable a client to outsource their application management of their perpetually licensed InsPro Enterprise software to InsPro LLC.

Software maintenance fees apply to both licensed and ASP clients. Maintenance fees cover periodic updates to the application and the InsPro Enterprise Help Desk.

Consulting and implementation services are generally associated with the implementation of an InsPro Enterprise instance for either an ASP or licensed client, and cover such activity as InsPro Enterprise installation, configuration, modification of InsPro Enterprise functionality, client insurance plan set-up, client insurance document design and system documentation.

InsPro Enterprise software agreements with our clients often involve multiple elements. We allocate revenue to each element based on the relative fair value or the residual method, as applicable using vendor specific objective evidence to determine fair value, which is based on prices charged when the element is sold separately. Software revenue is recognized when persuasive evidence of an arrangement exists, the software is delivered in accordance with all terms and conditions of the customer contracts, the fee is fixed or determinable and collectability is probable. Maintenance revenue, which pertains to post-contract customer support including technical support and unspecified when-and-if available software upgrades, is recognized ratably over the maintenance agreement term. If fair value does not exist for any undelivered element, revenue is not recognized until the earlier of (i) delivery of such element or (ii) when fair value of the undelivered element is established, unless the undelivered element is a service, in which case revenue is recognized as the service is performed once the service is the only undelivered element.

Sales, Marketing and Operations

InsPro LLC markets its products and services directly to prospective insurance carriers and third party administrators via trade shows, advertising in industry publications and direct mail.

InsPro LLC also provides professional services to its clients, which include InsPro system implementation, legacy system migration to InsPro, InsPro application management, web development, InsPro help desk and 24x7 hosting service support.

Competition

The market for insurance policy administration systems and services is very competitive, rapidly evolving, highly fragmented and subject to technological change. Many of our competitors are more established than we are and have greater name recognition, a larger customer base and greater financial, technical and marketing resources than InsPro LLC.

InsPro LLC is focused on the group voluntary (workplace) life and health products, senior health, disability, affinity, long term care and association segments of the insurance industry. InsPro LLC competes with such concerns as Synnex Corporation (Genelco Software), Computer Sciences Corporation (FutureFirst), LifePro and Fiserv Inc. (ID3), as well as with such smaller enterprises as Management Data, Inc. To compete we use best practice technologies and methods incorporated into InsPro Enterprise, which provides customers with a user-friendly, flexible, modular and cost-effective insurance administrative software system. InsPro Enterprise’s modular design, scalability and ASP hosting service option makes InsPro Enterprise a compelling insurance administrative system for clients ranging from small third party administrators to the largest insurance carriers.

Employees

As of December 31, 2015 we had 84 full time and 2 part time employees for a total of 86 employees. None of our employees are members of any labor union and we are not a party to any collective bargaining agreement. We believe that the relationship between our management and our employees is good.

Intellectual Property and Proprietary Rights

We rely on a combination of trademark, copyright and trade secret laws in the United States and other jurisdictions as well as confidentiality procedures and contractual provisions to protect our proprietary technology and our brand.

Corporate Information

We were incorporated under the laws of the state of Nevada on October 21, 2004 as Darwin Resources Corp., or Darwin-NV, an exploration stage company engaged in mineral exploration. On November 22, 2005, Darwin-NV merged with and into its newly-formed wholly-owned subsidiary, Darwin Resources Corp., a Delaware corporation, or Darwin-DE, solely for the purpose of changing the company’s state of incorporation from Nevada to Delaware. On November 23, 2005, HBDC II, Inc., a newly-formed wholly-owned subsidiary of Darwin-DE, was merged with and into Health Benefits Direct Corporation, a privately-held Delaware corporation engaged in direct marketing and distribution of health and life insurance and related products primarily over the Internet, and the name of the resulting entity was changed from Health Benefits Direct Corporation to HBDC II, Inc. Following this merger, Darwin-DE changed its name to Health Benefits Direct Corporation and, as a result, HBDC II, Inc. became our wholly-owned subsidiary. On November 29, 2010, Health Benefits Direct Corporation changed its name to InsPro Technologies Corporation.

Our principal executive offices are located at 150 N. Radnor-Chester Road, Suite B-101, Radnor, Pennsylvania 19087. Our telephone number is (484) 654-2200. The principal offices of our wholly-owned subsidiary, InsPro LLC, are located at 130 Baldwin Tower, Eddystone, PA 19022 and its web site is www.inspro.com.

Investor Information

All periodic and current reports, registration statements and other material that we are required to file with the Commission, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act, may be obtained free of charge by writing to us at InsPro Technologies Corporation, 150 N. Radnor-Chester Road, Suite B-101, Radnor, Pennsylvania 19087 or e-mailing us at finance@inspro.com. Such documents are available as soon as reasonably practicable after electronic filing of the material with the Commission. Our Internet websites and the information contained therein or connected thereto are not intended to be incorporated into this Annual Report on Form 10-K.

The public may also read and copy any materials we have filed with the Commission at the Commission’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site, www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.

Properties

We do not own any real estate.

We lease 7,414 square feet of office space in Radnor, Pennsylvania. We lease this office space under a lease agreement with Radnor Properties-SDC, L.P. The term of the lease commenced on November 1, 2006, and will expire on March 31, 2017. The monthly base rent increases every 12 months, starting at approximately $13,466 and ending at approximately $21,531.

We also lease approximately 17,567 square feet of space in Eddystone, Pennsylvania. We lease this office space under a lease agreement with BPG Officer VI Baldwin Tower L.P. The term of this lease commenced on August 1, 2007, and will expire on January 31, 2017. The monthly rent increases every 12 months, starting at approximately $8,500 and ending at approximately $27,814.

Legal Proceedings

We are involved in various investigations, claims and lawsuits arising in the normal conduct of our business, none of which, in our opinion, will harm our business. We cannot assure that we will prevail in any litigation. Regardless of the outcome, any litigation may require us to incur significant litigation expense and may result in significant diversion of our attention.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Overview

The current operations of InsPro Technologies Corporation (the “Company”, “we”, “us” or “our”) consist of the operations of our wholly owned InsPro Technologies, LLC subsidiary (“InsPro LLC”).

InsPro Enterprise is a comprehensive, web-based insurance administration software application. InsPro Enterprise was introduced by Atiam Technologies, L.P. (now InsPro LLC) in 2004. InsPro Enterprise clients include health insurance carriers and third party administrators. We market InsPro Enterprise as a licensed software application, and we realize revenue from the sale of the software licenses, application service provider fees, software maintenance fees and professional services.

Critical Accounting Policies

Financial Reporting Release No. 60, which was released by the Commission, encourages all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements. Our consolidated financial statements include a summary of the significant accounting policies and methods used in the preparation of the consolidated financial statements. Management believes the following critical accounting policies affect the significant judgments and estimates used in the preparation of the consolidated financial statements.

Use of Estimates - Management’s Discussion and Analysis is based upon the Company’s consolidated financial statements, which have been prepared in accordance with United States generally accepted accounting principles. The preparation of financial statements requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. Significant estimates in 2015 and 2014 include the warrant liability, allowance for doubtful accounts, stock-based compensation, the useful lives and valuation of property and equipment, and deferred revenue. Actual results may differ from these estimates under different assumptions or conditions.

InsPro LLC offers InsPro Enterprise on a licensed and an application service provider (“ASP”) basis. An InsPro Enterprise software license entitles the purchaser a perpetual license to a copy of the InsPro Enterprise installed at a single client location, which may be used to drive a production and model office instance of the application. The ASP hosting service enables a client to lease the InsPro Enterprise, paying only for that capacity required to support their business. ASP clients access an instance of InsPro Enterprise installed on servers located at InsPro LLC’s office or at a third party’s site.

Software maintenance fees apply to both licensed and ASP clients. Maintenance fees cover periodic updates to the application and the InsPro Enterprise Help Desk.

Professional services are generally associated with the implementation of InsPro Enterprise instance for either an ASP or licensed client, and cover such activity as InsPro Enterprise installation, configuration, modification of InsPro Enterprise functionality, client insurance plan set-up, client insurance document design and system documentation.

InsPro LLC revenue is generally recognized under ASC 985-605. For software arrangements involving multiple elements, we allocate revenue to each element based on the relative fair value or the residual method, as applicable using vendor specific objective evidence to determine fair value, which is based on prices charged when the element is sold separately. Software revenue accounted for under ASC 985-605 is recognized when persuasive evidence of an arrangement exists, the software is delivered in accordance with all terms and conditions of the customer contracts, the fee is fixed or determinable and collectability is probable. Revenue related to post-contract customer support (“PCS”), including technical support and unspecified when-and-if available software upgrades, is recognized ratably over the PCS term. Under ASC 985-605, if fair value does not exist for any undelivered element, revenue is not recognized until the earlier of (i) delivery of such element or (ii) when fair value of the undelivered element is established, unless the undelivered element is a service, in which case revenue is recognized as the service is performed once the service is the only undelivered element.

We recognize revenues from software license agreements when persuasive evidence of an agreement exists, delivery of the software has occurred, the fee is fixed or determinable, and collectability is probable. We consider fees relating to arrangements with payment terms extending beyond one year to not be fixed or determinable and revenue for these arrangements is recognized as payments become due from the customer. In software arrangements that include more than one InsPro Enterprise module, we allocate the total arrangement fee among the modules based on the relative fair value of each of the modules.

License revenue allocated to software products generally is recognized upon delivery of the products or deferred and recognized in future periods to the extent that an arrangement includes one or more elements to be delivered at a future date and for which fair values have not been established. Revenue allocated to maintenance agreements is recognized ratably over the maintenance term and revenue allocated to training and other service elements is recognized as the services are performed.

The unearned portion of the Company’s revenue, which is revenue collected or billed but not yet recognized as earned, has been included in the consolidated balance sheet as a liability for deferred revenue.

We review the carrying value of property and equipment and intangible assets for impairment at least annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets is measured by comparison of its carrying amount to the undiscounted cash flows that the asset or asset group is expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the property, if any, exceeds its fair market value.

RESULTS OF OPERATIONS FOR THREE MONTHS ENDED SEPTEMBER 30, 2015 COMPARED TO THE THREE MONTHS ENDED SEPTEMBER 30, 2014

Revenues

For the three months ended September 30, 2015 (“Third Quarter 2015”), we earned revenues of $6,381,855 compared to $5,973,754 for the three months ended September 30, 2014 (“Third Quarter 2014”), an increase of $408,101 or 7%. Revenues include the following:

	For the Three Months Ended September 30,
	2015	2014

Professional services	$4,191,989	$2,948,159
ASP revenue	1,721,272	1,285,927
Sales of software licenses	-	1,300,000
Maintenance revenue	450,594	432,475
Sub-leasing and other revenue	18,000	7,193

Total	$6,381,855	$5,973,754

•	In Third Quarter 2015 our professional services revenue increased $1,243,830, or 42%, as a result of higher implementation services and recognition of a $625,000 payment from a client in second quarter 2015 for professional services earned in Third Quarter 2015. Implementation services included assisting clients in setting up their insurance products in InsPro Enterprise, providing modifications to InsPro Enterprise’s functionality to support the client’s business, interfacing InsPro Enterprise with the client’s other systems, automation of client correspondence to their customers and data conversion from the client’s existing systems to InsPro Enterprise. Post implementation services include these same services to existing clients supporting their ongoing utilization of InsPro Enterprise.

•	In Third Quarter 2015 our ASP revenue increased $435,345, or 34%, as a result of increased fees from ongoing and recent implementations of InsPro Enterprise from several existing clients. ASP hosting service enables a client to either lease InsPro Enterprise software, paying only for that capacity required to support their business, or for a client to outsource the operation of their licensed InsPro Enterprise installation to the Company. ASP hosting clients access InsPro Enterprise installed on the Company’s servers located at a third party’s site.

•	In Third Quarter 2014 we earned $1,300,000 of license fee revenue, which was a license fee recognized upon the completion of the implementation of additional insurance products for an existing client.

•	In Third Quarter 2015 our maintenance revenue increased $18,119 or 4% as a result of increased fees from several clients’ recent implementations of InsPro Enterprise.

•	Other revenue consists of reimbursements of office and administrative expenses pertaining to various agreements with related and unrelated parties.

Cost of Revenues

Our cost of revenues for Third Quarter 2015 was $5,324,024 as compared to $4,880,477 for Third Quarter 2014 for an increase of $443,547, or 9%, as compared to Third Quarter 2014. Cost of revenues consisted of the following:

	For the Three Months Ended September 30,
	2015	2014

Compensation, employee benefits and related taxes	$1,962,026	$1,841,432
Professional fees	3,066,414	2,579,136
Depreciation	97,660	183,285
Rent, utilities, telephone and communications	126,378	105,466
Other cost of revenues	71,546	171,158
	$5,324,024	$4,880,477

•	In Third Quarter 2015 our salaries, employee benefits and related taxes component of cost of revenues increased $120,694, or 7%, as compared to Third Quarter 2014. Salaries, employee benefits and related taxes increased primarily as a result of increased employee staffing.

•	In Third Quarter 2015 our professional fees component of cost of revenues increased $487,279, or 19%, as compared to Third Quarter 2014. Professional fees increased as a result of increased utilization of several outside consulting firms, which were assisting us with modifications to InsPro Enterprise’s functionality and new clients’ implementations of InsPro EnterpriseTM.

•	In Third Quarter 2015 our depreciation expense component of cost of revenues decreased $85,625, or 47%, as compared to Third Quarter 2014. Depreciation expense decreased as a result of certain assets having been fully depreciated in accordance with the original depreciation schedule for such assets.

•	In Third Quarter 2015 our rent, utilities, telephone and communications component of cost of revenues increased $20,912, or 20%, as compared to Third Quarter 2014 primarily due to higher rent due to increased space rented in increased rental payments pertaining to our Eddystone office.

•	In Third Quarter 2015 our other cost of revenues component of cost of revenues decreased $99,612, or 58%, as compared to Third Quarter 2014. The decrease was primarily the result of decreased travel and lodging costs associated with implementations of InsPro Enterprise and decreased computer processing costs. Other cost of revenues consisted of the cost of third party licensed software resold to clients, computer processing incurred primarily to provide ASP hosting services, hardware and software, travel and entertainment, and office expenses

Gross Profit (Loss)

As a result of the aforementioned factors, we reported a gross profit of $1,057,831 in Third Quarter 2015, as compared to a gross profit of $1,093,277 in Third Quarter 2014.

Selling, General and Administrative Expenses

Our selling, general and administrative expenses for Third Quarter 2015 was $1,446,395 as compared to $1,391,079 for Third Quarter 2014 for a decrease of $55,316, or 4%, as compared to Third Quarter 2014. Selling, marketing and administrative expenses consisted of the following:

	For the Three Months Ended September 30,
	2015	2014

Compensation, employee benefits and related taxes	$851,594	$750,226
Advertising and other marketing	22,986	95,872
Depreciation	21,967	44,471
Rent, utilities, telephone and communications	92,955	91,951
Professional fees	190,333	205,147
Other general and administrative	266,560	203,412
	$1,446,395	$1,391,079

•	In Third Quarter 2015 our salaries, employee benefits and related taxes increased $101,368, or 14%, as compared to Third Quarter 2014. The increase is primarily the result of an increase in equity compensation expense to current and former executives.

•	In Third Quarter 2015 our advertising and other marketing expenses decreased $72,886, or 76%, as compared to Third Quarter 2014 primarily as a result of reduced marketing activities.

•	In Third Quarter 2015 our depreciation expense decreased $22,504, or 51%, as compared to Third Quarter 2014. Depreciation expense increased as a result of a greater percentage of depreciation allocated to cost of revenues and a lesser percentage allocated to selling, general and administrative expense.

•	In Third Quarter 2015 our other general and administrative expenses increased $63,148, or 31%, as compared to Third Quarter 2014. The increase is primarily the result of an increase in computer processing, hardware and software expense.

Operating loss from continuing operations

As a result of the aforementioned factors, we reported a loss from continuing operations of $388,563 in Third Quarter 2015, as compared to $297,802 in Third Quarter 2014.

Other income (expenses)

Gain on the sale of equipment was the result of the sale of certain computer equipment to an InsPro Enterprise client.

Interest expense is attributable to interest on the Company’s loans with Co-Investment Fund II, L. P., Silicon Valley Bank (“SVB”), capital leases and note payable for premium financing on a portion of the Company’s insurance coverages. The increase in interest expense is primarily the result of interest on the Company’s loan with Co-Investment Fund II, L. P. and the early termination of the loan with SVB, which resulted in the payment by the Company to SVB of an early termination fee of $52,500.

Gain on discontinued operations

Results from discontinued operations were as follows:

	For the Three Months Ended September 30,
	2015	2014
Revenues:
Commission and other revenue from carriers	$3,633	$5,861
eHealth Agreement	39,681	56,884

	43,314	62,745

Operating expenses:
Other general and administrative	6,267	6,267

	6,267	6,267

Income from discontinued operations	$37,047	$56,478

For Third Quarter 2015 we earned revenues from discontinued operations of $43,313 as compared to $62,745 in the Third Quarter 2014, a decrease of $19,432, or 34%. Revenues include the following:

•	In Third Quarter 2015 our commission and other revenue from carriers decreased due to the declines in our discontinued telesales call center produced agency business.

•	On February 20, 2009, the Company entered into and completed the sale of its agency business to eHealth Insurance Services, Inc., an unaffiliated third party, pursuant to the terms of a client transition agreement. In Third Quarter 2015 our transition policy commission pursuant to the agreement decreased due to the declines in our telesales call center produced agency business.

As a result of the aforementioned factors, we reported a gain from discontinued operations of $37,046 or $0.00 gain from discontinued operations per share in Third Quarter 2015 as compared to $56,478 or $0.00 gain from discontinued operations per share in Third Quarter 2014.

Net loss

As a result of these factors discussed above, we reported a net loss of $394,447, or $0.04 net loss per share, in Third Quarter 2015 as compared to a net loss of $213,694 or $0.01 net loss per share in Third Quarter 2014.

RESULTS OF OPERATIONS FOR NINE MONTHS ENDED SEPTEMBER 30, 2015 COMPARED TO THE NINE MONTHS ENDED SEPTEMBER 30, 2014

Revenues

For the nine months ended September 30, 2015 (“2015 To Date”), we earned revenues of $15,702,781 compared to $13,818,009 for the nine months ended September 30, 2014 (“2014 To Date”), an increase of $1,884,772 or 14%. Revenues include the following:

	For the Nine Months Ended September 30,
	2015	2014

Professional services	$8,551,364	$7,831,030
ASP revenue	4,711,275	3,477,023
Sales of software licenses	1,036,624	1,300,000
Maintenance revenue	1,349,329	1,202,762
Sub-leasing and other revenue	54,189	7,194

Total	$15,702,781	$13,818,009

•	2015 To Date our professional services revenue increased $702,334, or 9%, as a result of higher billable implementation services. Implementation services included assisting clients in setting up their insurance products in InsPro Enterprise, providing modifications to InsPro Enterprise’s functionality to support the clients’ businesses, interfacing InsPro Enterprise with the clients’ other systems, automation of client correspondence to their customers and data conversion from the clients’ existing systems to InsPro Enterprise. Post implementation services include these same services to existing clients supporting their ongoing utilization of InsPro Enterprise.

•	2015 To Date our ASP revenue increased $1,234,252, or 36%, as a result of increased fees from ongoing and recent implementations of InsPro Enterprise from several existing clients. ASP hosting service enables a client to either lease InsPro Enterprise software, paying only for that capacity required to support their business, or for a client to outsource the operation of their licensed InsPro Enterprise installation to the Company. ASP hosting clients access InsPro Enterprise installed on the Company’s servers located at a third party’s site.

•	2015 To Date we earned $1,036,624 of license fee revenue, which included an $850,000 license fee for InsPro Enterprise recognized for a recently implemented client and the resale of third party software licenses to clients in the process of implementing InsPro Enterprise. In 2014 To Date we earned $1,300,000 of license fee revenue, which was a license fee recognized upon the completion of the implementation of additional insurance products for an existing client.

•	2015 To Date our maintenance revenue increased $146,567 or 12% as a result of increased fees from several clients’ recent implementations of InsPro Enterprise.

•	Other revenue consists of reimbursements of office and administrative expenses pertaining to various agreements with related and unrelated parties.

Cost of Revenues

Our cost of revenues for 2015 To Date was $16,339,394 as compared to $11,447,677 for 2014 To Date for an increase of $4,891,717, or 43%, as compared to 2014 To Date. Cost of revenues consisted of the following:

	For the Nine Months Ended September 30,
	2015	2014

Compensation, employee benefits and related taxes	$5,972,150	5,490,307
Professional fees	9,014,589	4,699,308
Depreciation	388,021	488,117
Rent, utilities, telephone and communications	359,334	347,064
Other cost of revenues	605,300	422,881
	$16,339,394	$11,447,677

•	2015 To Date our salaries, employee benefits and related taxes component of cost of revenues increased $481,843, or 9%, as compared to 2014 To Date. Salaries, employee benefits and related taxes increased primarily as a result of increased employee staffing.

•	2015 To Date our professional fees component of cost of revenues increased $4,315,281, or 92%, as compared to 2014 To Date. Professional fees increased as a result of increased utilization of several outside consulting firms, which were assisting us with modifications to InsPro Enterprise’s functionality and new clients’ implementations of InsPro Enterprise™. In the second quarter of 2014 the Company engaged a third party consulting firm to be a preferred system integrator for InsPro Enterprise, which contributed to the increase in cost.

•	2015 To Date our depreciation expense component of cost of revenues decreased $100,096, or 21%, as compared to 2014 To Date. Depreciation expense decreased as a result of certain assets having been fully depreciated in accordance with the original depreciation schedule for these assets.

•	2015 To Date our other cost of revenues component of cost of revenues increased $182,419, or 43%, as compared to 2014 To Date. The increase was primarily the result of $177,675 cost of 3rd party licensed software resold to two clients. Other cost of revenues consisted of the cost of third party licensed software resold to clients, computer processing incurred primarily to provide ASP hosting services, hardware and software, travel and entertainment, and office expenses.

Gross (Loss) Profit

As a result of the aforementioned factors, we reported a gross loss of $636,613 in 2015 To Date, as compared to a gross profit of $2,370,332 in 2014 To Date. The results from operations in 2015 To Date were unfavorably impacted by higher cost of revenues, a result of increased utilization of several outside consulting firms, to assist with modifications to InsPro Enterprise’s functionality and new clients’ implementations of InsPro Enterprise™.

Selling, General and Administrative Expenses

Our selling, general and administrative expense for 2015 To Date was $4,481,886 as compared to $5,780,493 for 2014 To Date for a decrease of $1,298,607, or 23%, as compared to 2014 To Date. Selling, marketing and administrative expenses consisted of the following:

	For the Nine Months Ended September 30,
	2015	2014

Compensation, employee benefits and related taxes	$2,551,107	$3,793,371
Advertising and other marketing	114,635	239,120
Depreciation	86,514	123,325
Rent, utilities, telephone and communications	270,890	286,040
Professional fees	687,730	742,246
Other general and administrative	771,010	596,391
	$4,481,886	$5,780,493

•	2015 To Date our salaries, employee benefits and related taxes decreased $1,242,264, or 33%, as compared to 2014 To Date. The decrease was primarily the result $1,319,077 of lower equity compensation to directors and certain executives of InsPro LLC partially offset by slightly higher employee staffing.

•	2015 To Date our advertising and other marketing expenses decreased $124,485, or 52%, as compared to 2014 To Date primarily as a result of reduced marketing activities.

•	In 2015 To Date our depreciation expenses decreased $36,811, or 30%, as compared to 2014 To Date. Depreciation expense decreased as a result of certain assets having been fully depreciated in accordance with the original depreciation schedule for these assets.

•	2015 To Date professional fees decreased $54,516, or 7%, as compared to 2014 To Date. The decrease is primarily the result of lower royalty expense incurred to an outside consulting firm in the Second Quarter of 2014 partially offset by higher recruiting expenses. The Company and a consulting firm agreed that the consulting firm would reduce the fees that it charged the Company in 2013 for consideration of a royalty payment.

•	2015 To Date our other general and administrative expenses increased $174,619, or 29%, as compared to 2014 To Date. The increase is primarily the result of $125,146 increase in the allowance for doubtful collection of accounts receivable.

Operating loss from continuing operations

As a result of the aforementioned factors, we reported a loss from continuing operations of $5,118,499 in 2015 To Date, as compared to $3,410,161 in 2014 To Date.

Other income (expenses)

Gain on the sale of equipment was the result of the sale of certain computer equipment to an InsPro Enterprise client.

Interest expense is attributable to interest on the Company’s loans with Co-Investment Fund II, L. P., SVB, capital leases and note payable for premium financing on a portion of the Company’s insurance coverages. The increase in interest expense is primarily the result of interest on the Company’s loan with Co-Investment Fund II, L. P. and the early termination of the loan with SVB, which resulted in the payment of an early termination fee of 52,500.

Gain on discontinued operations

Results from discontinued operations were as follows:

	For the 9 Months Ended September 30,
	2015	2014
Revenues:
Commission and other revenue from carriers	$12,320	$23,099
Transition policy commission pursuant to the Agreement	126,208	186,451

	138,528	209,550

Operating expenses:
Other general and administrative	21,745	21,055

	21,745	21,055

Income from discontinued operations	$116,782	$188,495

For 2015 To Date we earned revenues from discontinued operations of $138,528 as compared to $209,550 in the 2014 To Date, a decrease of $71,022, or 34%. Revenues include the following:

•	2015 To Date our commission and other revenue from carriers decreased due to the declines in our discontinued telesales call center produced agency business.

•	On February 20, 2009, the Company entered into and completed the sale of its agency business to eHealth Insurance Services, Inc., an unaffiliated third party, pursuant to the terms of a client transition agreement. In 2015 To Date our transition policy commission pursuant to the agreement decreased due to the declines in our telesales call center produced agency business.

As a result of the aforementioned factors, we reported a gain from discontinued operations of $116,782 or $0.00 gain from discontinued operations per share in 2015 To Date as compared to $188,495 or $0.00 gain from discontinued operations per share in 2014 To Date.

Net loss

As a result of these factors discussed above, we reported a net loss of $5,105,174, or $0.12 net loss per share, in 2015 To Date as compared to a net loss of $3,202,594 or $0.08 net loss per share in 2014 To Date.

LIQUIDITY AND CAPITAL RESOURCES

At September 30, 2015, we had a cash balance of $1,968,421 and a working capital deficit of ($1,130,740).

Net cash used by operations was $4,184,594 in 2015 To Date as compared to net cash provided of $661,689 in 2014 To Date. Impacting our cash flow from operations was our net loss of $5,105,174 in 2015 To Date as compared to our net loss of $3,202,594 in 2014 To Date and:

•	Increases in accounts receivable of $4,287,860 in 2015 To Date, which is primarily the result of $2,500,000 Reseller Fee and increased billings to clients primarily for unearned licensed fees and annual maintenance billings and to a lesser extent higher billings for ASP and hosting fees.

•	Increases in accounts payable of $1,298,909 in 2015 To Date, which is primarily the result of increased cost to several outside IT consulting firms.

•	Increases in accrued expenses of $155,632 in 2015 To Date, which is primarily the result of increased IT consulting services.

•	Increases in deferred revenue of $2,706,139 in 2015 To Date, which is primarily the result of $2,500,000 Reseller Fee and unearned license and annual maintenance fee deposits, which were collected but not earned in 2015 To Date.

In addition to cash used in operating activities, we incurred the following non-cash gain and expenses, which were included in our net loss, including:

•	Recorded depreciation expense of $474,535 and $611,442 in 2015 To Date and 2014 To Date, respectively.

•	Recorded stock-based compensation and consulting expense of $433,473 and $1,752,550 in 2015 To Date and 2014 To Date, respectively.

Net cash used by investing activities in 2015 To Date was $50,135 as compared to $534,300 in 2014 To Date.

Net cash provided by financing activities in 2015 To Date was $2,772,149 as compared to $106,423 of cash used in 2014 To Date.

•	On June 24, 2015, the Company together with InsPro LLC and Atiam Technologies L. P., which is a wholly owned subsidiary of the Company, (collectively the “InsPro Parties”) advised SVB of their desire to terminate the Amended and Restated Loan and Security Agreement, dated December 2, 2014 (the “Loan Agreement”), between the InsPro Parties and SVB. Prior to June 24, 2015, the InsPro Parties paid off the amount borrowed under the Loan Agreement, and on June 24, 2015 the InsPro Parties paid SVB early termination fees of $52,500 and SVB released all security interests in the InsPro Parties’ assets.

•	On January 30, 2015, the Company and InsPro LLC (collectively, the “Borrowers”) issued a Secured Convertible Promissory Note (“Note”) to The Co-Investment Fund II, L.P., a holder of more than 5% of our common stock on an as converted basis (“Co-Investment”), pursuant to a Secured Convertible Promissory Note Purchase Agreement (the “Note Purchase Agreement”). In connection with the Note Purchase Agreement, the Borrowers entered into a Security Agreement (the “Security Agreement”, and together with the Note and the Note Purchase Agreement, the “Financing Agreements”). Pursuant to the terms and subject to the conditions set forth in the Financing Agreements, Co-Investment provided a loan in the amount of $1,000,000 to the Borrowers, which is secured by all assets of the Company and InsPro LLC other than copyright applications, copyright registration, patents, patent applications, trademarks, services markets and other intellectual property (“Collateral”). Pursuant to the Note, interest in the amount of 8% per annum, calculated on a 365 or 366 day year, as the case may be, and the principal amount of $1,000,000 and accrued interest will be paid on or before June 30, 2016. Co-Investment has the right to convert principal and accrued interest into the equity securities of the Company in the event that the Company issues and sells equity securities to investors on or before the repayment in full of the Note in an equity financing resulting in gross proceeds to the Company of at least $1,000,000.

•	On March 17, 2015, the Company received a loan from Edmond Walters, a current director of the Company, in the amount of $500,000 (the “Walters Loan”). The Walters Loan was a pre-payment by Mr. Walters in connection with any future issuance of equity securities of the Company, and is convertible into equity securities of the Company in connection with any such future issuance of equity securities as agreed to by the Company and Mr. Walters. The Walters Loan is refundable to Mr. Walters on demand, without interest, if the Company does not consummate an equity financing within a time period to be determined by the Company and Mr. Walters.

•	On March 27, 2015, the Borrowers issued a second Secured Convertible Promissory Note (“The Second Note”) in the amount of $1,000,000 to Co-Investment pursuant to a second Secured Convertible Promissory Note Purchase Agreement (the “Second Note Purchase Agreement”). The terms of the Second Note are essentially identical to the terms of the Note and the terms of the Second Note Purchase Agreement are essentially identical to the terms of the Note Purchase Agreement.

•	On September 18, 2015, pursuant to a purchase agreement, the Company agreed to sell to certain investors 1,163,141 units (each, a “Unit”) at a per Unit purchase price equal to $3.00. Each Unit sold in the Private Placement consisted of one share of Series B Preferred Stock and a warrant to purchase ten shares of Common Stock at an initial exercise price of $0.15 per share, subject to adjustment. In connection with the Purchase Agreement the Company:

o	Received cash in the amount of $900,000 from certain investors;

o	Issued to Co-Investment Units equal to the outstanding principal and accrued interest owed to Co-Investment under the Note and the Second Note in exchange for the termination of the Note and the Second Note; and

o	Issued to Mr. Walters Units equal to the amount owed to Mr. Waters under the Walters Loan in exchange for the termination of the Walters Loan, and refund to Mr. Walters $2.00 that represents fractional shares not issued.

•	Payments on notes payable pertain to repayment of the borrowed amount under the Loan Agreement with SVB and notes payable, which we entered into in order to finance two of the Company’s corporate insurance premiums.

•	InsPro LLC has entered into various capital lease obligations to purchase equipment used for operations.

Off-Balance Sheet Arrangements

We do not currently have any relationships with unconsolidated entities or financial partnerships, such as entities referred to as structured finance or special purpose entities, which would have been established for the purpose of facilitating off-balance sheet or other contractually narrow or limited purposes.

Impact of Inflation and Changing Prices

We believe that inflation has not had a material impact on our results of operation.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name, age and position of each of our executive officers and directors.

Directors serve until the next annual meeting of stockholders, until their successors are elected or appointed or qualified, or until their prior resignation or removal. Our executive officers are appointed by, and serve at the discretion of, our board of directors.

Name	Age	Position
Donald R. Caldwell	69	Chief Executive Officer and Chairman
Brian Adamsky	55	Director
John Harrison	72	Director
Michael Azeez	58	Director
Kenneth Harvey	54	Director
Alan Krigstein	63	Director
Robert Oakes	57	Director
Sanford Rich	58	Director
L.J. Rowell	83	Director
Paul Soltoff	61	Director
Anthony R. Verdi	66	Chief Financial Officer and Director
Edmond J. Walters	54	Director

Brian K. Adamsky, 55, has served as one of our directors since August 2012. Mr. Adamsky has worked at Cross Atlantic Capital Partners, Inc. (“Cross Atlantic”) since its inception in 1999, and presently serves as its Secretary/Treasurer and Chief Financial Officer. During his years at Cross Atlantic, he has served as a director at numerous of its portfolio companies including Profectus BioSciences, Inc. and Rubicon Technology, Inc. From 1996 to 1999, Mr. Adamsky was Chief Financial Officer at Megasystems, Inc., a portfolio company of Safeguard Scientifics, Inc. Prior to Megasystems, Mr. Adamsky worked in a variety of financial and operational roles at companies in the Philadelphia region. Mr. Adamsky worked in public accounting at Touche Ross & Company (now Deloitte & Touche) and is a Certified Public Accountant in the Commonwealth of Pennsylvania. Mr. Adamsky’s experience serving as a director and officer of numerous companies qualifies him to be a member of our board of directors.

Michael Azeez, 58, has served as one of our directors since December 2011. Mr. Azeez is a managing member of Azeez Investors, LLC. Mr. Azeez co-founded Unitel in 1988 and served its President from 1988 until 2002. Mr. Azeez served in various executive positions at American Cellular Network Corporation from 1982 until 1988 and his positions included Vice President, General Manager of various divisions and as assistant to the President. Mr. Azeez is a member of the board of directors of Acrometis Strategic Software Services, which provides software solutions to insurance companies for workers compensation claims management. Mr. Azeez is a member of the board of directors of the Friends of Yemin Orde. Mr. Azeez is the Chairman and founder of the Sam Azeez Museum of Woodbine Heritage. Mr. Azeez’s significant executive and business development experience in the telecommunications industry and his civic service for various non-profit organizations qualifies him to be a member of our board of directors.

Donald R. Caldwell, 69, has served as one of our directors and as one of the Co-Chairman of our board of directors from April 2008 through November 24, 2009, as our Chairman since November 24, 2009 and as our Chief Executive Officer since January 26, 2015. Mr. Caldwell founded Cross Atlantic in 1999, and presently serves as its Chairman and Chief Executive Officer. He has served as a director at Rubicon Technology, Inc. since 2001 where he chairs the Compensation Committee; and at Diamond Management & Technology Consultants, Inc. (NASDAQ) from 1994 until its sale to PriceWaterhouse in 2010, and where he served as a member of their Compensation Committee, Audit Committee and as the lead Director since 2006. Mr. Caldwell is a director and a member of the Compensation and Audit Committees and Chairman of the Executive Committee of Quaker Chemical Corporation (NYSE), and a member of the Compensation Committee and the board of Voxware, Inc. , a supplier of voice driven solutions. Mr. Caldwell has been a director, Chairman of the Audit Committee and member of the compensation committee of Lighting Gaming, Inc. since 2005. Mr. Caldwell has been a director of Amber Road, Inc. (NYSE: AMBR) and serves on the Nominating and Governance Committee and Compensation Committee since 2005. Mr. Caldwell has been a director and member of the audit committee of Fox Chase Bancorp, Inc. (Nasdaq: FXCB), a stock holding company of Fox Chase Bank, since October of 2014. Mr. Caldwell was a director of Kanbay International, Inc. from 1999 through 2007 when it was purchased by Capgemini. From 1996 to 1999, Mr. Caldwell was President and Chief Operating Officer and a director of Safeguard Scientifics, Inc. Mr. Caldwell was a Certified Public Accountant in the State of New York. Mr. Caldwell’s experience serving as a director and officer of numerous public companies qualifies him to be a member of our board of directors.

John Harrison, 72, has served as one of our directors since November 2005. He is a founding Partner and Executive Director of The Keystone Equities Group, Inc., a full service investment banking group and a registered NASD broker-dealer founded in 2003. Mr. Harrison also is a Managing Director of Covenant Partners, a hedge fund that invests in direct marketing services companies. In 1999, Mr. Harrison became a founding Partner of Emerging Growth Equities, Ltd., a full service investment banking and brokerage firm focused on raising capital for emerging technology companies addressing high-growth industry sectors. From 1985 to 2000, Mr. Harrison served as President of DiMark, a direct marketing agency that was subsequently acquired by Harte-Hanks in 1996. He also has held senior management positions with CUNA Mutual, RLI Insurance and CNA Insurance where he directed their direct marketing practice. Mr. Harrison was Chairman of Professional Insurance Marketing Association (PIMA) and Chairman of the DMA Financial Services Council. Mr. Harrison’s extensive experience in the financial and insurance sectors qualifies him to be a member of our board of directors.

Kenneth M. Harvey, 55, has served as a director since May 2014. Mr. Harvey has served as a director of Amber Road, Inc. (NYSE: AMBR), a provider of cloud-based global trade management solutions, since 2008. From 1989 until 2011, Mr. Harvey was employed by HSBC—Global Bank, serving as Chief Information Officer/Chief Operating Officer from 2008 to 2011 and as group general manager and Chief Information Officer from 2004 to 2007. He was president of HSBC Technology and Services, a wholly-owned subsidiary of HSBC, from 2003 to 2004. Beginning in 2011, Mr. Harvey has been self-employed as a consultant. Since 2012, Mr. Harvey has also served as director of CLS Group Holdings AG, where he is a member of the chairman’s committee, which covers compensation and compliance issues, and chairman of the technology and operations committee. Mr. Harvey also served as director of CLS Bank International since 2011, and served as a director of Kanbay, Inc. from 2004 until 2007 and Vertical Networks, Inc. from 2002 until 2004. Mr. Harvey’s experience as an executive in the information technology field qualifies him to be a member of our board of directors.

Alan Krigstein, 63, has served as a director since June 2014. Mr. Krigstein is currently the Executive Vice President and Chief Financial Officer of Independence Blue Cross, a health insurer organization and independent licensee of the Blue Cross and Blue Shield Association, since 2009. Mr. Krigstein previously served as Senior Vice President and Chief Financial Officer of AmeriHealth Mercy Family of Companies from 1994 to 2009. Mr. Krigstein also serves as trustee and member of the audit committee of Plan Investment Fund, Inc., a mutual fund company that is open only to members and licensees of the Blue Cross and Blue Shield Association and certain related organizations, from 2011 to the present. Mr. Krigstein’s experience as an executive in the health insurance field qualifies him to be a member of our board of directors.

Robert J. Oakes, 57, has served as one of our directors since August 2008. He has served as the President and CEO of our InsPro Technologies, LLC subsidiary since our acquisition of the subsidiary on October 1, 2007 through January 26, 2015 and as our Vice Chairman since January 26, 2015. From 1986 until 2007 Mr. Oakes was President and Chief Executive Officer of the general partner of Atiam Technologies L.P. (now known as InsPro Technologies, LLC), a software development and servicing company that developed, expanded and serviced products to serve the insurance and financial services markets. Mr. Oakes founded InsPro Technologies, LLC under the name “Atiam” in 1986 and led the company’s effort to design and develop its flagship product, InsPro Enterprise. InsPro Enterprise is a state-of-the-art Insurance, Marketing, Administration and Claim System that provides end-to-end insurance processing, technology and support, for a broad range of life, health and disability products. Mr. Oakes’ experience in the development of our flagship product and his management of InsPro Technologies, LLC through January 26, 2015, qualifies him to be a member of our board of directors.

Sanford Rich, 58, has served as one of our directors since April 2006. Mr. Rich is currently the Chief of Negotiations and Restructuring at the Pension Benefit Guaranty Corporation, a U.S. government agency, and has been in that position since November 2012. He is a director and the Audit Committee Chairman at Aspen Group Inc., an online for profit university. Mr. Rich served as director and Chief Executive Officer at In the Car, LLC from October 2011 to November 2012. Mr. Rich was a FINRA Registered Managing Director with Whitemarsh Capital Advisors LLC, a broker-dealer, from February 2009 through December 2014. Mr. Rich served as a director, audit committee chairman and Commission qualified audit committee financial expert of Interclick, Inc. from 2007 to 2010. From 1995 to May 2008, Mr. Rich was director, Senior Vice President and Portfolio Manager at GEM Capital Management Inc. From 1993 to 1995, Mr. Rich was a Managing Director of High Yield Finance, Capital Markets & North American Loan Syndicate, Sales and Trading at Citicorp Securities. From 1985 to 1993, he served as Managing Director of Debt Capital Markets at Merrill Lynch. From 1978 to 1985, Mr. Rich held various Analyst positions in numerous companies, including Cypress Capital Management, Inc. (Vice President and Analyst from 1983 to 1985), FIAMCO (Distressed/High Yield Bond Analyst from 1981 to 1983), Progressive Corporation (Financial Analyst from 1980 to 1981) and Prescott, Ball and Turben (Distressed/High Yield Bond Analyst from 1978 to 1980). Mr. Rich’s 30+ years of experience in the financial sector qualifies him to be a member of our board of directors.

L.J. Rowell, 83, has served as one of our directors since April 2006. He is a past President (1984-1996), Chief Executive Officer (1991-1996) and Chairman of the Board (1993-1996) of Provident Mutual Life Insurance Company, where he also held various other executive and committee positions from 1980 until his retirement in 1996. Mr. Rowell served on the board of directors of the PMA Group from 1992 until 2009. Mr. Rowell served on the board of directors of the Southeast Pennsylvania Chapter of the American Red Cross, the American College, The Foundation at Paoli, and The Milton S. Hershey Medical Center. Mr. Rowell also has served on the Board of Trustees of The Pennsylvania State University as a business and industry trustee since 1992. In 1991, he served as the Chairman of the Major Business Division for the United Way of Southeastern Pennsylvania. Mr. Rowell also has served as Chairman of The American Red Cross Ad Blood Campaign and has previously served on its Major Contributions Donor Campaign. Mr. Rowell’s extensive experience in the health insurance industry and his civic service for various health care organizations qualifies him to be a member of our board of directors.

Paul Soltoff, 61, has served as one of our directors since November 2005. He is currently Managing Partner of RobPet, LLC since 2015. He served as Chairman and Chief Executive Officer of Acquirgy, Inc. from 2009 to 2014. He served as Chairman and Chief Executive Officer of SendTec, Inc. from its inception in February 2000 through 2009. From 1997 until February 2000, Mr. Soltoff served as Chief Executive Officer of Soltoff Direct Corporation, a specialized direct marketing consulting company. From September 2004 until October 2005, Mr. Soltoff served as a director of theglobe.com. Mr. Soltoff’s experience as an officer and director in the Internet marketing sector qualifies him to be a member of our board of directors.

Anthony R. Verdi, 66, has served as one of our directors since June 2008, as our Chief Financial Officer and Assistant Secretary since November 2005, as our Chief Operating Officer since April 2008, as Acting Principal Executive Officer from June 20, 2008 through May 18, 2011 and as Principal Executive Officer from May 18, 2011 through January 26, 2015. From 2001 until November 2005, Mr. Verdi provided consulting services to life, health and property and casualty insurance company agency and venture capital clients. Mr. Verdi served as Chief Operating Officer of Provident American Corporation and Chief Financial Officer of HealthAxis, Inc. From January 1990 until December 1998, Mr. Verdi served as Chief Financial Officer of Provident American Corporation. From July 1986 until January 1990, he was the Vice President and Controller of InterCounty Hospitalization and Health Plans, a nonprofit group medical insurer. From April 1971 until July 1986, he served in various finance and accounting capacities for the Academy Insurance Group, ultimately serving as the Assistant Controller. Mr. Verdi’s extensive experience in the health insurance industry and his financial and accounting background qualifies him to be a member of our board of directors.

Edmond J. Walters, 54, has served as one of our directors since April 2008. Mr. Walters is Founder and Chief Executive Officer of eMoney Advisor, a wealth planning and management solutions provider for financial advisors that Mr. Walters founded in 2000 and is now a wholly-owned subsidiary of Commerce Bancorp. Prior to forming eMoney Advisor in 2000, Mr. Walters spent more than 20 years in the financial services industry, advising high net worth clients. From 1983 to 1992 he was associated with Kistler, Tiffany & Company in Wayne, PA. In 1992, Walters helped found the Wharton Business Group, a financial advising firm, in Malvern, PA. Mr. Walters’ 20+ years of experience in the financial sector qualify him to be a member of our board of directors.

Board Independence

The Board has determined that Messrs. Adamsky, Azeez, Harrison, Harvey, Krigstein, Rich, Rowell, Soltoff and Walters are “independent” directors as defined by Rule 4200(a)(15) of the NASDAQ listing standards and as defined by Rule 10A-3(b)(1)(ii) promulgated by the Commission.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes the compensation paid to, awarded to or earned during the fiscal years ended December 31, 2015 and 2014 by our Principal Executive Officer and each of our three other most highly compensated executive officers whose total salary and bonus exceeded $100,000 for services rendered to us in all capacities during 2014. The executive officers listed in the table below are referred to in this report as our “named executive officers”. There were no non-equity incentive plan compensation or non-qualified deferred compensation earnings for any of the named executive officers for the fiscal years ended December 31, 2015 and December 31, 2014.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($) (6)	Stock Awards ($)	Option Awards ($) (7)	All Other Compensation ($) (8)	Total ($)

Donald R. Caldwell (1)	2015	1	-	-	-	9,669	9,670
Chief Executive Officer,	2014	-	-	-	-	-	-
Chairman of the Board of Directors

Anthony R. Verdi (2)	2015	258,333	-	-	-	16,331	274,664
Chief Executive Officer,	2014	250,000	-	-	438,000	16,296	704,296
Chief Financial Officer & Chief
Operating Officer

Robert J. Oakes (3)	2015	300,000	-	-	-	16,416	316,416
President & Chief Executive Officer of InsPro Technologies, LLC	2014	300,000	-	-	438,000	18,970	756,970

Mark Daley (4)	2015	245,833	50,000	-	112,000	7,986	415,819
Chief Revenue Officer of	2014	116,667	24,994	-	75,600	5,801	223,062
InsPro Technologies, LLC

John Keddy (5)	2015	140,477	-	-	112,000	15,770	268,247
Chief Information Officer of	2014	66,288	40,000	-	117,000	9,905	233,193
InsPro Technologies, LLC

(1)      Mr. Caldwell has served as one of our directors and as one of the Co-Chairman of our board of directors from April 2008 through November 24, 2009, as our Chairman since November 24, 2009 and as our Chief Executive Officer and Chairman since January 26, 2015. Mr. Caldwell received no compensation as Chief Executive Officer. Mr. Caldwell’s compensation received in 2014 and 2013 was that of a non-employee director and is included in the tables and disclosures with all other non employee directors.

(2)      Mr. Verdi was appointed as our Chief Financial Officer on November 10, 2005, Chief Operating Officer on April 1, 2008, interim Principal Executive Officer on June 20, 2008 and Principal Executive Officer on May 18, 2011.

(3)      Mr. Oakes was appointed as President of our subsidiary InsPro Technologies, LLC on October 1, 2007 concurrently with the closing of our acquisition of InsPro and effective January 26, 2015 now serves as Vice Chairman of our board of directors.

(4)      Mr. Daley was appointed Chief Revenue Officer of our subsidiary InsPro Technologies, LLC on June 2, 2014.

(5)     Mr. Keddy was appointed Chief Information Officer of our subsidiary InsPro Technologies, LLC on September 24, 2014. Mr. Keddy resigned effective July 17, 2015.

54

(6)      Mr. Daley received variable compensation based on license fee revenue recognized in accordance with his variable compensation arrangement. Mr. Keddy received a one-time sign-on bonus.

(7)      Represents the aggregate grant date fair value of the stock option or warrants to purchase the Company’s Series B Convertible Preferred Stock as of the date of grant using the Black-Scholes option-pricing model. Fair value is estimated based on an expected life of five years, an assumed dividend yield of 0% and the assumptions below.

Name	Fiscal Year	Fair Value at Date of Grant ($)	Number of Options Granted (#)	Option Exercise Price ($)	Closing Stock Price on the Date of Grant ($)	Date of Grant	Expected Volatility	Risk Free Interest Rate	Expected Life in Years	Assumed Dividend Yield

Donald R. Caldwell (a)	2015	-	-	-	-	-	-	-	-	-
	2014	-	-	-	-	-	-	-	-	-

Anthony R. Verdi (b)	2015	-	-	-	-	-	-	-	-	-
	2014	$438,000	300,000	$3.000	$3.000	5/22/2014	769%	0.050%	5.0	0.0%

Robert J. Oakes (b)	2015	-	-	-	-	-	-	-	-	-
	2014	438,000	300,000	3.000	3.000	5/22/2014	7.686	0.001	5.003	0.0%

Mark Daley (c) (d)	2015	112,000	80,000	$4.000	1.400	3/27/2015	779%	0.120%	5.0	0.0%
	2014	$75,600	1,800,000	$0.100	$0.042	8/19/2014	753%	0.050%	5.0	0.0%

John Keddy (d)	2015	112,000	80,000	$4.000	1.400	3/27/2015	779%	0.120%	5.0	0.0%
	2014	$117,000	1,800,000	$4.000	$0.065	11/14/2014	789%	0.070%	5.0	0.0%

(a)      Mr. Caldwell received no equity compensation as Chief Executive Officer. On May 22, 2014, the board of directors of the Company granted warrants to purchase 30,000 shares of Series B Preferred Stock at an exercise price equal to $3.00 per share to Mr. Caldwell. On May 22, 2014, Mr. Caldwell assigned these warrants to the Co-Investment Fund II, L.P. The warrants are immediately exercisable, non transferrable and expire on May 22, 2019. Mr. Caldwell’s compensation received in 2014 and 2013 was that of a non-employee director and is included in the tables and disclosures with all other non employee directors.

(b)      On May 22, 2014, the board of directors of the Company granted warrants to purchase 300,000 shares of Series B Preferred Stock at an exercise price equal to $3.00 per share to Messrs. Verdi and Oakes. The warrants are immediately exercisable, non transferrable and expire on May 22, 2019.

(c)      On August 19, 2014, the board of directors of the Company granted options to purchase common stock issued under the Company’s 2010 Equity Compensation Plan to Mr. Daley.

(d)      On March 27, 2015, the board of directors of the Company granted warrants to purchase 80,000 shares of Series A Preferred Stock at an exercise price equal to $4.00 per share to Messrs. Daley and Keddy. The warrants are immediately exercisable, non transferrable and expire on May 22, 2019 however the warrants to Mr. Keddy expired as a result of his termination of employment in accordance with the terms of the warrant.

55

(8)      All other compensation paid to our named executive officers in the fiscal year ended December 31, 2015 consisted of the following:

Name	Payments for Auto and Equipment ($) (a)	Company Paid Health, Life and Disabilitly Insurance ($) (b)	Company Matching of Employee 401(k) Contributions (c)	Reimbursement of Personal Living Expenses (d)	Board of Directors Meeting Fees (e)	Total ($)

Donald R. Caldwell	-	-	-	-	9,669	9,669

Anthony R. Verdi	13,200	677	2,454	-	-	16,331

Robert J. Oakes	1,200	12,566	2,650	-	-	16,416

Mark Daley	1,200	4,136	2,650	-	-	7,986

John Keddy	600	6,776	1,252	7,142	-	15,770

(a)       Payments for auto and equipment represent monthly allowances for auto, cell phones and other equipment.

(b)       Company-paid health, life and disability insurance represent the cost of company-paid insurance premiums covering the named executive officers and, in the case of health insurance premiums, their dependents. The Company paid 75% of these insurance premiums for the named executive officers. Health insurance premiums vary based on several factors, including the age of the named executive officer and the number of their covered dependents.

(c)       Company matching of employee 401(k) contributions represents 25% of the employee’s contribution up to 4% of the employee’s compensation, which were fully vested for Messrs. Verdi and Oakes and unvested for Messrs. Daley and Keddy.

(d)       Reimbursement of personal living expenses for Mr. Keddy represents the reimbursement of Mr. Keddy’s personal living expenses in accordance with his employment arrangement.

(e)       Mr. Caldwell received board and committee meeting fees at the rates specified in the Company’s non employee director compensation plan.

56

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information for the outstanding equity awards held by our named executive officers for the year ended December 31, 2015. There have been no stock awards granted. The information below pertains to stock options, which were granted under the 2010 Equity Compensation Plan (which includes prior grants under our 2005 Incentive Stock Plan, 2006 Omnibus Equity Compensation Plan and 2008 Equity Compensation Plan), a warrant to purchase 150,000 shares of the Company’s Series A Convertible Preferred Stock, which was issued to Mr. Oakes on August 18, 2010, and a warrant to purchase 150,000 shares of the Company’s Series A Convertible Preferred Stock, which was issued to Mr. Verdi on September 14, 2011, warrants to purchase 300,000 shares of the Company’s Series B Convertible Preferred Stock were issued to Mr. Oakes and Mr. Verdi on May 22, 2014, and a warrant to purchase 80,000 shares of the Company’s Series A Convertible Preferred Stock, which was issued to Mr. Daley on March 27, 2015.

	Option Awards

	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration
Name	Exercisable	Unexercisable	(#)	($)	Date

Donald R. Caldwell	-	-	-	-	-

Anthony R. Verdi	150,000	-	-	4.00	9/14/2016
	300,000	-	-	3.00	5/22/2019

Robert J. Oakes	300,000	-	-	3.00	5/22/2019

Mark Daley	600,000	1,200,000	-	4.00	8/19/2019
	-	80,000	-	4.00	3/27/2020

John Keddy	-	-	-	-	-

Compensation Committee Interlocks and Insider Participation

No members of our compensation committee are currently, or have been, employed by us as officers or employees. None of our executive officers currently serve, or in the past three years have served, as a member of the board of directors, compensation committee or other board committee performing equivalent functions of another entity that has one or more executive officers serving on our board or compensation committee.

Employment, Severance and Other Agreements

Donald R. Caldwell

Our board of directors appointed Mr. Caldwell Chief Executive Officer and Chairman of our board of directors on January 26, 2015, with an annual salary of $1. Mr. Caldwell is employed as an employee-at-will.

57

Anthony R. Verdi

Pursuant to an amended and restated employment agreement Mr. Verdi serves as our Principal Executive Officer, Chief Financial Officer and Chief Operating Officer. His amended and restated employment agreement automatically renewed for a one year term on March 31, 2013, and, if not terminated, will automatically renew for one year periods. His annual base salary was $225,000 per year from March 31, 2008 through May 30, 2011 and was then increased by the board of directors to $250,000 effective June 1, 2011 and increased to $300,000 effective November 1, 2015. He is entitled to receive such bonus compensation as a majority of our board of directors may determine from time to time.

In the event of Mr. Verdi’s termination without cause or for good reason, he or his estate would receive his then current base annual salary, plus unpaid accrued employee benefits, which is primarily accrued vacation, plus the continuation of his employee benefits for a period of 18 months, less all applicable taxes. In the event of his voluntary termination, death or disability, he or his estate would receive unpaid accrued employee benefits, plus the continuation of his employee benefits for a period of one month, less all applicable taxes.

Robert J. Oakes

Pursuant to an amended and restated written employment agreement with InsPro Technologies, LLC, Mr. Oakes serves as Vice Chairman of the board of directors. Pursuant to his employment agreement, his annual base salary was $250,000 per year through September 30, 2011. On April 7, 2011, Mr. Oakes received an increase in his base compensation pursuant to his employment agreement to $300,000 retroactive to July 1, 2010, upon InsPro Technologies, LLC achievement of one calendar quarter of positive operating cash flow, which occurred during the calendar quarter ended March 31, 2011. Mr. Oakes was entitled to bonus compensation equal to 100% of the InsPro Technologies, LLC’s net income up to a maximum of $100,000 in 2010 and $100,000 in 2011. Mr. Oakes is entitled to such fringe benefits as are available to other executives of InsPro Technologies Corporation. Mr. Oakes employment agreement was automatically extended for an additional one year term on March 25, 2013 and will be annually automatically extended thereafter unless either party provides written notification to the other party of non-renewal no later than 60 days prior to the termination date of the agreement.

In the event of Mr. Oakes’s termination without cause or for good reason, he or his estate would receive his then current base annual salary, plus unpaid accrued employee benefits, which is primarily accrued vacation, plus the continuation of his employee benefits for a period of 12 months, less all applicable taxes. In the event of his voluntary termination, death or disability, he or his estate would receive unpaid accrued employee benefits, plus the continuation of his employee benefits for a period of one month, less all applicable taxes.

Pursuant to Mr. Oakes employment agreement, he is subject to a non-competition and non-solicitation provision during the term of his employment agreement and for a period of one year following his termination.

Michael Mullin

Pursuant to a written employment agreement with InsPro Technologies, LLC, Mr. Mullin served as InsPro Technologies, LLC’s Chief Operating Officer from June 20, 2011 through December 29, 2013. His employment agreement automatically renewed for a one year term on June 20, 2013 and was terminated effective December 29, 2013. Pursuant to his employment agreement, his annual base salary was $220,000 per year plus a $1,000 per month benefits allowance paid each month that he was not a participant in the Company’s health insurance plans offer to executives and such fringe benefits as are available to other executives of InsPro Technologies Corporation.

Pursuant to his written offer of employment Mr. Mullin was entitled to variable incentive cash compensation each calendar quarter amounting to 100% of InsPro Technologies, LLC’s positive cash flow up to a maximum of $12,500 per calendar quarter.

58

On November 29, 2013, we agreed to a Separation of Employment and General Release Agreement with Mr. Mullin, whereby we and Mr. Mullin mutually agreed that Mr. Mullin’s employment terminated effective December 29, 2013, which we refer to as the separation date. Under the terms of this agreement, we agreed to continue to pay Mr. Mullin his current monthly base salary of $18,333 for a period of six months after the separation date, less applicable tax withholding, which amount will be paid in equal monthly installments in accordance with our normal payroll practices. Any unvested stock option grants held by Mr. Mullin as of the separation date were forfeited. All vested stock option grants held by Mr. Mullin as of the separation date will expire in accordance with their original expiration term.

Mark Daley

Mr. Daley has served as InsPro Technologies, LLC’s Chief Revenue Officer effective June 2, 2014. Mr. Daley is employed as an employee-at-will. Mr. Daley is entitled to variable incentive compensation based on a percentage of new sales pursuant to a written variable compensation arrangement with InsPro Technologies, LLC.

John Keddy

Pursuant to a written employment agreement with InsPro Technologies, LLC Mr. Keddy serves as InsPro Technologies, LLC’s Chief Information Officer effective September 25, 2014. Pursuant to his employment agreement, his annual base salary is $250,000 per year plus such fringe benefits as are available to other executives of the Company. His employment agreement has a term of one year and automatically renewed for a one year term on each anniversary unless either party provides written notification to the other party of non-renewal no later than 30 days prior to the termination date of the agreement. Mr. Keddy resigned effective July 17, 2015.

Pursuant to his written offer of employment Mr. Keddy was entitled to receive a $40,000 one-time sign-on bonus, receive up to $3,500 per week for up to 10 weeks effective September 25, 2014, as reimbursement for out-of-pocket temporary housing costs, receive up to $12,000 for reimbursement of reasonable moving expenses and be eligible to participate in the Company’s management bonus program beginning on January 1, 2015.

In the event of Mr. Keddy’s termination without cause or for good reason, he or his estate would receive his then current base monthly salary for a period of 6 months, less all applicable taxes. In the event of his voluntary termination, death or disability, he or his estate would receive unpaid accrued employee benefits, plus the continuation of his employee benefits for a period of one month, less all applicable taxes.

Pursuant to Mr. Keddy’s employment agreement, he is subject to a non-competition and non-solicitation provision during the term of his employment agreement and for a period of 6 months following his termination.

59

Compensation of Directors

The following table sets forth information concerning the compensation of all individuals who served on our board of directors during the fiscal year ended December 31, 2015. There was option awards and no non-equity incentive plan compensation or nonqualified deferred compensation earnings paid to any of our directors for the year ended December 31, 2015. Directors who are employees receive no additional or special compensation for serving as directors. All compensation for Messrs. Caldwell, Oakes and Verdi is included in the Summary Compensation Table. Mr. Caldwell was appointed chief executive officer of the Company on January 26, 2015. Messrs. Adamsky, and Caldwell have assigned all of their compensation to The Co-Investment Fund II, L.P. Messrs. Adamsky and Caldwell are stockholders, directors and officers of Co-Invest II Capital Partners, Inc., which is the general partner of Co-Invest Management II, L.P., which is the general partner of The Co-Investment Fund II, L.P.

Name		Fees Earned or Paid in Cash ($) (1)	Stock Awards ($)	Option Awards ($)	Total ($)

Brian Adamsky	(2)	6,500	-	-	6,500

Michael Azeez		6,000	-	-	6,000

John Harrison		6,500	-	-	6,500

Kenneth Harvey		6,000	-	-	6,000

Alan Krigstein	(3)	-	-	-	-

Sanford Rich		8,500	-	-	8,500

L.J. Rowell		8,000	-	-	8,000

Paul Soltoff		6,000	-	-	6,000

Edmond Walters		3,000	-	-	3,000

(1)	Represents board and committee meeting fees paid to our directors under our Non-Employee Director Compensation Plan.

(2)	Messrs. Adamsky and Caldwell have assigned all of their board compensation to The Co-Investment Fund II, L.P.

(3)	Mr. Krigstein has assigned his equity compensation to Independence Blue Cross, LLC and he has declined all cash compensation.

60

The following table sets forth information concerning the aggregate number of options and warrants available, which are options or warrants issued, outstanding and exercisable, for non-employee directors as of December 31, 2014.

Aggregate Number of Options/Warrants Available as of December 31, 2015

Brian Adamsky (a)	-

Michael Azeez (b)	30,000

Donald Caldwell (a)	-

John Harrison (c)	250,000
(b)	30,000

Kenneth Harvey (b)	300,000

Alan Krigstein (d)	-

Sanford Rich (c)	200,000
(b)	30,000

L.J. Rowell (c)	200,000
(b)	30,000

Paul Soltoff (c)	150,000
(b)	30,000

Edmond Walters (b)	30,000

(a)	Messrs. Adamsky and Caldwell have assigned all of their board compensation to The Co-Investment Fund II, L.P.

(b)	Represents warrants to purchase shares of the Company’s Series B Convertible Preferred Stock.

(c)	Represents stock options granted from the Company’s 2010 Equity Compensation Plan.

(d)	Mr. Krigstein has assigned his equity compensation to Independence Blue Cross, LLC.

Director Compensation Plan

Directors who are employees receive no additional or special compensation for serving as directors. Non- employee directors receive the following compensation under the terms of our Non Employee Director Compensation Plan, which was amended on December 13, 2011, to remove all equity compensation and annual cash retainer components from the plan and to increase the per Board meeting cash fee effective January 2, 2012:

61

The compensation of the Company’s non-employee directors is as follows:

•	$1,500 meeting fee for each director for each meeting of the Board attended in person or via conference telephone.

•	$500 meeting fee for each committee member for each meeting of a committee of the Board, attended in person or via conference telephone.

We also purchase directors’ and officers’ liability insurance for the benefit of our directors and officers as a group. We also reimburse our non-employee directors for their reasonable out-of-pocket expenses incurred in attending meetings of our board of directors or its committees in accordance with the Company’s expense reimbursement policies in effect from time to time. No fees are payable to directors for attendance at specially called meetings of the board.

62

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows information known by us with respect to the beneficial ownership of our common stock, Series A Convertible Preferred Stock and Series B Convertible Preferred Stock as of December 30, 2015, for each of the following persons:

•	each of our directors;

•	our named executive officers;

•	all of our directors, director nominees and executive officers as a group; and

•	each person or group of affiliated persons or entities known by us to beneficially own 5% or more of our common stock, Series A Convertible Preferred Stock or Series B Convertible Preferred Stock.

The number of shares beneficially owned, beneficial ownership and percentage ownership are determined in accordance with the rules of the Commission. Under these rules, beneficial ownership includes (i) any shares as to which the individual or entity has sole or shared voting power or investment power and (ii) any shares that an individual or entity has the right to acquire beneficial ownership of within 60 days of December 30, 2015 through the exercise of any warrant, stock option or other right. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares underlying options and warrants that are exercisable within 60 days of December 30, 2015 are considered to be outstanding. To our knowledge, except as indicated in the footnotes to the following table and subject to community property laws where applicable, the persons named in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them. The following table is based on 25,084,730 shares of Common Stock, 1,276,750 shares of Series A Convertible Preferred Stock and 3,297,378 shares of Series B Convertible Preferred Stock outstanding as of December 30, 2015. Unless otherwise indicated, the address of all individuals and entities listed below is InsPro Technologies Corporation, 150 N. Radnor-Chester Road, Suite B-101, Radnor, Pennsylvania 19087.

	Number of
	Shares		Percent of
	Beneficially		Shares
Name of Beneficial Owner	Owned	Title of Class	Beneficially
Directors and Executive Officers:

Brian Adamsky	85,688,674 (1)(2)	Common Stock	74.8%
	1,250,000 (2)	Series A Preferred Stock	97.9%
	1,827,186 (2)(3)	Series B Preferred Stock	35.2%
Michael Azeez	23,799,990 (4)(5)(24)(25)	Common Stock	40.5%
	463,333(4)(7)(25)	Series B Preferred Stock	8.7%
Donald R. Caldwell	86,199,990 (1)(2)	Common Stock	75.2%
	1,250,000 (2)	Series A Preferred Stock	97.9%
	1,887,186 (2)(3)	Series B Preferred Stock	35.2%

	Number of
	Shares		Percent of
	Beneficially		Shares
Name of Beneficial Owner	Owned	Title of Class	Beneficially
Mark Daley	600,000 (24)	Common Stock	1.4%
Robert J. Oakes	6,026,813 (6)	Common Stock	12.7%
	1,250 (8)	Series A Preferred Stock	*
	300,000 (10)	Series B Preferred Stock	5.4%
John Harrison	770,000 (9)	Common Stock	1.8%
	1,250	Series A Preferred Stock	*
	30,000 (7)	Series B Preferred Stock	*
Kenneth Harvey	6,000,000 (11)	Common Stock	12.6%
	300,000 (10)	Series B Preferred Stock	5.4%
John Keddy	-	Common Stock	*
Alan Krigstein	-	Common Stock	*
L. J. Rowell	1,015,600 (12)	Common Stock	2.4%
	30,000 (7)	Series B Preferred Stock	*
Paul Soltoff	805,000 (13)	Common Stock	1.9%
	1,250	Series A Preferred Stock	*
	30,000 (7)	Series B Preferred Stock	*
Sanford Rich	915,000 (14)	Common Stock	2.2%
	1,250	Series A Preferred Stock	*
	30,000 (7)	Series B Preferred Stock	*
Anthony R. Verdi	9,085,000 (15)	Common Stock	18.0%
	151,250(8)	Series A Preferred Stock	10.6%
	300,000 (10)	Series B Preferred Stock	5.4%
Edmond Walters	5,771,613(21)	Common Stock	12.2%
	196,666 (7)	Series B Preferred Stock	3.7%

All directors and executive officers as a group (12 persons)	132,288,786 (1)(2)(4)(5)(6)(9) (11)(12)(13) (14)(15)(16)(17) (18)(20)(21)	Common Stock	86.9%

	1,406,250 (23)	Series A Preferred Stock	98.6%
	3,567,185 (2)(4)(22)	Series B Preferred Stock	55.3%

	Number of
	Shares		Percent of
	Beneficially		Shares
Name of Beneficial Owner	Owned	Title of Class	Beneficially

Holders of More than Five Percent of Our
Common Stock, Series A Convertible
Preferred Stock and Series B Convertible
Preferred Stock:

The Co-Investment Fund II, L. P.	85,688,674 (16)	Common Stock	74.8%
	1,250,000	Series A Preferred Stock	97.9%
	1,887,186 (3)	Series B Preferred Stock	35.2%

Independence Blue Cross	58,933,330 (17)	Common Stock	58.7%
	2,530,000 (7)	Series B Preferred Stock	47.4%

Azeez Investors, LLC	9,999,990 (5)	Common Stock	19.4%
	283,333 (7)	Series B Preferred Stock	5.3%
Azeez Enterprises, LP	4,500,000 (24)	Common Stock	17.0%
	150,000	Series B Preferred Stock	7.4%
Scarpa Family Trust, 2005	11,000,010 (18)	Common Stock	20.9%
	366,667	Series B Preferred Stock	6.9%
John Scarpa	4,500,010 (26)	Common Stock	9.8%
	150,000	Series B Preferred Stock	2.8%
Alvin H. Clemens	2,929,080 (19)	Common Stock	7.1%

* Less than 1%

(1)	Includes 12,646,874 shares of common stock, 10,298,080 shares underlying warrants, which are convertible within 60 days of December 30, 2015, 25,000,000 shares underlying 1,250,000 shares of Series A Convertible Preferred Stock, which are convertible, at the sole option of the holder, into twenty shares of our common stock per share of Series A Convertible Preferred Stock, and 36,543,720 shares underlying 1,827,186 shares of Series B Convertible Preferred Stock, which are convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series B Convertible Preferred Stock, which are beneficially owned by Co-Investment, designee of Cross Atlantic Capital Partners, Inc. Also includes 1,200,000 shares underlying warrants which are exercisable within 60 days of December 30, 2015, to purchase 60,000 shares of Series B Convertible Preferred Stock, which are also convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series B Convertible Preferred Stock, which are beneficially owned by Co-Investment.

(2)	Represents securities owned by Co-Investment, the designee of Cross Atlantic Capital Partners, Inc., of which Brian Adamsky is secretary, treasurer and chief financial officer and of which Donald R. Caldwell is managing partner. Mr. Caldwell is also a shareholder, director and officer of Co-Invest II Capital Partners, Inc., which is the general partner of Co-Invest Management II, L.P., which is the general partner of Co-Investment. Mr. Adamsky and Mr. Caldwell disclaim beneficial ownership of these securities, except to the extent of their pecuniary interest therein.

(3)	Includes 60,000 underlying shares underlying warrants which are exercisable within 60 days of December 30, 2015, which are beneficially owned by Co-Investment.

(4)	Includes securities owned by Azeez Investors, LLC and Azeez Enterprises, LP. Mr. Azeez is a managing member of Azeez Investors, LLC and Azeez Enterprises, LP. Mr. Azeez disclaims beneficial ownership of these securities, except to the extent of his pecuniary interest therein. Includes 600,000 shares underlying a warrant which is exercisable within 60 days of December 30, 2015, to purchase 30,000 shares of Series B Convertible Preferred Stock which are also convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series B Convertible Preferred Stock.

(5)	Includes 5,333,330 shares underlying warrants which are exercisable within 60 days of December 30, 2015. Includes 5,666,660 shares underlying 283,333 shares of Series B Convertible Preferred Stock, which are convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series B Convertible Preferred Stock.

(6)	Includes 1,500,000 shares underlying options and 33,333 shares underlying warrants, all of which are exercisable within 60 days of December 30, 2015. Includes 3,000,000 shares underlying a warrant which is exercisable within 60 days of December 30, 2015, to purchase 150,000 shares of Series A Convertible Preferred Stock which are also convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series A Convertible Preferred Stock. Includes 25,000 shares underlying 1,250 shares of Series A Convertible Preferred Stock, which are convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series A Convertible Preferred Stock. Includes 6,000,000 shares underlying a warrant which is exercisable within 60 days of December 30, 2015, to purchase 300,000 shares of Series B Convertible Preferred Stock which are also convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series B Convertible Preferred Stock.

(7)	Includes 30,000 underlying shares for warrants, which are exercisable within 60 days of December 30, 2015.

(8)	Intentionally omitted.

(9)	Includes 25,000 shares underlying 1,250 shares of Series A Convertible Preferred Stock, which are convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series A Convertible Preferred Stock. Includes 600,000 shares underlying a warrant which is exercisable within 60 days of December 30, 2015, to purchase 30,000 shares of Series B Convertible Preferred Stock which are also convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series B Convertible Preferred Stock.

(10)	Includes 300,000 shares underlying warrants, which are exercisable within 60 days of December 30, 2015.

(11)	Includes 6,000,000 shares underlying a warrant which is exercisable within 60 days of December 30, 2015, to purchase 300,000 shares of Series B Convertible Preferred Stock which are also convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series B Convertible Preferred Stock.

(12)	Includes 200,000 shares underlying options, which are exercisable within 60 days of December 30, 2015. Includes 600,000 shares underlying a warrant which is exercisable within 60 days of December 30, 2015, to purchase 30,000 shares of Series B Convertible Preferred Stock which are also convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series B Convertible Preferred Stock.

(13)	Includes 25,000 shares underlying 1,250 shares of Series A Convertible Preferred Stock, which are convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series A Convertible Preferred Stock. Includes 600,000 shares underlying a warrant which is exercisable within 60 days of December 30, 2015, to purchase 30,000 shares of Series B Convertible Preferred Stock which are also convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series B Convertible Preferred Stock.

(14)	Includes 200,000 shares underlying options and 33,333 shares underlying warrants, all of which are exercisable within 60 days of December 30, 2015. Includes 25,000 shares underlying 1,250 shares of Series A Convertible Preferred Stock, which are convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series A Convertible Preferred Stock. Includes 600,000 shares underlying a warrant which is exercisable within 60 days of December 30, 2015, to purchase 30,000 shares of Series B Convertible Preferred Stock which are also convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series B Convertible Preferred Stock.

(15)	Includes 25,000 shares underlying 1,250 shares of Series A Convertible Preferred Stock, which are convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series A Convertible Preferred Stock. Includes 3,000,000 shares underlying a warrant which is exercisable within 60 days of December 30, 2015, to purchase 150,000 shares of Series A Convertible Preferred Stock, which are also convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series A Convertible Preferred Stock. Includes 6,000,000 shares underlying a warrant which is exercisable within 60 days of December 30, 2015, to purchase 300,000 shares of Series B Convertible Preferred Stock, which are also convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series B Convertible Preferred Stock.

(16)	Includes 10,298,080 shares underlying warrants, which are exercisable within 60 days of December 30, 2015. Includes 25,000,000 shares underlying 1,250,000 shares of Series A Convertible Preferred Stock, which are convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series A Convertible Preferred Stock. Includes 37,743,720 shares underlying 1,887,186 shares of Series B Convertible Preferred Stock, which are convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series B Convertible Preferred Stock. Also includes 1,200,000 shares underlying warrants which are exercisable within 60 days of December 30, 2015, to purchase 60,000 shares of Series B Convertible Preferred Stock, which are also convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series B Convertible Preferred Stock, which are beneficially owned by Co-Investment.

(17)	Includes 8,333,330 shares underlying warrants which are exercisable within 60 days of December 30, 2015. Includes 50,000,000 shares underlying 2,500,000 shares of Series B Convertible Preferred Stock, which are convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series B Convertible Preferred Stock. Also includes 600,000 shares underlying warrants which are exercisable within 60 days of December 30, 2015, to purchase 30,000 shares of Series B Convertible Preferred Stock, which are also convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series B Convertible Preferred Stock

(18)	Includes 3,666,670 shares underlying warrants which are exercisable within 60 days of December 30, 2015. Includes 7,333,340 shares underlying 366,667 shares of Series B Convertible Preferred Stock, which are convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series B Convertible Preferred Stock.

(19)	Includes 1,000,000 shares of common stock held by The Clemens-Beaver Creek Limited Partnership, of which Alvin H. Clemens is the general partner. Also includes 100,000 shares held by Mr. Clemens’s minor children.

(20)	Includes 23,400,000 shares underlying warrants which are exercisable within 60 days of December 30, 2015, to purchase 1,140,000 shares of Series B Convertible Preferred Stock, which are also convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series B Convertible Preferred Stock.

(21)	Includes 3,333,320 shares underlying 166,666 shares of Series B Convertible Preferred Stock, which are convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series B Convertible Preferred Stock. Includes 600,000 shares underlying a warrant which is exercisable within 60 days of December 30, 2015, to purchase 30,000 shares of Series B Convertible Preferred Stock which are also convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series B Convertible Preferred Stock.

(22)	Includes 1,170,000 shares underlying warrants which are exercisable within 60 days of December 30, 2015.

(23)	Includes 150,000 shares underlying warrants which are exercisable within 60 days of December 30, 2015.

(24)	Includes 1,500,000 shares underlying warrants which are exercisable within 60 days of December 30, 2015. Includes 3,000,000 shares underlying 150,000 shares of Series B Convertible Preferred Stock, which are convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series B Convertible Preferred Stock.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

From the beginning of our last fiscal year until the date of this proxy statement, there has been no transaction, nor is there any transaction currently proposed, to which we were, are, or would be a participant, in which the amount involved exceeded or would exceed the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years and in which any of our directors or executive officers, any holder of more than 5% of our common stock or any member of the immediate family of any of these persons or entities had or will have a direct or indirect material interest, other than the transactions described below.

We believe that we have executed all of the transactions described below on terms no less favorable to us than we could have obtained from unaffiliated third parties. It is our intention to ensure that all future transactions between us and our officers, directors and principal stockholders and their affiliates are approved by a majority of our board of directors, including a majority of the independent and disinterested members of our board of directors, and are on terms no less favorable to us than those that we could obtain from unaffiliated third parties.

•	On January 30, 2015, the Company and InsPro LLC issued a Secured Convertible Promissory Note (“Note”) to The Co-Investment Fund II, L.P., a holder of more than 5% of our common stock on an as converted basis (“Co-Investment”), pursuant to a Secured Convertible Promissory Note Purchase Agreement (the “Note Purchase Agreement”). In connection with the Note Purchase Agreement, the Company, InsPro LLC and Co-Investment entered into a Security Agreement (the “Security Agreement”, and together with the Note and the Note Purchase Agreement, the “Financing Agreements”). Pursuant to the terms and subject to the conditions set forth in the Financing Agreements, Co-Investment provided a loan in the amount of $1,000,000 (“Loan”) to the Company and InsPro LLC, which is secured by all assets of the Company and InsPro LLC other than copyright applications, copyright registration, patents, patent applications, trademarks, services markets and other intellectual property (“Collateral”). Pursuant to the Secured Convertible Promissory Note (“Note”), interest in the amount of 8% per annum, calculated on a 365 or 366 day year, as the case may be, and the principal amount of $1,000,000 and accrued interest will be paid on or before June 30, 2016. Co-Investment has the right to convert principal and accrued interest into the equity securities of the Company in the event that the Company issues and sells equity securities to investors on or before the repayment in full of the Note in an equity financing resulting in gross proceeds to the Company of at least $1,000,000. In the event that the Company consummates a consolidation, merger of reorganization in which the stockholders of the Company do not hold at least a majority of the voting power of the surviving entity in substantially the same proportion immediately after such consolidation, merger or reorganization, or the Company consummates a transaction or series of related transaction in which in excess of fifty percent of the voting power is transferred, then upon notice to Co-Investment the Company shall repay the entire outstanding principal balance and all unpaid accrued interest under the Note upon the closing of such transaction. The Company and InsPro LLC may prepay the Note at any time in whole or in part without payment of penalty or unearned interest.

Pursuant to the Security Agreement, the Company shall not, without the Co-Investment’s prior consent, sell, lease or otherwise dispose of any equipment or fixtures constituting Collateral. In addition, the Company and InsPro LLC will furnish Co-Investment with such information and documents regarding the Collateral and their financial condition, business, assets and liabilities as is reasonably requested by Co-Investment.

In connection with the Financing Agreements, Co-Investment entered into a Subordination Agreement (“Subordination Agreement”) with SVB, the terms of such agreement were approved by the Company, InsPro LLC and Atiam Technologies L.P. Pursuant to the Subordination Agreement, Co-Investment agreed, among other things, that all obligations under the Amended and Restated Loan Agreement and any other obligations to SVB would be senior to the outstanding indebtedness under the Financing Agreements.

•	On March 27, 2015, the Company and InsPro LLC issued a second Secured Convertible Promissory Note (the “Second Note”) to Co-Investment pursuant to a second Secured Convertible Promissory Note Purchase Agreement (the “Second Note Purchase Agreement”). The terms of the Second Note are essentially identical to the terms of the Note and the terms of the Second Note Purchase Agreement are essentially identical to the terms of the Note Purchase Agreement. Co-Investment provided a second loan in the amount of $1,000,000 to the Company and InsPro LLC.

•	On March 17, 2015, the Company received a loan from Edmond Walters, a current director of the Company, in the amount of $500,000 (the “Walters Loan”). The Walters Loan was a pre-payment by Mr. Walters in connection with any future issuance of equity securities of the Company, and is convertible into equity securities of the Company in connection with any such future issuance of equity securities as agreed to by the Company and Mr. Walters. The Walters Loan is refundable to Mr. Walters on demand, without interest, if the Company does not consummate an equity financing within a time period to be determined by the Company and Mr. Walters.

•	On September 18, 2015, the Company completed a private placement (the “September Private Placement”) with certain accredited investors (the “Investors”), including The Co-Investment Fund II, L.P. (“Co-Investment”), which hold more than 5% of our common stock, Donald Caldwell who is the CEO and chairman of the board of directors of the Company and managing partner of Co-Investment, Edmond Walters, who is a director of the Company, and Azeez Enterprises, LP, which is affiliated with Michael Azeez, who is a director of the Company, for an aggregate of 1,163,141 shares of our Series B Convertible Preferred Stock and warrants to purchase 11,631,410 shares of our common stock (the “2015 Warrants”). The Company sold to the investors 1,163,141 units (“Units”) at a per Unit price of $3.00, for an aggregate total investment of $3,489,423, and each unit consisted of one share of Series B Convertible Preferred Stock and a warrant to purchase 10 shares of our common stock at an initial exercise price of $0.15 per share (“Warrant Shares”), subject to adjustment pursuant to the terms of a securities purchase agreement (the “Purchase Agreement”). In the September Private Placement the Company issued; 696,475 shares of Series A Preferred Stock and 6,964,750 Warrant shares to Co-Investment, 166,666 shares of Series A Preferred Stock and 1,666,660 Warrant shares to Edmond Walters, 150,000 shares of Series A Preferred Stock and 1,500,000 Warrant shares to Azeez Enterprises, LP. and 150,000 shares of Series A Preferred Stock and 1,500,000 Warrant shares to an unrelated third party.

•	Pursuant to the terms of the Purchase Agreement, the Company and Co-Investment agreed that, effective at the closing on September 18, 2015, (i) the Note and Second Note (collectively, the “Notes”) were amended such that the entire principal amount of such Notes plus accrued interest as of the closing was converted into Units, (ii) the Notes were converted in accordance with the terms thereof by the issuance of the Units to Co-Investment under the Purchase Agreement, (iii) all amounts owed to Co-Investment by the Company under borrowings by the Company, whether evidenced orally or in writing, including without limitation, the Notes and any unpaid principal balance, any interest owed and any penalties or additional fees owed to Co-Investment (collectively, “Existing Indebtedness”), was fully paid and satisfied by the Company, and the Existing Indebtedness was cancelled, and (iv) the Notes and any other agreements entered into in connection with the Notes were amended to give effect to the foregoing.

•	Pursuant to the terms of the Purchase Agreement, the Company and Edmond Walters agreed that, effective at the closing on September 18, 2015, (i) the Walters Loan was converted by the issuance of the Units to Edmond Walters under the Purchase Agreement, (ii) all amounts owed to Edmond Walters by the Company under borrowings by the Company, whether evidenced orally or in writing, including without limitation, the Walters Loan and any unpaid principal balance, any interest owed and any penalties or additional fees owed to Edmond Walters (collectively, “Walters Existing Indebtedness”), was fully paid and satisfied by the Company, and the Walters Existing Indebtedness was cancelled, and (iii) the Walters Loan and any agreements entered into in connection with the Loan were amended to give effect to the foregoing.

•	On October 6, 2015, the Company entered into and completed a private placement (the “IBC Private Placement”) with Independence Blue Cross, LLC, a Pennsylvania limited liability company ( “IBC”), for an aggregate of 333,333 shares of its Series B Preferred Stock and a warrant to purchase 3,333,330 shares of the Company’s Common Stock, pursuant to the terms of a securities purchase agreement In the IBC Private Placement the Company sold to IBC 333,333 units at a per unit price of $3.00, for an aggregate total investment of $999,999, and each unit consisted of one share of Series B Convertible Preferred Stock and a warrant to purchase 10 shares of our common stock at an exercise price of $0.15 per share, subject to adjustment.

PLAN OF DISTRIBUTION

On or about February 12, 2016, we will distribute the rights, rights certificates and copies of this prospectus to individuals who owned shares of capital stock on January 31, 2016. If you wish to exercise your rights and purchase Units, you should complete the rights certificate and return it with payment for the shares, to us at the following address:

InsPro Technologies Corporation

150 N. Radnor-Chester Road

Suite B-101

Radnor, Pennsylvania 19087

Attn: Francis L. Gillan III

See further the section of this prospectus entitled “The Rights Offering.” If you have any questions, you should contact Francis L. Gillan III, at (484) 654-2200 or by electronic mail at rightsoffering@inspro.com.

We do not know of any existing agreements between any stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the Series B Convertible Preferred Stock or warrants underlying the rights.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of the material U. S. federal income tax consequences to U.S. holders, as defined below, of the receipt, ownership and exercise of the subscription rights distributed in the subscription rights offering, the ownership and disposition of Series B Convertible Preferred Stock and warrants to purchase our common stock received upon exercise of the subscription rights, and the ownership and disposition of common stock received upon the exercise of warrants to purchase our common stock or the conversion of Series B Convertible Preferred Stock. The legal conclusions with respect to matters of U.S. federal income tax law identified in this section, “Material U.S. Federal Income Tax Considerations,” are the opinion of our counsel, Morgan, Lewis & Bockius LLP. In this section, all references to “we” and “our” refer to the Company and not to Morgan, Lewis & Bockius LLP.

This discussion is based on the Code, Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect as of the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion is not binding on the Internal Revenue Service, the (“IRS”), or the courts. Accordingly, no assurance can be given that the tax consequences described herein will not be challenged by the IRS or that such a challenge would not be sustained by a court. No ruling has been sought from the IRS as to the U.S. federal income tax consequences set forth in this discussion.

This discussion does not address all aspects of U.S. federal income taxation that may be applicable to holders in light of their particular circumstances or to holders subject to special treatment under the U.S. federal income tax laws, including, but not limited to, financial institutions, brokers and dealers in securities or currencies, insurance companies, regulated investment companies, real estate investment trusts, tax-exempt organizations, persons who hold their shares as part of a straddle, hedge, conversion or other risk-reduction transaction, persons liable for the alternative minimum tax, persons who have received their common stock pursuant to which the subscription rights in this rights offering have been granted through the exercise of employee stock options or otherwise as compensation for services, partnerships or other entities treated as partnerships for U.S. federal income tax purposes, U.S. expatriates, and persons whose functional currency is not the U.S. dollar and foreign taxpayers. This discussion does not describe any tax consequences arising out of the tax laws of any state, local or foreign jurisdiction, or any U.S. federal tax considerations other than income taxation (such as alternative minimum, estate or gift taxation). This discussion is limited to U.S. holders which hold our shares as capital assets and does not address U.S. holders which beneficially hold our shares through either a “foreign financial institution” (as such term is defined in Section 1471(d)(4) of the Code) or certain other non-U.S. entities specified in Section 1472 of the Code. For purposes of this discussion, a “U.S. holder” is a holder that is, for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any political subdivision thereof;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if (i) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more “United States persons” (within the meaning of the Code) have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) receives the subscription rights or holds shares of Series B Convertible Preferred Stock or warrants received upon exercise of the subscription rights or the oversubscription privilege, the tax treatment of a partner in a partnership generally will depend upon the status of the partner and the activities of the partnership. Such a partner or partnership should consult its own tax advisor as to the U.S. federal income tax consequences of the receipt and ownership of the subscription rights or the ownership of shares of Series B Convertible Preferred Stock and warrants received upon exercise of the subscription rights or, if applicable, upon exercise of the oversubscription privilege.

YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF YOUR RECEIPT, OWNERSHIP, AND EXERCISE OF THE SUBSCRIPTION RIGHTS, THE OWNERSHIP AND DISPOSITION OF SERIES B CONVERTIBLE PREFERRED STOCK AND WARRANTS TO PURCHASE OUR COMMON STOCK, AND THE OWNERSHIP AND DISPOSITION OF COMMON STOCK RECEIVED UPON THE EXERCISE OF WARRANTS TO PURCHASE OUR COMMON STOCK OR THE CONVERSION OF SERIES B CONVERTIBLE PREFERRED STOCK, INCLUDING THE APPLICABILITY OF ANY FEDERAL ESTATE OR GIFT TAX LAWS OR ANY STATE, LOCAL OR FOREIGN TAX LAWS.

Receipt of the Subscription Rights

Each subscription right entitles an eligible stockholder the right to purchase for $240.00 one Unit, consisting of 80 shares of our Series B Convertible Preferred Stock and a warrant to purchase 800 additional shares of our common stock that expires on November 20, 2017 at an exercise price of $0.15 per share. Generally, the distribution of stock by a corporation to its stockholders with respect their stock is not taxable to such stockholders pursuant to Section 305(a) of the Code. For such purpose, a distribution of rights to acquire stock of the distributing corporation constitutes a distribution of stock. However, if a distribution of stock or rights to acquire stock is within one of several exceptions to the general rule of Section 305(a) set forth in Section 305(b) of the Code, the distribution may be taxable to the stockholders of the distributing corporation as described below.

Many of the exceptions to the general rule of Section 305(a) set forth in Section 305(b) involve preferred stock, such as the distribution of convertible preferred stock in certain circumstances pursuant to Section 305(b)(5). Treasury regulations define preferred stock not for its preferred rights and privileges, but its inability to participate in corporate growth to any significant extent. It is the opinion of Morgan, Lewis & Bockius LLP that the Series B Convertible Preferred Stock should not be preferred stock for tax purposes based on certain features of the preferred stock, including its right to participate in dividends on an as converted basis and the right to a distribution in a liquidation or other capital event on an as converted basis if such distribution would be greater than the liquidation preference right associated with the Series B Convertible Preferred Stock, as well as based on certain representations relied upon in rendering the opinion, and, accordingly, that none of the Section 305(b) exceptions that apply to preferred stock for tax purposes should apply to the rights offering and that the rights offering should be evaluated for Section 305 purposes as if we have only one outstanding class of stock. However, the application of the Code Section 305 rules to the rights offering (and any interest therein or obtained thereby) is uncertain. This opinion is not binding on the IRS or any court and there can be no assurance that the IRS or a court will agree with this opinion. The remainder of this discussion assumes that the Series B Convertible Preferred Stock is not treated as preferred stock for tax purposes.

Section 305(b)(2) is an exception to the general rule of Section 305(a) that applies to a “disproportionate distribution.” Pursuant to Section 305(b)(2), a distribution (or a series of distributions of which such a distribution is one) of stock rights constitutes a “disproportionate distribution,” and is therefore taxable, if the distribution results in (i) the receipt of property by some stockholders, and (ii) an increase in the proportionate interest of other stockholders in the assets or earnings and profits of the distributing corporation. For this purpose, the term “property” means money, securities and any other property, except that such term does not include stock in the corporation making the distribution or rights to acquire such stock. A “series of distributions” encompasses all distributions of stock made or deemed made by a corporation which have the result of receipt of cash or property by some stockholders and an increase in the proportionate interests of other stockholders. It is not necessary for a distribution of stock to be considered as one of a series of distributions that such distribution be pursuant to a plan to distribute cash and property to some stockholders and to increase the proportionate interests of the other stockholders, rather it is sufficient if there is a distribution (or a deemed distribution) having such effect. In addition, there is no requirement that both elements of Section 305(b)(2) of the Code occur in the form of a distribution or series of distributions as long as the result is that some stockholders receive cash and property and other stockholders’ proportionate interests increase. Under the applicable Treasury regulations, where the receipt of cash or property occurs more than 36 months following a distribution or series of distributions of stock, or where a distribution is made more than 36 months following the receipt of cash or property, such distribution or distributions will be presumed not to result in the receipt of cash or property by some stockholders and an increase in the proportionate interest of other stockholders, unless the receipt of cash or property by some stockholders and the distribution or series of distributions are made pursuant to a plan.

It is the opinion of Morgan, Lewis & Bockius LLP that the distribution of subscription rights in the rights offering should not constitute an increase in the proportionate interest of some stockholders in the assets or earnings and profits of the Company for the purpose of Section 305(b)(2) based on the fact that all of our stockholders will receive rights in the rights offering based upon their respective ownership our common stock, as well as based on certain representations relied upon in rendering the opinion, and, accordingly, that the rights offering should not constitute part of a “disproportionate distribution,” pursuant to Section 305(b)(2) of the Code. However, the application of the Code Section 305 rules to the rights offering (and any interest therein or obtained thereby) is uncertain. This opinion is not binding on the IRS or any court and there can be no assurance that the IRS or a court will agree with this opinion. The remainder of this discussion assumes that Section 305(b)(2) does not apply to the subscription rights offering.

Subject to the foregoing, it is the opinion of Morgan, Lewis & Bockius LLP that you should not recognize taxable income for U.S. federal income tax purposes in connection with the receipt of the subscription right in the rights offering and the remainder of this discussion so assumes. Morgan, Lewis & Bockius is unable to opine at a higher level of certainty on this matter due to the aforementioned uncertainty associated with the application of the Code Section 305 rules to the rights offering (and any interest therein or obtained thereby). In the event the IRS successfully asserts or a court determines that your receipt of subscription rights is currently taxable pursuant to Section 305(b)(2) of the Code, the discussion under the heading “Alternative Treatment of Subscription Rights” describes the tax consequences that will result from such a determination.

Tax Basis and Holding Period of the Subscription Rights

Your tax basis of the subscription rights for U.S. federal income tax purposes will depend on the fair market value of the subscription rights you receive and the fair market value of your existing shares of stock on the date you receive the subscription rights. The tax basis of the subscription rights received by you in the subscription rights offering will be zero unless either (i) the fair market value of the subscription rights on the date such subscription rights are distributed is equal to at least 15% of the fair market value on such date of the shares with respect to which they are received or (ii) you elect to allocate part of the tax basis of such shares to the subscription rights. If either (i) or (ii) is true, then, if you exercise the subscription rights, your tax basis in your shares will be allocated between the subscription rights and the shares with respect to which the subscription rights were received in proportion to their respective fair market values on the date the subscription rights are distributed.

In addition, any tax basis allocated to the subscription rights must be apportioned between the right to receive shares of the Series B Convertible Preferred Stock, or Preferred Stock Rights, and the right to receive warrants, or Warrant Rights, in proportion to their respective fair market values on the date you receive the subscription rights.

We have not obtained an independent appraisal of the valuation of the subscription rights and, therefore, you should consult with your tax advisor to determine the proper allocation of basis between the subscription rights and the shares with respect to which the subscription rights are received.

Your holding period for the subscription rights will include your holding period for the shares with respect to which the subscription rights were received.

Expiration of the Subscription Rights

If you allow subscription rights received in the subscription rights offering to expire, you will not recognize any gain or loss. If you have tax basis in the subscription rights, the tax basis of the shares owned by you with respect to which such subscription rights were distributed will be restored to the tax basis of such shares immediately prior to the receipt of the subscription rights in the subscription rights offering.

Alternative Treatment of Subscription Rights

Receipt. If the IRS were to successfully assert that the distribution of the subscription rights in the rights offering resulted in a “disproportionate” distribution or is otherwise taxable pursuant to Section 305(b)(2), each holder would be considered to have received a distribution with respect to such holder’s stock in an amount equal to the fair market value of the subscription rights received by such holder on the date of the distribution. This distribution generally would be taxed as dividend income to the extent of your ratable share of our current and accumulated earnings and profits. The amount of any distribution in excess of our earnings and profits will be applied to reduce, but not below zero, your tax basis in your stock, and any excess generally will be taxable to you as capital gain (long-term, if your holding period with respect to your capital stock is more than one year as of the date of distribution, and otherwise short-term). Your tax basis in the subscription rights received pursuant to the rights offering would be equal to their fair market value on the date of distribution and the holding period for the rights would begin upon receipt.

Expiration. Assuming the receipt of subscription rights in the rights offering is a taxable event, if your subscription rights lapse without being exercised, you will recognize a capital loss equal to your tax basis in such expired subscription rights. The deductibility of capital losses is subject to limitations.

Exercise of the Subscription Rights; Tax Basis and Holding Period of the Shares

Generally, you will not recognize any gain or loss upon the exercise of the subscription rights received in the subscription rights offering by purchasing Unit(s) for $240.00 per Unit. The tax basis of the Series B Convertible Preferred Stock acquired will be the sum of (i) that portion of the subscription price allocable to the Series B Convertible Preferred Stock, plus (ii) the portion, if any, of the tax basis of the subscription rights allocable to the Preferred Stock Rights. The tax basis of the warrants acquired will be the sum of (i) that portion of the subscription price allocable to the warrants, plus (ii) the portion, if any, of the tax basis of the subscription rights allocable to the Warrant Rights.

The holding period for the Series B Convertible Preferred Stock and warrants acquired through exercise of the subscription rights will begin on the date the subscription rights are exercised.

Taxation of Warrants

You generally will not recognize gain or loss upon exercise of a warrant to acquire common stock. Your tax basis of the common stock received upon exercise of a warrant for cash generally will equal the tax basis of the warrant, increased by the amount paid upon exercise of the warrant.

Your holding period of common stock received upon exercise of a warrant will begin on the date the warrant is exercised.

In the event a warrant lapses unexercised, you will recognize a capital loss in an amount equal to the tax basis of the warrant. Such capital loss will be long-term if your holding period of such warrant was more than one year at the time of lapse. The deductibility of capital losses is subject to limitations.

Taxation of Series B Convertible Preferred Stock

Distributions. Generally, any distribution with respect to the Series B Convertible Preferred Stock that is paid out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes, will constitute a dividend and will be includible in gross income by you when paid. Distributions with respect to the Series B Convertible Preferred Stock in excess of our current or accumulated earnings and profits would be treated first as a non-taxable return of capital to the extent of your basis in the Series B Convertible Preferred Stock (thus reducing such tax basis dollar-for-dollar), and thereafter as capital gain, which will be long-term capital gain if the your holding period for such stock at the time of distribution exceeds one year.

Sale, Exchange or Other Disposition. Upon a sale, exchange or other disposition of the Series B Convertible Preferred Stock (not including a conversion of the Series B Convertible Preferred Stock into our common stock), you generally will recognize capital gain or loss equal to the difference between the amount realized (not including any amount attributable to declared and unpaid dividends, which generally will be taxable as described above, under “— Taxation of Series B Convertible Preferred Stock — Distributions,” to holders that have not previously included such dividends in income) and your tax basis in the Series B Convertible Preferred Stock so disposed. Such capital gain or loss generally will be long-term capital gain or loss if your holding period for such stock at the time of disposition exceeds one year. The deductibility of capital losses is subject to limitations.

Adjustment of the Conversion Rate. The conversion rate of the Series B Convertible Preferred Stock is subject to adjustment. Treasury regulations promulgated under Section 305 of the Code could, under certain circumstances, treat a U.S. holder of the Series B Convertible Preferred Stock as having received a constructive distribution includable in such U.S. holder’s income in the manner described above under “— Taxation of Series B Convertible Preferred Stock — Distributions” if and to the extent that certain adjustments in the conversion rate (or failures to adjust) increase the proportionate interest of a U.S. holder in our earnings and profits or assets. Thus, under certain circumstances, U.S. holders may recognize income in the event of a constructive distribution even though they may not receive any cash or property. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing dilution in the interest of the U.S. holders of the Series B Convertible Preferred Stock, however, will generally not be considered to result in a constructive dividend distribution.

Conversion of the Series B Convertible Preferred Stock into Our Common Stock. You generally will not recognize any gain or loss in respect of the receipt of our common stock upon the conversion of the Series B Convertible Preferred Stock. The tax basis of our common stock that you receive on conversion will equal the tax basis of the Series B Convertible Preferred Stock converted (reduced by the portion of tax basis allocated to any fractional common share exchanged for cash, as described below), and the holding period of such common stock received on conversion will generally include the period during which you held the Series B Convertible Preferred Stock prior to conversion.

Cash received in lieu of a fractional common share will generally be treated as a payment in a taxable exchange for such fractional common share, and capital gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the amount of tax basis allocable to the fractional common share. Any cash received attributable to any declared and unpaid dividends on the Series B Convertible Preferred Stock will be treated as described above under “— Taxation of Series B Convertible Preferred Stock — Distributions.”

Taxation of Common Stock

Distributions. Distributions received with respect to our common stock will be treated as described above under “— Taxation of Series B Convertible Preferred Stock — Distributions.”

Sale, Exchange or Other Disposition. Upon a sale, exchange or other disposition of our common stock, you generally will recognize capital gain or loss in the manner described above under “— Taxation of Series B Convertible Preferred Stock — Sale, Exchange or Other Disposition.”

Additional Medicare Tax on Net Investment Income

An additional 3.8% tax will be imposed on the “net investment income” of certain U.S. citizens and resident aliens, and on the undistributed “net investment income” of certain estates and trusts. Among other items, “net investment income” generally includes gross income from dividends and net gain from the disposition of property, such as our capital stock, less certain deductions. You should consult your tax advisor with respect to this additional tax.

Information Reporting and Backup Withholding

In general, payments made to you of proceeds from the sale or other disposition of warrants, Series B Convertible Preferred Stock, or our common stock may be subject to information reporting to the IRS and possible U.S. federal backup withholding at the then applicable backup withholding rate. Backup withholding will not apply if you furnish a correct taxpayer identification number (certified on the IRS Form W-9 or valid substitute Form W-9) or otherwise establish that you are exempt from backup withholding. Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability. You may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.

You should consult your own tax advisor regarding your qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable.

EXPERTS

Our consolidated financial statements as of and for the years ended December 31, 2013 and 2014 included in this prospectus and in the registration statement of which this prospectus is a part have been audited by D’Arelli Pruzansky, P.A., independent registered public accountants, to the extent and for the periods set forth in their report and are incorporated in this prospectus in reliance upon the report given upon the authority of D’Arelli Pruzansky, P.A. as experts in auditing and accounting.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for our common stock is Pacific Stock Transfer Company, whose address is 4045 South Spencer Street, Suite 403, Las Vegas, NV 89119, and whose phone number is (702) 361-3033.

LEGAL MATTERS

The validity of the securities being offered by this prospectus have been passed upon for us by Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a registration statement on Form S-1, including exhibits, schedules and amendments filed with this registration statement, under the Securities Act with respect to offers and resales of shares of our common stock by the selling stockholders identified in this prospectus. This prospectus, which constitutes part of the registration statement, does not include all of the information contained in the registration statement and its exhibits and schedules. You should refer to the registration statement and its exhibits and schedules for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits filed with the registration statement for copies of the actual contract, agreement or other document. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by reference to the exhibit to which the reference relates.

You can read the registration statement and our other filings with the Commission, over the Internet at the Commission’s website at http://www.sec.gov. You also may read and copy any document that we file with the Commission at its public reference room at Headquarters Office, 100 F Street, N.E., Washington, D.C. 20549.

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

FINANCIAL STATEMENTS

Management Report on Internal Control over Financial Reporting

Disclosure Controls and Procedures.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting for the Company. Under the supervision of our Principal Officer and Chief Financial Officer, our management conducted an assessment of the effectiveness of our disclosure controls and procedures (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended) as of the end of the period covered by this report. Based on that assessment, the Principal Executive Officer and Chief Financial Officer has concluded that our disclosure controls and procedures were effective for their intended purposes as of December 31, 2014.

Internal Control over Financial Reporting.

The Company’s internal control over financial reporting is a process to provide reasonable assurance that the information required to be disclosed by the Company in reports filed under the Securities Exchange Act of 1934, as amended, is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and is accumulated and communicated to management, including the Company’s principal executive and principal financial officers, or person performing similar functions, as appropriate to allow timely decisions regarding required recording and disclosure.

A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within the Company have been detected. The design of any system of controls also is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions; over time, control may become inadequate because of changes in conditions, or the degree of compliance with the policies or procedures may deteriorate. Because of the inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and not be detected.

As of December 31, 2014 management conducted an assessment of the effectiveness of the Company’s internal control over financial reporting based on the criteria for effective internal control over financial reporting established in “Internal Control — Integrated Framework,” issued by the Committee of Sponsoring Organizations (COSO) of the Treadway Commission. Based on that assessment, our Principal Executive Officer and Chief Financial Officer has concluded that our internal control over financial reporting was effective as of December 31, 2014.

Changes in internal control over financial reporting.

There have not been any changes in the Company’s internal control over financial reporting during the Company’s last fiscal year to which this report relates that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
InsPro Technologies Corporation
Radnor, Pennsylvania

We have audited the accompanying consolidated balance sheets of InsPro Technologies Corporation and Subsidiaries as of December 31, 2014 and December 31, 2013, the related consolidated statements of operations, changes in shareholders’ equity and cash flows for the years ended December 31, 2014 and December 31, 2013. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of InsPro Technologies Corporation and Subsidiaries as of December 31, 2014 and December 31, 2013, and the results of their operations and their cash flows for the years ended December 31, 2014 and December 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

/s/ D’Arelli Pruzansky
Certified Public Accountants
Boca Raton, Florida
March 30, 2015

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31, 2014	December 31, 2013
ASSETS

CURRENT ASSETS:
Cash	$3,431,001	$2,569,536
Accounts receivable, net	2,244,812	1,660,564
Prepaid expenses	321,228	200,985
Other current assets	2,796	2,564
Assets of discontinued operations	19,783	31,540

Total current assets	6,019,620	4,465,189

Property and equipment, net	1,104,441	959,902
Other assets	50,000	60,000

Total assets	$7,174,061	$5,485,091

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Notes payable	$549,329	$550,761
Accounts payable	4,834,128	1,169,251
Accrued expenses	373,310	456,753
Current portion of capital lease obligations	182,388	57,932
Due to related parties	-	10,000
Deferred revenue	2,251,688	1,006,875

Total current liabilities	8,190,843	3,251,572

LONG TERM LIABILITIES:
Warrant liability	5,760	607,199
Capital lease obligations	231,207	23,184

Total long term liabilities	236,967	630,383

Total liabilities	8,427,810	3,881,955

SHAREHOLDERS’ (DEFICIT) EQUITY:
Preferred stock ($.001 par value; 20,000,000 shares authorized)
Series A convertible preferred stock; 3,437,500 shares authorized, 1,276,750 shares issued and outstanding (liquidation value $12,767,500)	2,864,104	2,864,104
Series B convertible preferred stock; 5,000,000 shares authorized, 3,809,378 shares issued and outstanding (liquidation value $11,428,134)	7,709,919	7,709,919
Common stock ($.001 par value; 400,000,000 and 300,000,000 shares authorized, 41,543,655 shares issued and outstanding)	41,543	41,543
Additional paid-in capital	45,738,974	43,411,172
Accumulated deficit	(57,608,289)	(52,423,602)

Total shareholders’ (deficit) equity	(1,253,749)	1,603,136

Total liabilities and shareholders’ (deficit) equity	$7,174,061	$5,485,091

See accompanying notes to audited consolidated financial statements.

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended December 31,
	2014	2013

Revenues	$18,670,138	$14,802,268

Cost of revenues	16,834,833	11,626,838

Gross profit	1,835,305	3,175,430

Selling, general and administrative expenses:
Salaries, employee benefits and related taxes	4,492,640	2,713,072
Advertising and other marketing	321,409	394,172
Depreciation	166,067	160,808
Rent, utilities, telephone and communications	378,586	383,204
Professional fees	901,452	879,438
Other general and administrative	1,008,118	765,419

Total selling, general and administrative expenses	7,268,272	5,296,113

Operating loss from continuing operations	(5,432,967)	(2,120,683)

Other income (expense):
Gain on the change of the fair value of warrant liability	51,440	25,001
Interest expense	(42,720)	(39,493)

Total other income (expense)	8,720	(14,492)

Loss from continuing operations	(5,424,247)	(2,135,175)

Income from discontinued operations	239,560	392,167

Net loss	$(5,184,687)	$(1,743,008)

Net income (loss) per common share - basic and diluted:
Loss from operations	$(0.13)	$(0.05)
Gain from discontinued operations	0.01	0.01
Net loss per common share	$(0.12)	$(0.04)

Weighted average common shares outstanding - basic and diluted	41,543,655	41,543,655

See accompanying notes to audited consolidated financial statements.

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ (DEFICIT) EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

	Series A Preferred Stock,		Series B Preferred Stock,		Common Stock, $.001
	$.001 Par Value		$.001 Par Value		Par Value
	Number of Shares	Amount	Number of Shares	Amount	Number of Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ (Deficit) Equity

Balance - December 31, 2012	1,276,750	$2,864,104	3,297,378	$6,617,812	41,543,655	$41,543	$43,317,338	$(50,680,594)	$2,160,203

Amortization of deferred compensation							93,834		93,834

Net loss for the period								(1,743,008)	(1,743,008)

Preferred stock and warrants issued in rights offering			12,000				7200		7,200
Record fair value of warrant liability pertaining to the warrants issued in rights offering							(7,200)		(7,200)

Preferred stock and warrants issued in private placement			500,000	1,092,107			400,000		1,492,107

Record fair value of warrant liability pertaining to the warrants issued in private placement							(400,000)		(400,000)

Balance - December 31, 2013	1,276,750	2,864,104	3,809,378	7,709,919	41,543,655	41,543	43,411,172	(52,423,602)	1,603,136

Amortization of deferred compensation							83,403		83,403

Net loss for the period								(5,184,687)	(5,184,687)

Fair value of warrant liability whose anti-dilution provisions expired during the period							549,999		549,999

Warrants issued to directors and stockholders as compensation							1,694,400		1,694,400

Balance - December 31, 2014	1,276,750	$2,864,104	3,809,378	$7,709,919	41,543,655	$41,543	$45,738,974	$(57,608,289)	$(1,253,749)

See accompanying notes to audited consolidated financial statements.

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended December 31,
	2014	2013
Cash Flows From Operating Activities:
Net loss	$(5,184,687)	$(1,743,008)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	840,741	697,102
Stock-based compensation	1,777,803	93,834
(Gain) on change of fair value of warrant liability	(51,440)	(25,001)
Changes in assets and liabilities:
Accounts receivable	(584,248)	45,850
Prepaid expenses	(13,163)	145,214
Other current assets	(232)	(841)
Other assets	10,000	10,000
Accounts payable	3,664,877	(392,152)
Accrued expenses	(83,443)	(66,571)
Due to related parties	(10,000)	10,000
Deferred revenue	1,244,813	(673,958)
Assets of discontinued operations	11,757	31,979

Net cash provided (used) in operating activities	1,622,778	(1,867,552)

Cash Flows From Investing Activities:
Purchase of property and equipment	(576,274)	(234,961)

Net cash used in investing activities	(576,274)	(234,961)

Cash Flows From Financing Activities:
Gross proceeds from sale of preferred stock and warrants	-	1,536,000
Fees paid in connection with sale of preferred stock and warrants	-	(36,693)
Payments on notes payable	(108,512)	(110,704)
Payments on capital leases	(76,527)	(64,243)

Net cash (used) provided in financing activities	(185,039)	1,324,360

Net increase (decrease) in cash	861,465	(778,153)

Cash - beginning of the period	2,569,536	3,347,689

Cash - end of the period	$3,431,001	$2,569,536
Supplemental Disclosures of Cash Flow Information
Cash payments for interest	$42,513	$37,572
Non cash financing activities:
Accrued interest on loan payable	$207	$1,921
Fair value of warrant liability whose anti-dilution provisions expired during the period	$549,999	$-

See accompanying notes to audited consolidated financial statements.

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2014 and 2013

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

InsPro Technologies Corporation (the “Company”, “ITCC”, “we”, “us” or “our”) is a technology company that provides software applications for use by insurance administrators in the insurance industry. Our business focuses primarily on our InsPro EnterpriseTM software application, which was introduced in 2004.

The Company offers InsPro Enterprise on both a licensed and an ASP (Application Service Provider) basis. InsPro Enterprise is an insurance administration and marketing system that supports group and individual business lines, and efficiently processes agent, direct market, worksite and web site generated business. InsPro Technologies’ clients include insurance carriers and third party administrators. InsPro LLC realizes revenue from the sale of software licenses, application service provider fees, hosting fees, software maintenance fees and consulting and implementation services.

Basis of presentation and principles of consolidation

The consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”). The consolidated financial statements of the Company include the Company and its wholly-owned subsidiaries. All material inter-company balances and transactions have been eliminated.

Use of estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. Significant estimates in 2014 and 2013 include the warrant liability, allowance for doubtful accounts, valuation allowance on deferred tax asset, stock-based compensation, the useful lives and valuation of property and equipment and intangible assets, and deferred revenue.

Cash and cash equivalents

The Company had no cash equilavents during the two years ended December 31, 2014. The Company considers all liquid debt instruments with original maturities of three months or less to be cash equivalents.

Accounts receivable

The Company has a policy of establishing an allowance for uncollectible accounts based on its best estimate of the amount of probable credit losses in its existing accounts receivable. The Company periodically reviews its accounts receivable to determine whether an allowance is necessary based on an analysis of past due accounts and other factors that may indicate that the realization of an account may be in doubt. Account balances deemed to be uncollectible are charged to the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. At December 31, 2014 and 2013, the Company has established, based on a review of its outstanding balances, an allowance for doubtful accounts in the amount of $125,146 and $0, respectively.

Fair value of financial instruments

The carrying amounts of financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and due to related parties approximated fair value as of December 31, 2014, and December 31, 2013, because of the relatively short-term maturity of these instruments and their market interest rates.

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2014 and 2013

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Effective January 1, 2008, the Company adopted FASB ASC 820, “Fair Value Measurements and Disclosures” (“ASC 820”), for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing generally accepted accounting principles that require the use of fair value measurements establishes a framework for measuring fair value and expands disclosure about such fair value measurements. The adoption of ASC 820 did not have an impact on the Company’s financial position or operating results, but did expand certain disclosures. See Note - 12 Fair Value Measurements.

Property and equipment

Property and equipment are carried at cost. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. In accordance with Statement of Financial Accounting Standards ASC 360, “Accounting for the Impairment or Disposal of Long-Lived Assets,” the Company examines the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

Impairment of long-lived assets

The Company periodically reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value.

Income taxes

The Company accounts for income taxes pursuant to the provisions of ASC 740-10, “Accounting for Income Taxes,” which requires, among other things, an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. A valuation allowance is provided to offset any net deferred tax assets for which management believes it is more likely than not that the net deferred asset will not be realized.

The Company follows the provisions of ASC 740 -10 related to, Accounting for Uncertain Income Tax Positions. When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above should be reflected as a liability for uncertain tax benefits in the accompanying balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination. The Company believes its tax positions are all highly certain of being upheld upon examination. As such, the Company has not recorded a liability for uncertain tax benefits.

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2014 and 2013

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The Company has adopted ASC 740-10-25 Definition of Settlement, which provides guidance on how an entity should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits and provides that a tax position can be effectively settled upon the completion of an examination by a taxing authority without being legally extinguished. For tax positions considered effectively settled, an entity would recognize the full amount of tax benefit, even if the tax position is not considered more likely than not to be sustained based solely on the basis of its technical merits and the statute of limitations remains open. As of December 31, 2014, the tax years ended December 31, 2013, 2012 and 2011 are still subject to audit.

Income (loss) per common share

Basic earnings per share is computed by dividing income (loss) from continuing operations by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share is computed by dividing the adjusted net loss from operations for diluted earnings per share by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. The effects of common stock equivalents and potentially dilutive securities outstanding during 2014 and 2013 are excluded from the calculation of diluted loss per common share because it is anti-dilutive.

The Company’s common stock equivalents include the following:

	December 31, 2014	December 31, 2013

Series A convertible preferred stock issued and outstanding	25,535,000	25,535,000
Series B convertible preferred stock issued and outstanding	76,187,560	76,187,560
Options to purchase common stock issued and outstanding	6,725,000	5,900,000
Warrants to purchase common stock issued and outstanding	45,473,780	72,140,447
Warrants to purchase series A convertible preferred stock, issued and outstanding	6,000,000	6,000,000
Warrants to purchase series B convertible preferred stock, issued and outstanding	23,400,000	-
	183,321,340	185,763,007

Revenue recognition

InsPro Technologies offers InsPro EnterpriseTM on both a licensed and an ASP basis. An InsPro Enterprise software license entitles the purchaser a perpetual license to a copy of the InsPro Enterprise software installed at a single client location or hosted by InsPro Technologies. Alternatively, ASP hosting service enables a client to lease the InsPro Enterprise software, paying only for that capacity required to support their business. ASP and hosting clients access InsPro Enterprise installed on InsPro Technologies owned servers located at InsPro Technologies’ offices or at a third party’s site.

InsPro Technologies’ software maintenance fees apply to both licensed and ASP clients. Maintenance fees cover periodic updates to the application and the InsPro Enterprise help desk.

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2014 and 2013

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

InsPro Technologies’ consulting and implementation services are generally associated with the implementation of InsPro Enterprise for either an ASP or licensed client, and cover such activity as InsPro Enterprise installation, configuration, modification of InsPro Enterprise functionality, client insurance plan set-up, client insurance document design and system documentation. Professional services revenue also consists of post implementation activities for clients pertaining to their InsPro Enterprise installation.

InsPro Technologies’ revenue is generally recognized under Accounting Standards Codification 985-605, Software Revenue Recognition. For software arrangements involving multiple elements, which are the sale of software licenses, professional services, ASP services and maintenance services, the Company allocates revenue to each element based on the specific objective evidence of selling price of each deliverable, which is based on prices charged when the element is sold separately. Software revenue accounted for under ASC 985-605 is recognized when persuasive evidence of an arrangement exists, the software is delivered in accordance with all terms and conditions of the customer contracts, the fee is fixed or determinable and collectability is probable. Revenue related to post-contract customer support (“PCS”), including technical support and unspecified when-and-if available software upgrades, is recognized ratably over the PCS term. Under ASC 985-605, if fair value does not exist for any undelivered element, revenue is not recognized until the earlier of (i) delivery of such element or (ii) when fair value of the undelivered element is established, unless the undelivered element is a service, in which case revenue is recognized as the service is performed once the service is the only undelivered element.

Maintenance revenue is recognized ratably over the duration of the maintenance agreement term. ASP revenue is billed and earned on a monthly basis and is earned in the month that the ASP service is provided.

The Company recognizes revenue from software license agreements when persuasive evidence of an agreement exists, delivery of the software has occurred, the fee is fixed or determinable, and collectability is probable. The Company considers fees relating to arrangements with payment terms extending beyond one year to not be fixed or determinable and revenue for these arrangements is recognized as payments become due from the customer. In software arrangements that include more than one InsPro EnterpriseTM module, the Company allocates the total arrangement fee among the modules based on the relative fair value of each of the modules.

License revenue allocated to software products generally is recognized upon delivery of the products or deferred and recognized in future periods to the extent that an arrangement includes one or more elements to be delivered at a future date and for which fair values have not been established. Revenue allocated to maintenance agreements is recognized ratably over the maintenance term and revenue allocated to training and other service elements is recognized as the services are performed.

The unearned portion of InsPro Technologies’ revenue, which is revenue collected or billed but not yet recognized as earned, has been included in the consolidated balance sheet as a liability for deferred revenue.

See Note 2 - Discontinued Operations for revenue recognition for discontinued operations.

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2014 and 2013

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Cost of revenues

Cost of revenues includes direct labor and associated costs for employees and independent contractors performing InsPro Enterprise design, development, implementation and testing together with customer management, training and technical support, as well as a portion of facilities costs. For the years ended December 31, 2014 and 2013, cost of revenues consisted of the following:

	For the Year Ended December 31,
	2014	2013

Compensation, employee benefits and related taxes	$7,474,438	7,543,315
Professional fees	7,592,393	2,754,841
Depreciation	674,674	536,294
Rent, utilities, telephone and communications	452,836	420,499
Other cost of revenues	640,492	371,889
	$16,834,833	$11,626,838

Advertising and other marketing

Advertising and other marketing costs are expensed as incurred. For the years ended December 31, 2014 and 2013, advertising and other marketing was $321,409 and $394,172, respectively.

Concentrations of credit risk

The Company maintains its cash and restricted cash in bank deposit accounts, which exceed the federally insured limits as provided through the Federal Deposit Insurance Corporation (“FDIC”). At December 31, 2014, the Company had $3,431,001 of cash in United States bank deposits, of which $500,043 was federally insured and $2,930,958 was not federally insured.

The following table lists the percentage of the Company’s accounts receivable balance from the Company’s InsPro EnterpriseTM clients representing 10% or more of the accounts receivable balances as of the periods listed below.

	December 31, 2014	December 31, 2013
	2014	2013

Client #1	16%	27%
Client #2	14%	18%
Client #3	13%	13%
Client #4	12%	10%

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2014 and 2013

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The following table lists the percentage of the Company’s revenue earned from the Company’s InsPro Enterprise clients representing 10% or more of the revenue earned in each of the periods listed below.

	For the Year Ended December 31,
	2014	2013

Client #1	22%	27%
Client #2	13%	13%
Client #3	12%	10%
Client #4	11%	-

Stock-based compensation

The Company accounts for stock based compensation transactions using a fair-value-based method and recognizes compensation cost for share-based payments to employees based on their grant-date fair value from the beginning of the fiscal period in which the recognition provisions are first applied.

Non-employee stock based compensation

The cost of stock based compensation awards issued to non-employees for services are recorded at either the fair value of the services rendered or the instruments issued in exchange for such services, whichever is more readily determinable, based on their grant-date fair value from the beginning of the fiscal period in which the recognition provisions are first applied.

Recent accounting pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (“FASB”), which are adopted by the Company as of the specified effective date. Unless otherwise discussed, management believes that the impact of recently issued standards, which are not yet effective, will not have a material impact on the Company’s consolidated financial statements upon adoption.

NOTE 2 – DISCONTINUED OPERATIONS

The Company has classified its former telesales call center and external agent produced agency business as discontinued operations. During the first quarter of 2009, the Company ceased the direct marketing and sale of health and life insurance and related products to individuals and families in its Telesales call center. The Company also determined to discontinue selling health and life insurance and related products to individuals and families through its non employee agents. On February 20, 2009, the Company entered into and completed the sale of the agency business to an unaffiliated third party, pursuant to the terms of a client transition agreement.

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2014 and 2013

NOTE 2 – DISCONTINUED OPERATIONS (continued)

Revenue Recognition for Discontinued Operations

Our discontinued operations generate revenue primarily from transition policy commissions pursuant to the client transition agreement, renewal commissions paid to the Company by insurance companies based upon the insurance policies sold to consumers by the Company’s Telesales call center.

We recognize commissions and other revenue from carriers after we receive notice that the insurance carrier has received payment of the related premium. The Company recognizes as revenue commission payments received in connection with the client transition agreement upon the Company’s notification of such amounts.

The financial position of discontinued operations was as follows:

	December 31, 2014	December 31, 2013

Accounts receivable	$19,783	$31,540
Net current assets of discontinued operations	$19,783	$31,540

The results of discontinued operations do not include any allocated or common overhead expenses. The results of operations of discontinued operations were as follows:

	For the Year ended December 31,
	2014	2013
Revenues:
Commission and other revenue from carriers	$28,068	$64,823
Transition policy commission pursuant to the Agreement	238,547	351,239

	266,615	416,062

Operating expenses:
Other general and administrative	27,055	23,895

	27,055	23,895

Income from discontinued operations	$239,560	$392,167

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2014 and 2013

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	Useful
	Life
	(Years)	December 31, 2014	December 31, 2013
Computer equipment and software	3	$3,927,491	$2,952,868
Office equipment	4.6	148,381	237,629
Office furniture and fixtures	6.7	189,857	89,951
Leasehold improvements	5.4	94,620	94,620
		4,360,349	3,375,068

Less accumulated depreciation		(3,255,908)	(2,415,166)

		$1,104,441	$959,902

The following table discloses depreciation expense as reported in the statement of operations.

	For the Year Ended December 31,
	2014	2013

Depreciation included in cost of revenues	$674,674	$536,294
Depreciation included in selling, general and administrative	166,067	160,808
Total depreciation	$840,741	$697,102

NOTE 4 – NOTES PAYABLE

Notes payable consisted of the following:

	December 31, 2014	At December 31, 2013

Notes payable for insurance premium financing	$24,329	$25,761
Loan from Silicon Valley Bank	525,000	525,000

	$549,329	$550,761

On October 3, 2012, the Company together with InsPro Technologies and Atiam technologies L. P. (the “Borrowers”) entered into a Loan and Security Agreement (the “Loan Agreement”) with Silicon Valley Bank (“SVB”). On December 2, 2014, the Borrowers entered into an Amended and Restated Loan and Security Agreement (the “Amended and Restated Loan Agreement”) with SVB.

The Loan Agreement established a revolving credit facility for the Borrowers in the principal amount of up to $2,000,000. The Amended and Restated Loan Agreement increased the maximum amount of the Facility from $2,000,000 to $4,000,000 outstanding at any time (the “Revolving Facility”).

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2014 and 2013

NOTE 4 – NOTES PAYABLE (continued)

Availability under the facility under the Loan Agreement was tied to a borrowing base formula that was based on 80% of the Borrowers’ eligible accounts receivable, plus 20% of the aggregate unrestricted cash balance held at SVB (the “Borrowing Base”).

Under the Amended and Restated Loan Agreement the Revolving Facility is based in part on the Borrowers’ adjusted quick ratio. The adjusted quick ratio is the ratio of (x) the Borrowers’ consolidated, unrestricted cash maintained with SVB plus net unbilled accounts receivable to (y) the Borrowers’ liabilities to SVB plus, without duplication, the aggregate amount of the Borrowers’ liabilities that mature within 1 year (excluding subordinated debt), minus the current portion of deferred revenue. If the Borrowers’ adjusted quick ratio is less than 1.25:1 then the maximum amount available to borrow is based on 80% of the sum of specific, individual client accounts receivable invoices. If the Borrowers’ adjusted quick ratio equals or exceeds 1.25:1 then the maximum amount that maybe borrowed equals 80% of the Borrowers’ accounts receivable balance in aggregate subject to the eligibility criteria and reductions set forth in the Amended and Restated Loan Agreement.

Advances under the Revolving Facility may be repaid and reborrowed in accordance with the Amended and Restated Loan Agreement. Pursuant to the Amended and Restated Loan Agreement, the Borrowers agreed to pay to SVB the outstanding principal amount of all advances (the “Advances”), the unpaid interest thereon, and all other obligations incurred with respect to the Amended and Restated Loan Agreement on November 30, 2016. The Amended and Restated Loan Agreement also amended the interest that will accrue on the unpaid principal balance of the Advances from a floating per annum rate equal to 1.00% above the prime rate to a per annum rate equal to 1.50% above the prime rate. The Borrowers paid SVB a $20,000 facility fee in 2014 in connection with the execution of the Amended and Restated Loan Agreement.

In connection with the Amended and Restated Loan Agreement, and in addition to certain other covenants, the Borrowers must maintain at all times adjusted EBITDA, measured cumulatively from and after April 1, 2014, of at least $250,000 as of and for the periods ending December 31, 2014, $1,500,000 as of and for the period ending March 31, 2015 and $2,000,000 as of and for the period ending June 30, 2015. The Borrowers must also maintain an adjusted EBITDA for each calendar quarter of $1,000,000 for the calendar quarter ending September 30, 2015 and for each calendar quarter thereafter. Adjusted EBITDA is earning before interest, taxes, depreciation and amortization minus unfinanced capital expenditures.

Subject to certain exceptions, the Amended and Restated Loan Agreement contains covenants prohibiting the Borrowers from, among other things: (a) conveying, selling, leasing, transferring or otherwise disposing of their properties or assets; (b) liquidating or dissolving; (c) engaging in any business other than the business currently engaged in or reasonably related thereto; (d) entering into any merger or consolidation, or acquiring all or substantially all of the capital stock or property of another entity; (e) becoming liable for any indebtedness; (f) allowing any lien or encumbrance on any of their property; (g) paying any dividends; and (h) making payments on subordinated debt.

The Borrowers’ obligations under the Amended and Restated Loan Agreement are secured by a first priority perfected security interest in substantially all of the assets of the Borrowers, excluding the intellectual property of the Borrowers. The Amended and Restated Loan Agreement contains a negative covenant prohibiting the Borrowers from granting a security interest in their intellectual property to any party.

As of December 31, 2014, the Company was not in compliance with the Amended and Restated Loan Agreement. As of December 31, 2014, the balance of the Revolving Facility was $525,000, which is included in notes payable in our balance sheet, and the Borrowing Base was $1,524,402. As of December 31, 2014 the Borrowers’ adjusted quick ratio under the Revolving Facility was 0.96:1.00. As of December 31, 2014, adjusted EBITDA for the year ended December 31, 2014, was ($3,139,735).

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2014 and 2013

NOTE 5 – RELATED PARTY TRANSACTIONS

On September 12, 2013, the Company entered into and completed a private placement (the “2013 Private Placement”) with Independence Blue Cross, a Pennsylvania hospital plan corporation and an accredited investor who holds more than 5% of our common stock on an as converted basis, for an aggregate of 500,000 shares of Series B Convertible Preferred Stock, and warrants to purchase 5,000,000 shares of our common stock (“September 2013 Warrants”). The Company sold to the investor 500,000 investment units at a per unit price of $3.00, for an aggregate total investment of $1,500,000, and each unit consisted of one share of Series B Convertible Preferred Stock and a warrant to purchase 10 shares of our common stock at an initial exercise price of $0.15 per share, subject to adjustment. The Company allocated $400,000 of the $1,500,000 gross proceeds received as a result of the 2013 Private Placement to the warrant liability. See “Common Stock Warrants - 2013” and Note 12 – Fair Value Measurements - Warrant Liability.

During 2013 the Company engaged Cross Atlantic Capital Partners, which is the general partner of Co-Invest Management II, L.P., which is the general partner of The Co-Investment Fund II, L.P., which is a stockholder owning more than 10% of the Company’s stock, to perform certain professoinal services in the amount of $10,000. The Co-Investment Fund II, L.P. notified the Company that it had engaged a third party to perform the services at a cost of $10,000. This $10,000 is reported in due to related parties on the Company’s balance sheet and in professional fees in selling, general and administrative expenses on the Company’s statements of operations.

See Note 12 - Subsequent Events – Loan from Co-Investment Fund II, LP.

NOTE 6 – SHAREHOLDERS’ (DEFICIT) EQUITY

Common Stock

As of December 31, 2014 and 2013, the Company was authorized to issue 400,000,000 and 300,000,000 shares of common stock, respectively, with a par value of $0.001 per share (“Common Stock”). As of December 31, 2014 and 2013, the Company had 41,543,655 shares of its Common Stock issued and outstanding. The Company has reserved shares of Common Stock, on an as-if-converted basis, as follows:

	December 31, 2014	December 31, 2013

Exercise of options issued and outstanding to purchase common stock	6,725,000	5,900,000
Issuance of common shares available under the 2010 Equity Compensation Plan	22,271,980	23,096,980
Exercise of warrants issued and outstanding to purchase common stock	45,473,780	72,140,447
Conversion of series A convertible preferred stock issued and outstanding into common stock	25,535,000	25,535,000
Exercise of warrants to purchase series A convertible preferred stock issued and outstanding and converted into common stock	6,000,000	6,000,000
Conversion of series B convertible preferred stock issued and outstanding into common stock	76,187,560	76,187,560
Exercise of warrants to purchase series B convertible preferred stock issued and outstanding and converted into common stock	23,400,000	0

Total common stock reserved for issuance	205,593,320	208,859,987

The above table includes common stock reserved for non exercisable stock options and common stock reserved for the issuance of stock options in the future under the Company’s 2010 Equity Compensation Plan.

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2014 and 2013

NOTE 6 – SHAREHOLDERS’ (DEFICIT) EQUITY (continued)

Series A Convertible Preferred Stock

As of December 31, 2014 and 2013, the Company was authorized to issue 3,437,500 shares of Series A Convertible Preferred Stock with a par value of $0.001 per share (“Series A Preferred Stock”). As of December 31, 2014 and 2013, the Company had 1,276,750 shares of its Series A Preferred Stock issued and outstanding. As of December 31, 2014 and 2013, the Company has reserved 300,000 shares of Series A Preferred Stock for the exercise of warrants issued and outstanding to purchase its Series A Preferred Stock.

The Series A Preferred Stock is entitled to vote as a single class with the holders of the Company’s common stock, with each share of Series A Preferred Stock having the right to 20 votes. Upon the liquidation, sale or merger of the Company, each share of Series A Preferred Stock is entitled to receive an amount equal to the greater of (A) a liquidation preference equal to 2.5 times the Series A Preferred Stock original issue price or $12,767,500, subject to certain customary adjustments, or (B) the amount such share of Series A Preferred Stock would receive if it participated pari passu with the holders of common stock on an as-converted basis. Each share of Series A Preferred Stock becomes convertible into 20 shares of common stock, subject to adjustment and at the option of the holder of the Series A Preferred Stock, immediately after shareholder approval of the Charter Amendment (as defined below). For so long as any shares of Series A Preferred Stock are outstanding, the vote or consent of the holders of at least two-thirds of the Series A Preferred Stock is required to approve (Y) any amendment to the Company’s certificate of incorporation or bylaws that would adversely alter the voting powers, preferences or special rights of the Series A Preferred Stock or (Z) any amendment to the Company’s certificate of incorporation to create any shares of capital stock that rank senior to the Series A Preferred Stock. In addition to the voting rights described above, for so long as 1,000,000 shares of Series A Preferred Stock are outstanding, the vote or consent of the holders of at least two-thirds of the shares of Series A Preferred Stock is required to effect or validate any merger, sale of substantially all of the assets of the Company or other fundamental transaction, unless such transaction, when consummated, will provide the holders of Series A Preferred Stock with an amount per share equal to 2.5 times the Series A Preferred Stock original issue price or $12,767,500 in aggregate for all issued and outstanding Series A Preferred Stock.

Series B Convertible Preferred Stock

As of December 31, 2014 and 2013, the Company was authorized to issue 5,000,000 shares of Series B Convertible Preferred Stock with a par value of $0.001 per share (“Series B Preferred Stock”). As of December 31, 2014 and 2013, the Company had 3,809,378 of its Series B Preferred Stock issued and outstanding.

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2014 and 2013

NOTE 6 – SHAREHOLDERS’ (DEFICIT) EQUITY (continued)

The Series B Preferred Stock is entitled to vote as a single class with the holders of the Company’s common and preferred stock, with each share of Series B Preferred Stock having the right to 20 votes. Upon the liquidation, sale or merger of the Company, each share of Preferred Stock is entitled to receive an amount equal to the greater of (A) a liquidation preference equal to the Series B Preferred Stock original issue price or $11,428,134 as of December 31, 2014 and 2013, subject to certain customary adjustments, or (B) the amount such share of Series B Preferred Stock would receive if it participated pari passu with the holders of common and preferred stock on an as-converted basis. Each share of Series B Preferred Stock becomes convertible into 20 shares of common stock, subject to adjustment and at the option of the holder of the Series B Preferred Stock. For so long as any shares of Series B Preferred Stock are outstanding, the vote or consent of the holders of at least two-thirds of the Series B Preferred Stock is required to approve (Y) any amendment to the Company’s certificate of incorporation or bylaws that would adversely alter the voting powers, preferences or special rights of the Series B Preferred Stock or (Z) any amendment to the Company’s certificate of incorporation to create any shares of capital stock that rank senior to the Series B Preferred Stock. In addition to the voting rights described above, for so long as 1,000,000 shares of Series B Preferred Stock are outstanding, the vote or consent of the holders of at least two-thirds of the shares of Series B Preferred Stock is required to effect or validate any merger, sale of substantially all of the assets of the Company or other fundamental transaction, unless such transaction, when consummated, will provide the holders of Series B Preferred Stock with an amount per share equal the Series B Preferred Stock original issue price in aggregate for all issued and outstanding Series B Preferred Stock.

2013

On February 8, 2013, the Company filed a registration statement for a rights offering on Form S-1, which the Securities and Exchange Commission (the “Commission”) declared effective on February 12, 2013, to distribute to stockholders at no charge, one non-transferable subscription right for each 12,756 shares of our Common Stock and 638 shares of our preferred stock owned as of January 31, 2013, the record date, either as a holder of record or, in the case of shares held of record by brokers, dealers, custodian banks, or other nominees on stockholders’ behalf, as a beneficial owner of such shares. If the rights offering was fully subscribed the gross proceeds from the rights offering would have been $2.5 million. This rights offering was designed to give all of the holders of the Company’s capital stock the opportunity to participate in an equity investment in the Company on the same economic terms as the Company’s 2012 private placement.

The basic subscription right entitled the holder to purchase one unit (“Subscription Unit”) at a subscription price of $240 per unit. A Subscription Unit consisted of 80 shares of the Company’s Series B Preferred Stock and a five-year warrant to purchase 800 shares of the Company’s Common Stock at an exercise price of $0.15 per share. In the event that a holder of a Subscription Unit purchased all of the basic Subscription Units available to the holder then pursuant to their basic subscription right, the holder had the option to choose to subscribe for a portion of any Subscription Units that were not purchased by all other holders of Subscription Units through the exercise of their basic subscription rights.

Effective with the expiration of the subscription rights, which occurred on March 14, 2013, holders of subscription rights exercised in aggregate 100 basic subscription rights and 50 over subscription rights for a total 150 Subscription Units. The Company received $36,000 in gross proceeds as a result of the exercise of Subscription Units. As a result of the exercise of 150 Subscription Units the Company issued effective on March 14, 2013 an aggregate of 12,000 shares of Series B Preferred Stock and five-year warrants to purchase in aggregate 120,000 shares of Common Stock at an exercise price of $0.15 per share. Effective with the expiration of the subscription rights all unexercised subscription rights expired.

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2014 and 2013

NOTE 6 – SHAREHOLDERS’ (DEFICIT) EQUITY (continued)

The warrants issued on March 14, 2013 include full ratchet anti-dilution adjustment provisions for issuances of securities below $0.15 per share of Common Stock during the first two years following the date of issuance of these warrants, subject to customary exceptions. As a result the Company determined that these warrants did not qualify for a scope exception under ASC 815 as they were determined to not be indexed to the Company’s stock.

The Company allocated $7,200 of the $36,000 gross proceeds received as a result of the rights offering to the warrant liability using a Black-Scholes option pricing model with the following assumptions: expected volatility of 711%, a risk-free interest rate of 0.10%, an expected term of 5 years and 0% dividend yield. See “Common Stock Warrants” below and Note 9 – Fair Value Measurements - Warrant Liability. The legal costs incurred as a result of the rights offering exceeded the gross proceeds. During the year ended December 31, 2013 the Company incurred $61,258 in legal costs in connection with the rights offering of which $32,458 was recorded as professional services expense and $28,800 was recorded to Series B Preferred Stock.

On September 12, 2013, the Company entered into and completed the 2013 Private Placement with Independence Blue Cross, a Pennsylvania hospital plan corporation, for an aggregate of 500,000 shares of Series B Preferred Stock, and the September 2013 Warrants, pursuant to the terms of a securities purchase agreement (the “2013 Purchase Agreement”).

Pursuant to the 2013 Purchase Agreement, the Company agreed to sell to the investor 500,000 investment units (each, a “2013 Unit”) in the 2013 Private Placement at a per 2013 Unit purchase price equal to $3.00. Each 2013 Unit sold in the 2013 Private Placement consisted of one share of Series B Preferred Stock and a September 2013 Warrant to purchase ten shares of Common Stock at an initial exercise price of $0.15 per share, subject to adjustment.

The closing of the 2013 Private Placement was subject to customary closing conditions. The gross proceeds from the closing of the 2013 Private Placement were $1,500,000. The Company incurred $7,893 in legal costs in connection with the 2013 Private Placement, which was recorded to Series B Preferred Stock.

In connection with the signing of the 2013 Purchase Agreement, the Company and the investor also entered into a registration rights agreement (the “2013 Registration Rights Agreement”). Under the terms of the 2013 Registration Rights Agreement, the Company agreed to prepare and file with the SEC, within 30 days following the receipt of a demand notice of a holder of Registrable Securities, a registration statement on Form S-1 (the “Registration Statement”) covering the resale of the shares of Series B Preferred Stock and the shares of Common Stock underlying the September 2013 Warrants issued in the 2013 Private Placement (collectively, the “Registrable Securities”). Subject to limited exceptions, the Company also agreed to use its reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act of 1933, as amended (the “Securities Act”), as soon as practicable but, in any event, no later than 60 days following the date of the filing of the Registration Statement (or 120 days following the date of the filing of the Registration Statement in the event the Registration Statement is subject to review by the SEC), and agreed to use its reasonable best efforts to keep the Registration Statement effective under the Securities Act until the date that all of the Registrable Securities covered by the Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144(b)(i) promulgated under the Securities Act. In addition, if the Company proposes to register any of its securities under the Securities Act in connection with the offering of such securities for cash, the Company shall, at such time, promptly give each holder of Registrable Securities notice of such intent, and such holders shall have the option to register their Registrable Securities on such additional registration statement.

The 2013 Registration Rights Agreement also provides for payment of partial damages to the investor under certain circumstances relating to failure to file or obtain or maintain effectiveness of the Registration Statement, subject to adjustment.

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2014 and 2013

NOTE 6 – SHAREHOLDERS’ (DEFICIT) EQUITY (continued)

The 2013 Purchase Agreement also provides for a customary participation right for the investor, subject to certain exceptions and limitations, which grants the Investor the right to participate in any future capital raising financings of the Company occurring prior to November 20, 2014. The investor may participate in such financings at a level based on the investor’s ownership percentage of the Company on a fully-diluted basis prior to such financing.

The Company allocated $400,000 of the $1,500,000 gross proceeds received as a result of the 2013 Private Placement to the warrant liability using a Black-Scholes option pricing model with the following assumptions: expected volatility of 703%, a risk-free interest rate of 0.10%, an expected term of 5 years and 0% dividend yield. See “Common Stock Warrants” below and Note 12 – Fair Value Measurements - Warrant Liability.

Stock Options

2013

During 2013, options to purchase 680,000 shares of the Company’s Common Stock, which were previously granted to former employees of the Company, expired in accordance with the terms of such options.

On March 20, 2013, the Company granted to an executive of the Company an option to purchase a total of 150,000 shares of the Company’s Common Stock, which vests as follows: 37,500 shares of Common Stock on March 20 of each year from 2014 through 2017. This option has a five year term and an exercise price of $0.10, which is equal to the closing price of one share of the Company’s Common Stock as quoted on the OTCBB on March 20, 2013. The fair value of the option granted was estimated on the date of the grant to be $15,000 using the Black-Scholes option-pricing model based on the following assumptions: expected volatility: 713%, risk-free interest rate: 0.07%, expected life in years: 5 based on the contract life of the option grant, and assumed dividend yield: 0%. The Company recorded compensation expense pertaining to this option in salaries, commission and related taxes of $3,260 in the year ended December 31, 2013.

On April 1, 2013, the Company granted to an executive of the Company an option to purchase a total of 250,000 shares of the Company’s Common Stock, which vests as follows: 62,500 shares of Common Stock on April 1 of each year from 2014 through 2017. This option has a five year term and an exercise price of $0.10, which is equal to the closing price of one share of the Company’s Common Stock as quoted on the OTCBB on April 1, 2013. The fair value of the option granted was estimated on the date of the grant to be $25,000 using the Black-Scholes option-pricing model based on the following assumptions: expected volatility: 714%, risk-free interest rate: 0.07%, expected life in years: 5 based on the contract life of the option grant, and assumed dividend yield: 0%. The Company recorded compensation expense pertaining to this option in salaries, commission and related taxes of $4,689 in the year ended December 31, 2013.

2014

During 2014, options to purchase 2,775,000 shares of the Company’s Common Stock, which were previously granted to current and former employees of the Company, expired in accordance with the terms of such options.

On August 19, 2014, the Company granted to an executive of the Company an option to purchase a total of 1,800,000 shares of the Company’s Common Stock, which vests as follows: 300,000 shares of Common Stock on August 19, 2014, 300,000 shares of Common Stock on August 19, 2015, 600,000 shares of Common Stock on August 19, 2016, and 600,000 shares of Common Stock on August 19, 2017. This option has a five year term and an exercise price of $0.10 per share, which exceeded the closing price of one share of the Company’s Common Stock as quoted on the OTCBB on August 19, 2014. The fair value of the option granted was estimated on the date of the grant to be $75,600 using the Black-Scholes option-pricing model based on the following assumptions: expected volatility: 753%, risk-free interest rate: 0.05%, expected life in years: 5 based on the contract life of the option grant, and assumed dividend yield: 0%.

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2014 and 2013

NOTE 6 – SHAREHOLDERS’ (DEFICIT) EQUITY (continued)

On November 14, 2014, the Company granted to an executive of the Company an option to purchase a total of 1,800,000 shares of the Company’s Common Stock, which vests as follows: 300,000 shares of Common Stock on November 14, 2014, 300,000 shares of Common Stock on November 14, 2015, 600,000 shares of Common Stock on November 14, 2016, and 600,000 shares of Common Stock on November 14, 2017. This option has a five year term and an exercise price of $0.10 per share, which exceeded the closing price of one share of the Company’s Common Stock as quoted on the OTCBB on November 14, 2014. The fair value of the option granted was estimated on the date of the grant to be $117,000 using the Black-Scholes option-pricing model based on the following assumptions: expected volatility: 789%, risk-free interest rate: 0.07%, expected life in years: 5 based on the contract life of the option grant, and assumed dividend yield: 0%.

The Company recorded compensation expense pertaining to employee stock options in salaries, commission and related taxes of $83,403 and $93,834 for the years ended December 31, 2014 and 2013, respectively.

The value of equity compensation expense not yet expensed pertaining to unvested equity compensation was $162,503 as of December 31, 2014, which will be recognized over a weighted average 2.8 years in the future.

As of December 31, 2014, there were 30,000,000 shares of our common stock authorized to be issued under the 2010 Equity Compensation Plan, of which 22,271,980 shares of our common stock remain available for future stock option grants.

A summary of the Company’s outstanding stock options as of and for the years ended December 31, 2014 and 2013 are as follows:

	Of Shares	Average	Weighted	Average	Aggregate
	Underlying	Exercise	Average	Remaining	Intrinsic
	Options	Price	Fair Value	Contractual Life	Value (1)
				(in years)
Outstanding at December 31, 2012	6,180,000	$0.48	$0.34	1.99	$-

For the year ended December 31, 2013
Granted	400,000	0.10	0.10
Exercised	-	-	-
Expired	(680,000)	0.04	0.04

Outstanding at December 31, 2013	5,900,000	$0.51	$0.36	2.33	$-

For the year ended December 31, 2014
Granted	3,600,000	0.10	0.04
Exercised	-	-	-
Expired	(2,775,000)	0.10	0.10

Outstanding at December 31, 2014	6,725,000	$0.46	$0.30	1.66	$-

Outstanding and exercisable at December 31, 2014	3,612,500	$0.75	$0.51	1.07	$-

(1)	The aggregate intrinsic value is based on the $0.048 closing price as of December 31, 2014 for the Company’s Common Stock.

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2014 and 2013

NOTE 6 – SHAREHOLDERS’ (DEFICIT) EQUITY (continued)

The following information applies to options outstanding at December 31, 2014:

Options Outstanding				Options Exercisable
		Weighted
	Number of	Average
	Shares	Remaining
Exercise	Underlying	Contractual	Exercise	Number	Exercise
Price	Options	Life	Price	Exercisable	Price

$0.065	250,000	0.5	$0.065	250,000	$0.065
0.100	3,750,000	2.4	0.100	637,500	0.100
0.111	1,500,000	0.6	0.111	1,500,000	0.111
1.000	750,000	0.9	1.000	750,000	1.000
3.500	75,000	1.3	3.500	75,000	3.500
$3.600	400,000	1.3	$3.600	400,000	$3.600
	6,725,000			3,612,500

Common Stock Warrants

2013

Effective with the March 14, 2013 expiration of the subscription rights for the Company’s rights offering the Company issued on March 14, 2013, five-year warrants to purchase in aggregate 120,000 shares of Common Stock at an exercise price of $0.15 per share. These warrants also include full ratchet anti-dilution adjustment provisions for issuances of securities below $0.15 per share of Common Stock through March 14, 2015, subject to customary exceptions. The Company determined these warrants did not qualify for a scope exception under ASC 815 as they were determined not to be indexed to the Company’s stock. See Note 12 – Fair Value Measurements – Warrant Liability.

The September 2013 Warrants provide that the holders thereof shall have the right at any time prior to the earlier of (i) ten business days’ after the Company has properly provided written notice to all such holders of a call event (as defined below in the Purchase Agreement) and (ii) November 20, 2017, to acquire up to a total of 5,000,000 shares of Common Stock of the Company upon the payment of $0.15 per Share (the “Exercise Price”). The Company also has the right, at any point after which the volume weighted average trading price per share of the Series B Preferred Stock for a minimum of 20 consecutive trading days is equal to at least eight times the Exercise Price per share, provided that certain other conditions have been satisfied, to call the outstanding September 2013 Warrants, in which case such September 2013 Warrants will expire if not exercised within ten business days thereafter. The September 2013 Warrants also include full ratchet anti-dilution adjustment provisions for issuances of securities below $0.15 per share of Common Stock until November 20, 2014, subject to customary exceptions. The Company determined the September 2013 Warrants did not qualify for a scope exception under ASC 815 as they were determined not to be indexed to the Company’s stock. See Note 12 – Fair Value Measurements – Warrant Liability.

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2014 and 2013

NOTE 6 – SHAREHOLDERS’ (DEFICIT) EQUITY (continued)

A summary of the status of the Company’s outstanding stock warrants as of and for the years ended December 31, 2014 and 2013 are as follows:

		Weighted
	Common	Average
	Stock	Exercise
	Warrants	Price

Outstanding and exercisable at December 31, 2012	92,020,447	$0.17

For the year ended December 31, 2013
Granted	5,120,000	0.15
Exercised	-	-
Expired	(25,000,000)	0.20
Outstanding and exercisable at December 31, 2013	72,140,447	$0.15

For the year ended December 31, 2014
Granted	-	-
Exercised	-	-
Expired	(26,666,667)	0.15
Outstanding and exercisable at December 31, 2014	45,473,780	$0.15

The following information applies to warrants outstanding at December 31, 2014:

			Weighted	Anti-dilution	Outstanding
	Warrant	Warrant	Average	Provision	Common
Warrant	Exercise	Expiration	Remaining	Expiration	Stock
Issue Date	Price	Date	Life	Date	Warrants

3/26/2010	$0.15	3/26/2015	0.2	expired	7,380,000
9/30/2010	0.15	9/30/2015	0.7	expired	18,000,010
11/29/2010	0.15	11/29/2015	0.9	expired	2,000,000
12/22/2010	0.15	12/22/2015	1.0	expired	7,973,780
11/20/2012	0.15	11/20/2017	2.9	expired	4,999,990
3/14/2013	0.15	3/14/2018	3.2	3/14/2015	120,000
9/12/2013	$0.15	11/20/2017	2.9	expired	5,000,000

					45,473,780

Outstanding warrants at December 31, 2014, have a weighted average remaining contractual life of 1.2 years.

The Company determined the warrants issued during 2010, 2011, 2012 and 2013 did not qualify for a scope exception under ASC 815 as they were determined not to be indexed to the Company’s stock as prescribed by ASC 815. See Note 11 Fair Value Measurements – Warrant Liability.

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2014 and 2013

NOTE 6 – SHAREHOLDERS’ (DEFICIT) EQUITY (continued)

Series A Preferred Stock warrants

Outstanding preferred stock warrants to purchase the Company’s Series A Preferred Stock at December 31, 2014, have a remaining contractual life of 1.2 years. A summary of the status of the Company’s outstanding Series A Preferred Stock warrants as of and for the year ended December 31, 2014 are as follows:

Weighted
	Preferred	Average
	Stock	Exercise
	Warrants	Price

Outstanding and exercisable at December 31, 2012	300,000	$4.00

For the year ended December 31, 2013
Granted	-	-
Exercised	-	-
Expired	-	-
Outstanding and exercisable at December 31, 2013	300,000	$4.00

For the year ended December 31, 2014
Granted	-	-
Exercised	-	-
Expired	-	-
Outstanding and exercisable at December 31, 2014	300,000	$4.00

Series B Preferred Stock Warrants

On May 22, 2014, the board of directors of the Company granted warrants to purchase 1,140,000 shares of Series B Preferred Stock at an exercise price equal to $3.00 per share (the “Series B Warrants”) to the directors of the Company. Messrs. Adamsky and Caldwell assigned their warrants to The Co-Investment Fund. The Series B Warrants are immediately exercisable, non-transferrable and expire on May 22, 2019.

The Company estimated the fair value of the Series B Warrants to be $1,664,400 as of the date of grant using the Black-Scholes option-pricing model based on the following assumptions: expected volatility: 769%, risk-free interest rate: 0.05%, expected life in years: 5, and assumed dividend yield: 0%. As of December 31, 2014, the Company recorded $1,664,400 as compensation, employee benefits and related taxes.

On May 22, 2014, the board of directors of the Company authorized the grant of a warrant to purchase 30,000 shares of the Company’s Series B Convertible Preferred Stock, with a par value of $0.001 per share, at an exercise price equal to $3.00 per share (the “IBC Warrant”) to either Mr. Alan Krigstein or to Independence Blue Cross (“IBC”) or its affiliate as designated by Mr. Krigstein subject to and effective on the date of Mr. Krigstein’s designation to the Company of the recipient of such warrant. Mr. Alan Krigstein, the executive vice president and chief financial officer of Independence Hospital Indemnity Plan, Inc. (formerly named Independence Blue Cross) and Independence Blue Cross, LLC (“IBC, LLC”), was subsequently elected as a director of the Company effective June 3, 2014. On August 14, 2014, the Company received Mr. Krigstein’s written notice designating the IBC Warrant to be issued to IBC, LLC. The Company granted the Warrant to IBC, LLC effective August 14, 2014. The IBC Warrant is immediately exercisable, non-transferrable and will expire on May 22, 2019.

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2014 and 2013

NOTE 6 – SHAREHOLDERS’ (DEFICIT) EQUITY (continued)

The Company estimated the fair value of the IBC Warrant to be $30,000 as of the date of grant using the Black-Scholes option-pricing model based on the following assumptions: expected volatility: 768%, risk-free interest rate: 0.06%, expected life in years: 4.8, and assumed dividend yield: 0%. As of December 31, 2014, the Company recorded $30,000 as compensation, employee benefits and related taxes.

Outstanding Series B Warrants at December 31, 2014, have a remaining contractual life of 4.4 years. A summary of the status of the Company’s outstanding Series B Warrants as of and for the period ended December 31, 2014 are as follows:

Weighted
	Preferred	Average
	Stock	Exercise
	Warrants	Price

Outstanding and exercisable at December 31, 2013	-	$-

For the year ended December 31, 2014
Granted	1,170,000	3.00
Exercised	-	-
Expired	-	-
Outstanding and exercisable at December 31, 2014	1,170,000	$3.00

Registration and Participation Rights

In connection with the Company’s acquisition of Atiam Technologies L. P., the Company and certain owners of Atiam Technologies L.P. entered into a registration rights agreement.

In connection with the Company’s 2008 private placement, the Company and the participating investors also entered into a Registration Rights Agreement (the “2008 Registration Rights Agreement”). Under the terms of the 2008 Registration Rights Agreement, the Company agreed to prepare and file with the SEC, a registration statement on Form S-1 covering the resale of the shares and the warrant shares, which was filed with the Commission on February 1, 2008 and declared effective by the Commission on April 22, 2008. Subject to limited exceptions, the Company also agreed to use its reasonable best efforts to keep the registration statement effective under the Securities Act until the date that all of the registrable securities covered by the registration statement have been sold or may be sold without volume restrictions pursuant to Rule 144(b)(i)) promulgated under the Securities Act. The 2008 Registration Rights Agreement also provides for payment of partial damages to the investors under certain circumstances relating to failure to file or obtain or maintain effectiveness of the registration statement, subject to adjustment.

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2014 and 2013

NOTE 6 – SHAREHOLDERS’ (DEFICIT) EQUITY (continued)

In connection with the Company’s 2009 private placement, the Company and the investor also entered into a Registration Rights Agreement (the “2009 Registration Rights Agreement”). Under the terms of the 2009 Registration Rights Agreement, the Company agreed to prepare and file with the SEC, within 30 days following the receipt of a demand notice of a holder of registrable securities, a registration statement on Form S-1 covering the resale of the shares and the warrant shares. Subject to limited exceptions, the Company also agreed to use its reasonable best efforts to cause the registration statement to be declared effective under the Securities Act, and to use its reasonable best efforts to keep the registration statement effective under the Securities Act until the date that all of the registrable securities covered by the registration statement have been sold or may be sold without volume restrictions pursuant to Rule 144(b)(i) promulgated under the Securities Act. In addition, if the Company proposes to register any of its securities under the Securities Act in connection with the offering of such securities for cash, the Company shall, at such time, promptly give each holder of registrable securities notice of such intent, and such holders shall have the option to register their registrable securities on such additional registration statement. The 2009 Registration Rights Agreement also provides for payment of partial damages to the investor under certain circumstances relating to failure to file or obtain or maintain effectiveness of the Registration Statement, subject to adjustment.

In connection with the Company’s 2010 private placement, the Company and the participating investors also entered into a Registration Rights Agreement (the “2010 Registration Rights Agreement”), which provided the investors with demand and “piggyback” registration rights on substantially the same terms as the 2009 Registration Rights Agreement.

In connection with Co-Investment’s note conversion, the Company and Co-Investment also entered into a Registration Rights Agreement (the “December 2010 Registration Rights Agreement”), in substantially the same form as the 2010 Registration Rights Agreement.

In connection with the 2012 private placement, the Company and the participating investors also entered into a Registration Rights Agreement (the “2012 Registration Rights Agreement”), in substantially the same form as the 2010 Registration Rights Agreement.

In connection with the 2013 Private Placement, the Company and the participating investor also entered into a Registration Rights Agreement, in substantially the same form as the 2010 Registration Rights Agreement.

As of December 31, 2014, the Company has not received a demand notice in connection with the 2009 Registration Rights Agreement, the 2010 Registration Rights Agreement, the December 2010 Registration Rights Agreement, the 2012 Registration Rights Agreement or the 2013 Registration Rights Agreement. At December 31, 2014, the Company does not believe that it is probable that the Company will incur a penalty in connection with the Company’s registration rights agreements. Accordingly no liability was recorded as of December 31, 2014.

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2014 and 2013

NOTE 7 – CAPITAL LEASE OBLIGATIONS

The Company’s InsPro Technologies subsidiary has entered into several capital lease obligations to purchase equipment used for operations. The Company has the option to purchase the equipment at the end of the lease agreement for one dollar. The underlying assets and related depreciation were included in the appropriate fixed asset category, and related depreciation account.

Property and equipment includes the following amounts for leases that have been capitalized as of December 31, 2014 and 2013:

		December 31, 2014	December 31, 2013
	Useful Life (Years)
Computer equipment and software	3	$1,179,211	$672,027
Phone System	3	15,011	15,011
		1,194,222	687,038
Less accumulated depreciation		(803,353)	(659,443)
		$390,869	$27,595

Future minimum payments required under capital leases at December 31, 2014 are as follows:

2015	$196,729
2016	179,406
2017	58,673

Total future payments	434,808
Less amount representing interest	21,213

Present value of future minimum payments	413,595
Less current portion	182,388

Long-term portion	$231,207

NOTE 8 – DEFINED CONTRIBUTION 401(k) PLAN

The Company implemented a 401(k) plan on January 1, 2007. Eligible employees contribute to the 401(k) plan. Employees become eligible after attaining age 19 and after 3 months of employment with the Company. The employee may become a participant of the 401(k) plan on the first day of the month following the completion of the eligibility requirements. Effective January 1, 2007 the Company implemented an elective contribution to the plan of 25% of the employee’s contribution up to 4% of the employee’s compensation (the “Contribution”). The Contributions are subject to a vesting schedule and become fully vested after one year of service, retirement, death or disability, whichever occurs first. The Company made contributions of $76,572 and $78,589 for the years ended December 31, 2014 and 2013, respectively.

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2014 and 2013

NOTE 9 – OPERATING LEASES AND FUTURE COMMITMENTS

Employment and Separation Agreements

On March 31, 2008, Anthony R. Verdi, our Chief Financial Officer, was also appointed to the position of Chief Operating Officer, effective April 8, 2008. Mr. Verdi was appointed to the board on June 20, 2008, and was appointed our Principal Executive Officer on May 18, 2011.

Mr. Verdi’s amended and restated employment agreement automatically renewed for a one year term on March 31, 2013, and, if not terminated, will automatically renew for one year periods. His annual base salary was $225,000 per year from March 31, 2008 through May 30, 2011 and was then increased by the board of directors to $250,000 effective June 1, 2011. He is entitled to receive such bonus compensation as a majority of our board of directors may determine from time to time.

If we terminate Mr. Verdi’s employment for cause or Mr. Verdi terminates his employment agreement without good reason, Mr. Verdi will be entitled to receive (i) all accrued and unpaid salary and vacation pay through the date of termination and (ii) continued participation for one month in our benefit plans. Otherwise if we terminate Mr. Verdi’s employment or Mr. Verdi terminates his employment agreement for good reason including his permanent disability he will be entitled to receive 18 months’ base salary at the then current rate, payable in accordance with our usual practices, continued participation for 18 months in our benefit plans and payment, within a commercially reasonable time and on a prorated basis, of any bonus or other payments earned in connection with our bonus plan existing at the time of termination. In addition, if Mr. Verdi’s employment is terminated in accordance with the foregoing sentence within two months prior to, or 24 months following, a change in control (as described in the employment agreement), Mr. Verdi will be entitled to receive 18 months’ base salary at the then current rate upon the date of termination, regardless of our usual practices, and all stock options held by Mr. Verdi at the date of termination will immediately become 100% vested and all restrictions on such options will lapse.

If Mr. Verdi’s employment is terminated due to a permanent disability we may credit any such amounts against any proceeds paid to Mr. Verdi with respect to any disability policy maintained and paid for by us for Mr. Verdi’s benefit. If Mr. Verdi dies during the term of his employment agreement, the employment agreement will automatically terminate and Mr. Verdi’s estate or beneficiaries will be entitled to receive (i) three months’ base salary at the then current rate, payable in a lump sum and (ii) continued participation for one year in our benefit plans.

In connection with the InsPro Technologies acquisition, InsPro Technologies entered into three-year employment agreement with Mr. Oakes, effective October 1, 2007. On July 9, 2010, the Company and Mr. Oakes entered into an amended and restated written employment agreement. Pursuant to Mr. Oakes employment agreement, his annual base salary is $250,000 per year through September 30, 2011. Pursuant to his employment agreement on April 7, 2011, Mr. Oakes received an increase in his base compensation to $300,000 retroactive to July 1, 2010, upon InsPro LLC’s achievement of one calendar quarter of positive operating cash flow, which occurred during the calendar quarter ended March 31, 2011. Mr. Oakes is entitled to such fringe benefits as are available to other executives of the Company. Mr. Oakes employment agreement was automatically extended for an additional one year term on March 25, 2013 and will annually extend thereafter unless either party provides written notification to the other party of non-renewal no later than 60 days prior to the termination date of the agreement.

In the event of Mr. Oakes’s termination without cause or for good reason, he or his estate would receive his then current base annual salary, plus unpaid accrued employee benefits, which is primarily accrued vacation, plus the continuation of his employee benefits for a period of 12 months, less all applicable taxes. In the event of his voluntary termination, death or disability, he or his estate would receive unpaid accrued employee benefits, plus the continuation of his employee benefits for a period of one month, less all applicable taxes.

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2014 and 2013

NOTE 9 – OPERATING LEASES AND FUTURE COMMITMENTS (continued)

Pursuant to a written employment agreement with InsPro Technologies Mr. Michael Mullin served as InsPro Technologies’ Chief Operating Officer from June 20, 2011 through December 29, 2013. His employment agreement automatically renewed for a one year term on June 20, 2013. Pursuant to his employment agreement, his annual base salary was $220,000 per year plus a $1,000 per month benefits allowance paid each month that he was not a participant in the Company’s health insurance plans offer to executives and such fringe benefits as are available to other executives of the Company. Pursuant to his written offer of employment Mr. Mullin was entitled to variable incentive cash compensation each calendar quarter amounting to 100% of InsPro Technologies’ positive cash flow up to a maximum of $12,500 per calendar quarter.

On November 29, 2013, we agreed to a Separation of Employment and General Release Agreement with Mr. Mullin, whereby we and Mr. Mullin mutually agreed that Mr. Mullin’s employment terminated effective December 29, 2013, which we refer to as the separation date. Under the terms of this agreement, we agreed to continue to pay Mr. Mullin his current monthly base salary of $18,333 for a period of six (6) months after the separation date, less applicable tax withholding, which amount will be paid in equal monthly installments in accordance with our normal payroll practices. Any unvested stock option grants held by Mr. Mullin as of the separation date were forfeited. All vested stock option grants held by Mr. Mullin as of the separation date will expire in accordance with their original expiration term.

During 2013 the Company entered into an employment agreement with an executive, and during 2014 the employment agreements automatically renewed with this employee and three other executives each for a one year term. Also during 2014 the Company entered into an employment agreement with another executive. These employment agreements provide that these five executives will be compensated at an aggregate annual base salary of $912,500 with bonus compensation at the discretion of the Company’s board. These agreements may be terminated by the Company for “cause” (as such term is defined in the agreements) and without “cause” upon 30 days notice. These agreements may be terminated by the Company without “cause”, in which case the terminated employee will be entitled to their base salary for a period of six months. As of December 31, 2014 the aggregate base salary for these five executives was $975,000. In the event of termination without cause or for good reason, these five executives would receive their then current base annual salary for a period of six months, plus unpaid accrued employee benefits, which is primarily accrued vacation, less all applicable taxes. In the event of the voluntary termination of any of these five executives’, death or disability, they or their estate would receive unpaid accrued employee benefits, less all applicable taxes. These agreements also contain non-competition and non-solicitation provisions for the duration of the agreements plus a period of six months after termination of employment.

Operating Leases

On July 7, 2006, the Company entered into a lease agreement with Radnor Properties-SDC, L.P. (the “Landlord”) for the lease of 7,414 square feet of office space located in Radnor Financial Center, Building B, 150 Radnor-Chester Road, Radnor, Pennsylvania. The term of the lease commenced on November 1, 2006, which was the date the Company, with the Landlord’s prior consent, assumed possession of the premises and the date the Landlord tendered possession of the premises to the Company following the substantial completion of the improvements required to be made by the Landlord under the lease agreement, and will expire on the last day of the 125th month following the commencement of the lease term. The annual rent increases every 12 months, starting at approximately $161,592 plus a proportionate share of the Landlord’s building expenses after the second month and ending at approximately $258,378 plus a proportionate share of the Landlord’s building expenses. Under the terms of the lease agreement, rent is waived for the first five months of the lease term with respect to 5,238 square feet and for the first twelve months for the remaining 2,176 square feet. The Company recorded a liability for deferred rent in the amount of $62,518 as of December 31, 2014, which is included in accrued liabilities on the consolidated balance sheet.

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2014 and 2013

NOTE 9 – OPERATING LEASES AND FUTURE COMMITMENTS (continued)

The Company paid the Landlord a security deposit of $110,000 under the lease (the “Security Deposit”) during the third quarter of 2006, which is accounted for as a deposit in other assets. The Company will not earn interest on the Security Deposit. The Security Deposit will decrease and the Landlord will return to the Company $10,000 on the third anniversary of the commencement date of the lease and on each anniversary thereafter until the required Security Deposit has been reduced to $20,000. The Security Deposit will be returned to the Company 30 days after the end of the lease provided the Company has complied with all provisions of the lease. The balance of the Security Deposit is $50,000 as of December 31, 2014.

On September 14, 2007, InsPro Technologies entered into a lease agreement with BPG Officer VI Baldwin Tower L.P. (“BPG”) for approximately 5,524 square feet of office space at Baldwin Towers in Eddystone, Pennsylvania. On March 26, 2008, and again on December 2, 2008, the Company and BPG agreed to amend the lease to increase the leased office space by 1,301 and 6,810 square feet, respectively (the “BPG Lease”). The term of the lease commenced on October 1, 2007 will expire on January 31, 2013. The annual rent increases every 12 months, starting at approximately $102,194 plus a proportionate share of landlord’s building expenses and ending at approximately $286,335 plus a proportionate share of landlord’s building expenses.

On March 15, 2012, InsPro Technologies and BPG agreed to amend the BPG Lease to extend its term to January 31, 2017, and after BPG completes certain building improvements InsPro Technologies will move from its current location to another floor of the same building and lease 17,567 square feet of furnished office space from BPG. InsPro Technologies’ monthly rent shall be $24,887 per month commencing with InsPro Technologies’ occupancy of the new office space, which occurred in June 2012 through January 31, 2013. InsPro Technologies’ monthly rent will increase to $25,619 per month February 1, 2013 through January 31, 2014, increase to $26,351 per month February 1, 2014 through January 31, 2015, increase to $27,082 per month February 1, 2015 through January 31, 2016, and finally increase to $27,814 per month through February 1, 2016 through January 31, 2017.

The Company leases certain real and personal property under non-cancelable operating leases. Rent expense was $573,983 and $584,518 for the years ended December 31, 2014 and 2013, respectively.

Future minimum payments required under operating leases, severance and employment agreements and service agreements at December 31, 2014 are as follows:

2015	$807,814
2016	820,302
2017	208,268
2018	852
thereafter	-

Total	$1,837,236

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2014 and 2013

NOTE 10 - INCOME TAXES

The Company has net operating loss carry forwards for federal income tax purposes of approximately $45,500,000 at December 31, 2014, the unused portion of which expires in years 2025 through 2034. The Company accounts for income taxes under Accounting Standards Codification 740, Income Taxes “ASC 740”. ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carry forwards. ASC 740 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. Internal Revenue Code Section 382 “IRC 382” places a limitation on the amount of taxable income that can be offset by carry forwards after a change in control (generally greater than a 50% change in ownership). The issuance of the Company’s Series A Preferred Stock on January 15, 2009 resulted in a change of control as defined under IRC 382.

The table below summarizes the differences between the Company’s effective tax rate and the statutory federal rate as follows for the periods ended December 31, 2014 and 2013:

	2014	2013

Computed “expected” expense (benefit)	$(1,770,839)	$(610,053)
State tax expense (benefit), net of federal effect	(151,786)	(52,290)
Amortization/impairment of acquisition related assets	(5,002)	(5,002)
Stock based compensation	675,565	35,657
(Gain) loss on change in fair value of warrants	(19,547)	(9,500)
Other permanent differences	9,646	4,461
Increase in valuation allowance	1,261,963	636,727
	$-	$-

Deferred tax assets and liabilities are provided for significant income and expense items recognized in different years for tax and financial reporting purposes. The components of the net deferred tax assets for the years ended December 31, 2014 and 2013 were as follows:

	2014	2013

Deferred tax assets:
Net operating loss carry forward	$17,237,156	$15,997,952
Depreciation	51,197	49,051
Compensation expense	45,684	71,585
Deferred revenue	54,842	-
All Miscellaneous Other	23,756	32,084
Total deferred tax asset	17,412,635	16,150,672

Deferred tax liabilities	-	-
Net deferred tax asset	17,412,635	16,150,672
Less: valuation allowance	(17,412,635)	(16,150,672)
	$-	$-

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2014 and 2013

NOTE 10 - INCOME TAXES (continued)

The Company has fully reserved the deferred tax asset in excess of the deferred tax liabilities due to the limitation on taxable income that can be offset by net operating loss carry forwards in future periods under IRC section 382 as a result of changes in control and substantial uncertainty of the realization of any tax assets in future periods. The valuation allowance was increased by $1,261,963 from the prior year.

NOTE 11 – FAIR VALUE MEASUREMENTS

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities.

Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data.

Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

The following tables provide a summary of the fair values of the Company’s assets and liabilities.

	As of December 31, 2014
	Fair Value Measurements Using			Liabilities at
	Level 1	Level 2	Level 3	Fair Value

LIABILITIES:
Warrant liability	$-	$-	$5,760	$5,760

Total liabilities	$-	$-	$5,760	$5,760

	As of December 31, 2013
	Fair Value Measurements Using			Liabilities at
	Level 1	Level 2	Level 3	Fair Value

LIABILITIES:
Warrant liability	$-	$-	$607,199	$607,199

Total liabilities	$-	$-	$607,199	$607,199

Warrant liability

The Company issued warrants, which contain certain anti-dilution provisions that reduce the exercise price of the warrants in certain circumstances.  See Note 6 – Shareholders (Deficit) Equity - Common Stock Warrants. The Company has classified the warrant liability as noncurrent based on an evaluation of the contractual obligations of the warrants and management’s expectation as to the settlement date of the warrant liability. The Company measured its warrant liability using Level 3 inputs as defined by ASC 820.

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2014 and 2013

NOTE 11 – FAIR VALUE MEASUREMENTS (continued)

Upon the Company’s adoption of the Derivative and Hedging Topic of the FASB Accounting Standards Codification (“ASC 815”) on January 1, 2009, the Company determined that the warrants with provisions that reduce the exercise price of the warrants did not qualify for a scope exception under ASC 815 as they were determined to not be indexed to the Company’s stock as prescribed by ASC 815.

The Company determined the fair value of the warrant liability at December 31, 2012 was $225,000. The fair value was determined using the Black Scholes Option Pricing Model based on the following assumptions: dividend yield: 0%, risk free rate: 0.02% and the following:

		Aggregate	Expected Term
	Warrant	Number of	(Years) of
Warrant Issue Date	Exercise Price	Warrants	Warrants	Volatility	Fair Value

11/20/2012	$0.15	4,999,990	4.9	689%	$225,000

The Company determined that the fair value of the warrant liability for warrants issued on March 14, 2013 to be $7,200 in the aggregate. The fair value of the warrant liability for warrants issued on March 14, 2013 was determined on the date of their issuance, which was recorded in warrant liability, using the Black Scholes Option Pricing Model based on an expected term of five years, an assumed dividend yield of 0% and the following assumptions:

		Common	Aggregate	Expected Term
	Warrant	Stock Closing	Number of	(Years) of
Warrant Issue Date	Exercise Price	Price	Warrants	Warrants	Volatility

3/14/2013	$0.15	$0.06	120,000	5.0	711%

The Company determined that the fair value of the warrant liability for the September 2013 Warrants to be $400,000 in the aggregate. The fair value of the warrant liability for the September 2013 Warrants issued on September 12, 2013 was determined on the date of their issuance, which was recorded in warrant liability, using the Black Scholes Option Pricing Model based on an expected term of five years, an assumed dividend yield of 0% and the following assumptions:

		Common	Aggregate	Expected Term
	Warrant	Stock Closing	Number of	(Years) of
Warrant Issue Date	Exercise Price	Price	Warrants	Warrants	Volatility	Fair Value

9/12/2013	$0.15	$0.08	5,000,000	4.2	703%	$400,000

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2014 and 2013

NOTE 11 – FAIR VALUE MEASUREMENTS (Continued)

The Company determined the fair value of the warrant liability at December 31, 2013 was $607,199. The fair value was determined using the Black Scholes Option Pricing Model based on the following assumptions: common stock closing price of $0.06 per share as of December 31, 2013, dividend yield: 0%, risk free rate: 0.1% and the following:

		Aggregate	Expected Term
	Warrant	Number of	(Years) of
Warrant Issue Date	Exercise Price	Warrants	Warrants	Volatility	Fair Value

11/20/2012	$0.15	4,999,990	3.9	710%	$299,999
3/14/2013	$0.15	120,000	4.2	716%	$7,200
9/12/2013	$0.15	5,000,000	3.9	711%	$300,000
					$607,199

The following table presents a reconciliation of the warrant liability measured at fair value on a recurring basis using significant unobservable inputs (Level 3) for the year ended December 31, 2013:

Warrant liability balance as of December 31, 2012	$225,000
Fair value of warrants issued during the period	407,200
Decrease in the fair value of warrant liability, included in net loss	(25,001)
Warrant liability balance as of December 31, 2013	$607,199

The Company determined the fair value of the warrant liability at December 31, 2014 was $5,760. The fair value was determined using the Black Scholes Option Pricing Model based on the following assumptions: common stock closing price of $0.048 per share as of December 31, 2014, dividend yield: 0%, risk free rate: 0.03% and the following:

		Aggregate	Expected Term
	Warrant	Number of	(Years) of
Warrant Issue Date	Exercise Price	Warrants	Warrants	Volatility	Fair Value

3/14/2013	$0.15	120,000	3.2	614%	5,760

$5,760

The following table presents a reconciliation of the warrant liability measured at fair value on a recurring basis using significant unobservable inputs (Level 3) for the year ended December 31, 2014:

Warrant liability balance as of December 31, 2013	$607,199
Fair value of warrants whose anti-dilution provisions expired during the period	(549,999)
Decrease in the fair value of warrant liability, included in net loss	(51,440)
Warrant liability balance as of December 31, 2014	$5,760

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2014 and 2013

NOTE 12 – SUBSEQUENT EVENTS

Expiration of Warrants

On March 26, 2015, warrants to purchase 7,380,000 shares of the Company’s Common Stock at an exercise price of $0.15 per share expired in accordance with the terms of the warrants.

Loan from Co-Investment Fund II, LP.

On January 30, 2015, the Company and InsPro Technologies issued a Secured Convertible Promissory Note (“Note”) to The Co-Investment Fund II, L.P., a holder of more than 5% of our common stock on an as converted basis (“Co-Investment”), pursuant to a Secured Convertible Promissory Note Purchase Agreement (the “Note Purchase Agreement”). In connection with the Note Purchase Agreement, the Company, InsPro Technologies and Co-Investment entered into a Security Agreement (the “Security Agreement”, and together with the Note and the Note Purchase Agreement, the “Financing Agreements”). Pursuant to the terms and subject to the conditions set forth in the Financing Agreements, Co-Investment provided a loan in the amount of $1,000,000 (“Loan”) to the Company and InsPro Technologies, which is secured by all assets of the Company and InsPro Technologies other than copyright applications, copyright registration, patents, patent applications, trademarks, services markets and other intellectual property (“Collateral”). Pursuant to the Secured Convertible Promissory Note (“Note”), interest in the amount of 8% per annum, calculated on a 365 or 366 day year, as the case may be, and the principal amount of $1,000,000 and accrued interest will be paid on or before June 30, 2016. Co-Investment has the right to convert principal and accrued interest into the equity securities of the Company in the event that the Company issues and sells equity securities to investors on or before the repayment in full of the Note in an equity financing resulting in gross proceeds to the Company of at least $1,000,000. In the event that the Company consummates a consolidation, merger of reorganization in which the stockholders of the Company do not hold at least a majority of the voting power of the surviving entity in substantially the same proportion immediately after such consolidation, merger or reorganization, or the Company consummates a transaction or series of related transaction in which in excess of fifty percent of the voting power is transferred, then upon notice to Co-Investment the Company shall repay the entire outstanding principal balance and all unpaid accrued interest under the Note upon the closing of such transaction. The Company and InsPro Technologies may prepay the Note at any time in whole or in part without payment of penalty or unearned interest.

Pursuant to the Security Agreement, the Company shall not, without the Co-Investment’s prior consent, sell, lease or otherwise dispose of any equipment or fixtures constituting Collateral. In addition, the Company and InsPro Technologies will furnish Co-Investment with such information and documents regarding the Collateral and their financial condition, business, assets and liabilities as is reasonably requested by Co-Investment.

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2014 and 2013

NOTE 12 – SUBSEQUENT EVENTS (continued)

In connection with the Financing Agreements, Co-Investment entered into a Subordination Agreement (“Subordination Agreement”) with SVB, the terms of such agreement were approved by the Company, InsPro Technologies and Atiam Technologies L.P. Pursuant to the Subordination Agreement, Co-Investment agreed, among other things, that all obligations under the Amended and Restated Loan Agreement and any other obligations to SVB would be senior to the outstanding indebtedness under the Financing Agreements.

On March 27, 2015, the Company and InsPro Technologies issued a second Secured Convertible Promissory Note (“The Second Note”) to Co-Investment pursuant to a second Secured Convertible Promissory Note Purchase Agreement (the “Second Note Purchase Agreement”). The terms of the Second Note are essentially identical to the terms of the Note and the terms of the Second Note Purchase Agreement are essentially identical to the terms of the Note Purchase Agreement. Co-Investment provided a second loan in the amount of $1,000,000 to the Company and InsPro Technologies.

Loan From Edmond Walters

On March 17, 2015, the Company received a loan from Edmond Walters, a current director of the Company, in the amount of $500,000 (the “Loan From Mr. Walters”). The Loan From Mr. Walters was a pre-payment by Mr. Walters in connection with any future issuance of equity securities of the Company, and is convertible into equity securities of the Company in connection with any such future issuance of equity securities as agreed to by the Company and Mr. Walters. The Loan From Mr. Walters is refundable to Mr. Walters on demand, without interest, if the Company does not consummate an equity financing within a time period to be determined by the Company and Mr. Walters.

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 30, 2015	December 31, 2014
	(Unaudited)	(1)
ASSETS

CURRENT ASSETS:
Cash	$1,968,421	$3,431,001
Accounts receivable, net	6,532,672	2,244,812
Prepaid expenses	260,450	321,228
Other current assets	1,185	2,796
Assets of discontinued operations	14,107	19,783

Total current assets	8,776,835	6,019,620

Property and equipment, net	862,659	1,104,441
Other assets	50,000	50,000

Total assets	$9,689,494	$7,174,061

LIABILITIES AND SHAREHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Notes payable	$61,851	$549,329
Accounts payable	6,133,037	4,834,128
Accrued expenses	528,942	373,310
Current portion of capital lease obligations	225,918	182,388
Deferred revenue	2,957,827	2,251,688

Total current liabilities	9,907,575	8,190,843

LONG TERM LIABILITIES:
Warrant liability	-	5,760
Deferred revenue	2,000,000	-
Capital lease obligations	212,186	231,207

Total long term liabilities	2,212,186	236,967

Total liabilities	12,119,761	8,427,810

SHAREHOLDERS’ DEFICIT:
Preferred stock ($.001 par value; 20,000,000 shares authorized)
Series A convertible preferred stock; 3,437,500 shares authorized, 1,276,750 shares issued and outstanding (liquidation value $12,767,500)	2,864,104	2,864,104
Series B convertible preferred stock; 11,000,000 shares authorized, 4,972,519 and 3,809,378 shares issued and outstanding (liquidation value $14,917,557 and $11,428,134)	10,834,414	7,709,919
Common stock ($.001 par value; 500,000,000 shares authorized, 41,543,655 shares issued and outstanding)	41,543	41,543
Additional paid-in capital	46,543,135	45,738,974
Accumulated deficit	(62,713,463)	(57,608,289)

Total shareholders’ deficit	(2,430,267)	(1,253,749)

Total liabilities and shareholders’ deficit	$9,689,494	$7,174,061

(1) Derived from audited financial statements.

See accompanying notes to unaudited consolidated financial statements.

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2015	2014	2015	2014
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Revenues	$6,381,855	$5,973,754	$15,702,781	$13,818,009

Cost of revenues	5,324,024	4,880,477	16,339,394	11,447,677

Gross profit (loss)	1,057,831	1,093,277	(636,613)	2,370,332

Selling, general and administrative expenses:
Salaries, employee benefits and related taxes	851,594	750,226	2,551,107	3,793,371
Advertising and other marketing	22,986	95,872	114,635	239,120
Depreciation	21,967	44,471	86,514	123,325
Rent, utilities, telephone and communications	92,954	91,951	270,890	286,040
Professional fees	190,334	205,147	687,730	742,246
Other general and administrative	266,559	203,412	771,010	596,391

Total selling, general and administrative expenses	1,446,394	1,391,079	4,481,886	5,780,493

Operating loss from continuing operations	(388,563)	(297,802)	(5,118,499)	(3,410,161)

Other income (expense):
Gain on the change of the fair value of warrant liability	-	40,480	-	50,600
Gain on the sale of equipment	(2,931)	-	17,738	-
Interest expense	(39,999)	(12,850)	(121,195)	(31,528)

Total other income (expense)	(42,930)	27,630	(103,457)	19,072

Loss from continuing operations	(431,493)	(270,172)	(5,221,956)	(3,391,089)

Income from discontinued operations	37,046	56,478	116,782	188,495

Net loss	$(394,447)	$(213,694)	$(5,105,174)	$(3,202,594)

Net income (loss) per common share - basic and diluted:
Loss from operations	$(0.04)	$(0.01)	$(0.12)	$(0.08)
Income from discontinued operations	-	-	-	-
Net loss per common share	$(0.04)	$(0.01)	$(0.12)	$(0.08)

Weighted average common shares outstanding - basic and diluted	41,543,655	41,543,655	41,543,655	41,543,655

See accompanying notes to unaudited consolidated financial statements.

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Nine Months Ended September 30,
	2015	2014
	(Unaudited)	(Unaudited)
Cash Flows From Operating Activities:
Net loss	$(5,105,174)	$(3,202,594)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	474,535	611,442
Stock-based compensation	433,473	1,752,550
(Gain) on change of fair value of warrant liability	-	(50,600)
(Gain) on the sale of equipment	(17,738)	-
Changes in assets and liabilities:
Accounts receivable	(4,287,860)	(3,209,372)
Prepaid expenses	60,778	10,020
Other current assets	1,611	2,564
Accounts payable	1,298,909	2,446,417
Accrued interest on secured note from related party	89,425	-
Accrued expenses	155,632	40,873
Due to related parties	-	(5,245)
Deferred revenue	2,706,139	2,254,170
Assets of discontinued operations	5,676	11,464

Net cash used in operating activities	(4,184,594)	661,689

Cash Flows From Investing Activities:
Purchase of property and equipment	(129,188)	(534,300)
Proceeds from the sale of equipment	79,053	-

Net cash (used in) provided by investing activities	(50,135)	(534,300)

Cash Flows From Financing Activities:
Gross proceeds from sale of preferred stock and warrants	899,998	-
Payments on notes payable	(487,478)	(80,237)
Gross proceeds from secured note from related party	2,000,000	-
Gross proceeds loan payable to related party	500,000	-
Payments on capital leases	(140,371)	(26,186)

Net cash provided by (used in) financing activities	2,772,149	(106,423)

Net (decrease) increase in cash	(1,462,580)	20,966

Cash - beginning of the period	3,431,001	2,569,536

Cash - end of the period	$1,968,421	$2,590,502

Supplemental Disclosures of Cash Flow Information
Cash payments for interest	$31,770	$29,669
Non cash financing activities:
Issuance of preferred stock and warrants valued at the amounts owed on secured notes plus accrued interest from related party and loan from related party	$2,089,425	$-

See accompanying notes to unaudited consolidated financial statements.

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2015

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

InsPro Technologies Corporation (the “Company”, “ITCC”, “we”, “us” or “our”) is a technology company that provides software applications for use by insurance administrators in the insurance industry. Our business focuses primarily on our InsPro EnterpriseTM software application, which was introduced in 2004.

The Company offers InsPro Enterprise on both a licensed and an ASP (Application Service Provider) basis. InsPro Enterprise is an insurance administration and marketing system that supports group and individual business lines, and efficiently processes agent, direct market, worksite and web site generated business. InsPro Technologies’ clients include insurance carriers and third party administrators. The Company realizes revenue from the sale of software licenses, application service provider fees, hosting fees, software maintenance fees and consulting and implementation services.

Basis of presentation and principles of consolidation

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”) for interim financial information and with the instructions to Form 10-Q and Article 8-03 of Regulation S-X. Accordingly, the consolidated financial statements do not include all of the information and footnotes required by US GAAP for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included and such adjustments are of a normal recurring nature. These consolidated financial statements should be read in conjunction with the consolidated financial statements for the year ended December 31, 2014 and notes thereto and other pertinent information contained in our Annual Report on Form 10-K as filed with the Securities and Exchange Commission (the “Commission”).

The consolidated financial statements of the Company include the Company and its wholly owned subsidiaries. All material inter-company balances and transactions have been eliminated.

Use of estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. Significant estimates in 2015 and 2014 include the warrant liability, allowance for doubtful accounts, stock-based compensation, the useful lives and valuation of property and equipment, and deferred revenue.

Cash and cash equivalents

The Company considers all liquid debt instruments with original maturities of three months or less to be cash equivalents.

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2015

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Accounts receivable

The Company has a policy of establishing an allowance for uncollectible accounts based on its best estimate of the amount of probable credit losses in its existing accounts receivable. The Company periodically reviews its accounts receivable to determine whether an allowance is necessary based on an analysis of past due accounts and other factors that may indicate that the realization of an account may be in doubt. Account balances deemed to be uncollectible are charged to the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. At September 30, 2015 and December 31, 2014, the Company has established, based on a review of its outstanding balances, an allowance for doubtful accounts in the amounts of $247,700 and $125,146, respectively.

Fair value of financial instruments

The carrying amounts of financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, notes payable and capital leases approximated fair value as of September 30, 2015 and December 31, 2014, because of the relatively short-term maturity of these instruments and their market interest rates.

The Company follows Financial Accounting Standards Board (“FASB”) ASC 820, “Fair Value Measurements and Disclosures” (“ASC 820”), for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing generally accepted accounting principles that require the use of fair value measurements, establishes a framework for measuring fair value, and expands disclosure about such fair value measurements. See Note 10 Fair Value Measurements.

Property and equipment

Property and equipment are carried at cost. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. In accordance with Statement of Financial Accounting Standards ASC 360, “Accounting for the Impairment or Disposal of Long-Lived Assets,” the Company examines the possibility of decreases in the value of property and equipment when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

Impairment of long-lived assets

The Company periodically reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value.

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2015

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income taxes

The Company accounts for income taxes pursuant to the provisions of FASB ASC 740-10, “Accounting for Income Taxes” (“ASC 740-10”), which requires, among other things, an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. A valuation allowance is provided to offset any net deferred tax assets for which management believes it is more likely than not that the net deferred asset will not be realized.

The Company follows the provisions of the ASC 740-10 related to Accounting for Uncertain Income Tax Positions. When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above should be reflected as a liability for uncertain tax benefits in the accompanying balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination. The Company believes its tax positions are all highly certain of being upheld upon examination. As such, the Company has not recorded a liability for uncertain tax benefits.

The Company has adopted FASB ASC 740-10-25 Definition of Settlement, which provides guidance on how an entity should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits and provides that a tax position can be effectively settled upon the completion of an examination by a taxing authority without being legally extinguished. For tax positions considered effectively settled, an entity would recognize the full amount of tax benefit, even if the tax position is not considered more likely than not to be sustained based solely on the basis of its technical merits and the statute of limitations remains open. As of September 30, 2015, the tax years ended December 31, 2014, 2013, 2012 and 2011 are still subject to audit.

Income (loss) per common share

Basic earnings per share is computed by dividing income (loss) from continuing operations by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share is computed by dividing the adjusted net income (loss) from operations for diluted earnings per share by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. The effects of common stock equivalents and potentially dilutive securities outstanding during 2015 and 2014 are excluded from the calculation of diluted income (loss) per common share because it is anti-dilutive.

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2015

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The Company’s common stock equivalents include the following:

	September 30,	December 31,
	2015	2014

Series A convertible preferred stock issued and outstanding	25,535,000	25,535,000
Series B convertible preferred stock issued and outstanding	99,450,380	76,187,560
Options to purchase common stock issued and outstanding	3,225,000	6,725,000
Warrants to purchase common stock issued and outstanding	31,714,950	45,473,780
Warrants to purchase series A convertible preferred stock, issued and outstanding	7,600,000	6,000,000
Warrants to purchase series B convertible preferred stock, issued and outstanding	23,400,000	23,400,000
	190,925,330	183,321,340

Revenue recognition

The Company offers InsPro EnterpriseTM on both a licensed and an ASP basis. An InsPro Enterprise software license entitles the purchaser a perpetual license to a copy of the InsPro Enterprise software installed at a single client location or hosted by InsPro Technologies. Alternatively, ASP hosting service enables a client to lease the InsPro Enterprise software, paying only for that capacity required to support their business. ASP and hosting clients access InsPro Enterprise installed on the Company’s servers located at a third party’s site.

The Company’s software maintenance fees apply to both licensed and ASP clients. Maintenance fees cover periodic updates to the application and the InsPro Enterprise help desk.

The Company’s consulting and implementation services are generally associated with the implementation of InsPro Enterprise for either an ASP or licensed client, and cover such activity as InsPro Enterprise installation, configuration, modification of InsPro Enterprise functionality, client insurance plan set-up, client insurance document design and system documentation.

The Company’s revenue is generally recognized under FASB ASC 985-605 (“ASC 985-605”). For software arrangements involving multiple elements, which are license fees, professional services, ASP services and maintenance services, the Company allocates revenue to each element based on the relative fair value or the residual method, as applicable using vendor specific objective evidence to determine fair value, which is based on prices charged when the element is sold separately. Software revenue accounted for under ASC 985-605 is recognized when persuasive evidence of an arrangement exists, the software is delivered in accordance with all terms and conditions of the customer contracts, the fee is fixed or determinable and collectability is probable. Revenue related to post-contract customer support (“PCS”), including technical support and unspecified when-and-if available software upgrades, is recognized ratably over the PCS term. Under ASC 985-605, if fair value does not exist for any undelivered element, revenue is not recognized until the earlier of (i) delivery of such element or (ii) when fair value of the undelivered element is established, unless the undelivered element is a service, in which case revenue is recognized as the service is performed once the service is the only undelivered element.

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2015

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The Company recognizes revenue from software license agreements when persuasive evidence of an agreement exists, delivery of the software has occurred, the fee is fixed or determinable, and collectability is probable. The Company considers fees relating to arrangements with payment terms extending beyond one year to not be fixed or determinable and revenue for these arrangements is recognized as payments become due from the customer. In software arrangements that include more than one InsPro EnterpriseTM module, the Company allocates the total arrangement fee among the modules based on the relative fair value of each of the modules.

License revenue allocated to software products generally is recognized upon delivery of the products or deferred and recognized in future periods to the extent that an arrangement includes one or more elements to be delivered at a future date and for which fair values have not been established. Revenue allocated to maintenance agreements is recognized ratably over the maintenance term and revenue allocated to training and other service elements is recognized as the services are performed.

Effective August 18, 2015, the Company entered into a 5 year software and services reseller agreement (the “Reseller Agreement”) with an unaffiliated third party (the “Reseller”) whereby the Company granted the Reseller the exclusive right to market InsPro Enterprise to prospective clients for their administration of long term care insurance products for an initial fee of $2,500,000 (the “Reseller Fee”). Pursuant to the Reseller Agreement, the Reseller Fee is fully or partially refundable to the Reseller in the event that the Company material breaches the Reseller Agreement or the Company becomes insolvent, goes into liquidation, seeks protection under bankruptcy, or materially breaches the Reseller Agreement during the term of the Reseller Agreement (each a “Refund Event”). The Reseller Fee is fully refundable if a Refund Event occurs before August 18, 2016. The Company shall refund the following amounts to the Reseller if a Refund Event occurs between the following dates; $2,000,000 between August 19, 2016 and August 18, 2017, $1,500,000 between August 19, 2017 and August 18, 2018, and $1,000,000 between August 19, 2018 and August 18, 2019. As of September 30, 2015 the Company has recorded the $2,500,000 Reseller Fee in deferred revenue ($500,000 included in short term liabilities and $2,000,000 included in long term liabilities).

The unearned portion of the Company’s revenue, which is revenue collected or billed but not yet recognized as earned, has been included in the consolidated balance sheet as a liability for deferred revenue.

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2015

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Cost of revenues

Cost of revenues includes direct labor and associated costs for employees and independent contractors performing InsPro EnterpriseTM design, development, implementation and testing together with customer management, training and technical support, as well as a portion of facilities costs and depreciation. For the three and nine months ended September 30, 2015 and 2014, cost of revenues consisted of the following:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2015	2014	2015	2014

Compensation, employee benefits and related taxes	$1,962,026	$1,841,432	$5,972,150	$5,490,307
Professional fees	3,066,414	2,579,136	9,014,589	4,699,308
Depreciation	97,660	183,285	388,021	488,117
Rent, utilities, telephone and communications	126,378	105,466	359,334	347,064
Other cost of revenues	71,546	171,158	605,300	422,881
	$5,324,024	$4,880,477	$16,339,394	$11,447,677

Advertising and other marketing

Advertising and other marketing costs are expensed as incurred. For the three months ended September 30, 2015 and 2014, advertising and other marketing costs were $22,986 and $95,872, respectively. For the nine months ended September 30, 2015 and 2014, advertising and other marketing costs were $114,635 and $239,120, respectively.

Concentrations of credit risk

The Company maintains its cash and restricted cash in bank deposit accounts, which exceed the federally insured limits as provided through the Federal Deposit Insurance Corporation (“FDIC”). At September 30, 2015, the Company had $1,968,421 of cash in United States bank deposits, of which $500,115 was federally insured and $1,468,306 was not federally insured.

In 2010 the FDIC insurance coverage limit was increased to $250,000 per depositor, per institution as a result of the Dodd-Frank Wall Street and Consumer Protection Act.

The following table lists the percentage of the Company’s accounts receivable balance from the Company’s InsPro EnterpriseTM clients representing 10% or more of the accounts receivable balances as of the periods listed below.

	September 30, 2015	December 31, 2014

Client #1	52%	16%
Client #2	18%	14%
Client #3	-	13%
Client #4	-	12%

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2015

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The following table lists the percentage of the Company’s revenue earned from the Company’s InsPro Enterprise clients representing 10% or more of the revenue earned in each of the periods listed below.

	For the Nine Months Ended September 30,
	2015	2014

Client #1	24%	21%
Client #2	12%	14%
Client #3	-	13%

Stock-based compensation

The Company accounts for stock based compensation transactions using a fair-value-based method and recognizes compensation cost for share-based payments to employees based on their grant-date fair value from the beginning of the fiscal period in which the recognition provisions are first applied.

Non-employee stock based compensation

The cost of stock based compensation awards issued to non-employees for services are recorded at either the fair value of the services rendered or the instruments issued in exchange for such services, whichever is more readily determinable, based on their grant-date fair value from the beginning of the fiscal period in which the recognition provisions are first applied.

Registration rights agreements

At September 30, 2015, the Company does not believe that it will incur a penalty in connection with the Company’s registration rights agreements. Accordingly, no liability was recorded as of September 30, 2015. See Note 6 - Stockholders Deficit – Registration and Participation Rights.

Recent accounting pronouncements

From time to time, new accounting pronouncements are issued by FASB, which are adopted by the Company as of the specified effective date. Unless otherwise discussed, management believes that the impact of recently issued standards, which are not yet effective, will not have a material impact on the Company’s consolidated financial statements upon adoption.

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2015

NOTE 2 – DISCONTINUED OPERATIONS

The Company has classified its former telesales call center and external agent produced agency business as discontinued operations. During the first quarter of 2009, the Company ceased the direct marketing and sale of health and life insurance and related products to individuals and families in its telesales call center. The Company also determined to discontinue selling health and life insurance and related products to individuals and families through its non-employee ISG agents. On February 20, 2009, the Company entered into and completed the sale of its agency business to an unaffiliated third party, pursuant to the terms of a client transition agreement.

The financial position of discontinued operations was as follows:

	September 30, 2015	December 31, 2014

Accounts receivable	$14,107	$19,783
Net current assets of discontinued operations	$14,107	$19,783

The results of discontinued operations do not include any allocated or common overhead expenses. The results of operations of discontinued operations were as follows:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2015	2014	2015	2014
Revenues:
Commission and other revenue from carriers	$3,633	$5,861	$12,320	$23,099
Transition policy commission pursuant to the Agreement	39,680	56,884	126,208	186,451

	43,313	62,745	138,528	209,550

Operating expenses:
Other general and administrative	6,267	6,267	21,745	21,055

	6,267	6,267	21,745	21,055

Income from discontinued operations	$37,046	$56,478	$116,782	$188,495

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2015

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	Useful
	Life
	(Years)	September 30, 2015	December 31, 2014
Computer equipment and software	3	$4,142,254	$3,927,491
Office equipment	4.6	158,732	148,381
Office furniture and fixtures	6.7	189,857	189,857
Leasehold improvements	5.4	94,620	94,620
		4,585,463	4,360,349

Less accumulated depreciation		(3,722,804)	(3,255,908)

		$862,659	$1,104,441

The following table discloses depreciation expense as reported in the statement of operations.

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2015	2014	2015	2014

Depreciation included in cost of revenues	$97,660	$183,285	$388,021	$488,117
Depreciation included in selling, general and administrative	21,967	44,471	86,514	123,325
Total depreciation	$119,627	$227,756	$474,535	$611,442

NOTE 4 – NOTES PAYABLE

Notes payable consisted of the following:

	September 30, 2015	At December 31, 2014

Notes payable for insurance premium financing	$61,851	$24,329
Loan from Silicon Valley Bank	-	525,000

	$61,851	$549,329

On June 24, 2015, the Company together with InsPro Technologies, LLC (“InsPro LLC”) and Atiam Technologies L. P., which is a wholly owned subsidiary of the Company (collectively the “InsPro Parties”), advised Silicon Valley Bank (“SVB”) of their desire to terminate the Amended and Restated Loan and Security Agreement dated December 2, 2014 (the “Loan Agreement”), between the InsPro Parties and SVB. Prior to June 24, 2015, the InsPro Parties paid off the amount borrowed under the Loan Agreement, and on June 24, 2015 the InsPro Parties paid SVB early termination fees of $52,500, and SVB released all security interests in the InsPro Parties’ assets.

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2015

NOTE 5 – TRANSACTIONS AND LOANS FROM RELATED PARTIES

On September 18, 2015, the Company completed a private placement (the “Private Placement”) with certain accredited investors (the “Investors”), including The Co-Investment Fund II, L.P. (“Co-Investment”), which hold more than 5% of our common stock and Donald Caldwell is the CEO and chairman of the board of directors of the Company and managing partner of Co-Investment; Edmond Walters, who is a director of the Company, and Azeez Enterprises, LP, which is affiliated with Michael Azeez, who is a director of the Company, for an aggregate of 1,163,141 shares of our Series B Convertible Preferred Stock and warrants to purchase 11,631,410 shares of our common stock (the “2015 Warrants”). The Company sold to the investors 1,163,141 units (“Units”) at a per Unit price of $3.00, for an aggregate total investment of $3,489,423, and each unit consisted of one share of Series B Convertible Preferred Stock and a warrant to purchase 10 shares of our common stock at an initial exercise price of $0.15 per share (“Warrant Shares”), subject to adjustment pursuant to the terms of a securities purchase agreement (the “Purchase Agreement”). The Company intends to use the net proceeds of the Private Placement for working capital purposes. See Note 6 - Shareholders’ Deficit – Series B Preferred Stock and Common Stock Warrants. In the Private Placement the Company issued; 696,475 shares of Series A Preferred Stock and 6,964,750 Warrant shares to Co-Investment, 166,666 shares of Series A Preferred Stock and 1,666,660 Warrant shares to Edmond Walters, 150,000 shares of Series A Preferred Stock and 1,500,000 Warrant shares to Azeez Enterprises, and 150,000 shares of Series A Preferred Stock and 1,500,000 Warrant shares to an unrelated third party.

The Company agreed, pursuant to the terms of the Purchase Agreement, that for a period of 90 days after the effective date (the “Initial Standstill”) of the Purchase Agreement, the Company shall not, subject to certain exceptions, offer, sell, grant any option to purchase, or otherwise dispose of any equity securities or equity equivalent securities, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, capital stock and other securities of the Company.

The Purchase Agreement also provides for a customary participation right for the Investors, subject to certain exceptions and limitations, which grants the Investors the right to participate in any future capital raising financings of the Company occurring from the effective date of the Purchase Agreement until 24 months after the effective date of the Purchase Agreement. The Investors may participate in such financings at a level based on the Investors’ ownership percentage of the Company on a fully-diluted basis prior to such financing.

Secured Convertible Promissory Note to Co-Investment Fund II, LP.

On January 30, 2015, the Company and InsPro Technologies issued a Secured Convertible Promissory Note (“Note”) to Co-Investment, pursuant to a Secured Convertible Promissory Note Purchase Agreement (the “Note Purchase Agreement”). In connection with the Note Purchase Agreement, the Company, InsPro LLC (collectively the “Borrowers”) and Co-Investment entered into a Security Agreement (the “Security Agreement”, and together with the Note and the Note Purchase Agreement, the “Financing Agreements”). Pursuant to the terms and subject to the conditions set forth in the Financing Agreements, Co-Investment provided a loan in the amount of $1,000,000 (“Loan”) to the Company and InsPro Technologies, which is secured by all assets of the Company and InsPro Technologies other than copyright applications, copyright registration, patents, patent applications, trademarks, services markets and other intellectual property (“Collateral”). Pursuant to the Note (“Note”), interest in the amount of 8% per annum, calculated on a 365 or 366 day year, as the case may be, and the principal amount of $1,000,000 and accrued interest will be paid on or before June 30, 2016. Co-Investment has the right to convert principal and accrued interest into the equity securities of the Company in the event that the Company issues and sells equity securities to investors on or before the repayment in full of the Note in an equity financing resulting in gross proceeds to the Company of at least $1,000,000.

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2015

NOTE 5 – TRANSACTIONS AND LOANS FROM RELATED PARTIES (continued)

Pursuant to the Security Agreement, the Borrowers shall not, without Co-Investment’s prior consent, sell, lease or otherwise dispose of any equipment or fixtures constituting Collateral. In addition, the Borrowers will furnish Co-Investment with such information and documents regarding the Collateral and their financial condition, business, assets and liabilities as is reasonably requested by Co-Investment.

In connection with the Financing Agreements, Co-Investment entered into a Subordination Agreement (“Subordination Agreement”) with SVB, the terms of such agreement were approved by the Company, InsPro LLC and Atiam Technologies L.P. Pursuant to the Subordination Agreement, Co-Investment agreed, among other things, that all obligations under the Loan Agreement and any other obligations to SVB would be senior to the outstanding indebtedness under the Financing Agreements.

On March 27, 2015, the Borrowers issued a second Secured Convertible Promissory Note (the “Second Note”) in the amount of $1,000,000 to Co-Investment pursuant to a second Secured Convertible Promissory Note Purchase Agreement (the “Second Note Purchase Agreement”). The terms of the Second Note are essentially identical to the terms of the Note and the terms of the Second Note Purchase Agreement are essentially identical to the terms of the Note Purchase Agreement.

Pursuant to the terms of the Purchase Agreement, the Company and Co-Investment agreed that, effective at the closing on September 18, 2015, (i) the Note and Second Note (collectively, “Notes”) were amended such that the entire principal amount of such Notes plus accrued interest as of the closing was converted into Units, (ii) the Notes were converted in accordance with the terms thereof by the issuance of the Units to Co-Investment under the Purchase Agreement, (iii) all amounts owed to Co-Inestment by the Company under borrowings by the Company, whether evidenced orally or in writing, including without limitation, the Notes and any unpaid principal balance, any interest owed and any penalties or additional fees owed to Co-Investment (collectively, “Existing Indebtedness”), was fully paid and satisfied by the Company, and the Existing Indebtedness was cancelled, and (iv) the Notes and any other agreements entered into in connection with the Notes were amended to give effect to the foregoing.

Loan Payable to Related Party

On March 17, 2015, the Company received a loan from Edmond Walters, a current director of the Company, in the amount of $500,000 (the “Walters Loan”). The Walters Loan was a pre-payment by Mr. Walters in connection with any future issuance of equity securities of the Company, and is convertible into equity securities of the Company in connection with any such future issuance of equity securities as agreed to by the Company and Mr. Walters. The Loan from Mr. Walters is refundable to Mr. Walters on demand, without interest, if the Company does not consummate an equity financing within a time period to be determined by the Company and Mr. Walters.

Pursuant to the terms of the Purchase Agreement, the Company and Edmond Walters agreed that, effective at the closing on September 18, 2015, (i) the Walters Loan was converted by the issuance of the Units to Edmond Walters under the Purchase Agreement, (ii) all amounts owed to Edmond Walters by the Company under borrowings by the Company, whether evidenced orally or in writing, including without limitation, the Walters Loan and any unpaid principal balance, any interest owed and any penalties or additional fees owed to Edmond Walters (collectively, “Walters Existing Indebtedness”), was fully paid and satisfied by the Company, and the Walters Existing Indebtedness was cancelled, and (iii) the Walters Loan and any agreements entered into in connection with the Loan were amended to give effect to the foregoing.

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2015

NOTE 6 – STOCKHOLDERS’ DEFICIT

Common Stock

As of September 30, 2015 and December 31, 2014, the Company was authorized to issue 500,000,000 and 400,000,000 shares of common stock with a par value of $0.001 per share (“Common Stock”), respectively. As of September 30, 2015 and December 31, 2014, the Company had 41,543,655 shares of its Common Stock issued and outstanding. The Company has reserved shares of Common Stock, on an as-if-converted basis, as follows:

	September 30, 2015	December 31, 2014

Exercise of options issued and outstanding to purchase common stock	3,225,000	6,725,000
Issuance of common shares available under the 2010 Equity Compensation Plan	25,771,980	22,271,980
Exercise of warrants issued and outstanding to purchase common stock	31,725,180	45,473,780
Conversion of series A convertible preferred stock issued and outstanding into common stock	25,535,000	25,535,000
Exercise of warrants to purchase series A convertible preferred stock issued and outstanding and converted into common stock	7,600,000	6,000,000
Conversion of series B convertible preferred stock issued and outstanding into common stock	99,450,380	76,187,560

Exercise of warrants to purchase series B convertible preferred stock issued and outstanding and converted into common stock	23,400,000	23,400,000

Total common stock reserved for issuance	216,707,540	205,593,320

The above table includes Common Stock reserved for non exercisable stock options and Common Stock reserved for the issuance of stock options in the future under the Company’s 2010 Equity Compensation Plan.

Series A Convertible Preferred Stock

As of September 30, 2015 and December 31, 2014, the Company was authorized to issue 3,437,500 shares of Series A Convertible Preferred Stock with a par value of $0.001 per share (“Series A Preferred Stock”). As of September 30, 2015 and December 31, 2014, the Company had 1,276,750 shares of its Series A Preferred Stock issued and outstanding. As of September 30, 2015 and December 31, 2014, the Company has reserved 380,000 and 300,000 shares of Series A Preferred Stock, respectively, for the exercise of warrants issued and outstanding to purchase its Series A Preferred Stock.

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2015

NOTE 6 – STOCKHOLDERS’ DEFICIT (Continued)

The Series A Preferred Stock is entitled to vote as a single class with the holders of the Company’s Common Stock and preferred stock, with each share of Series A Preferred Stock having the right to 20 votes. Upon the liquidation, sale or merger of the Company, each share of Series A Preferred Stock is entitled to receive an amount equal to the greater of (A) a liquidation preference equal to 2.5 times the Series A Preferred Stock original issue price or $12,767,500, subject to certain customary adjustments, or (B) the amount such share of Series A Preferred Stock would receive if it participated pari passu with the holders of Common Stock on an as-converted basis. The liquidation preference is calculated by taking the product of the issued and outstanding shares of Series A Preferred stock times $10.00. Each share of Series A Preferred Stock becomes convertible into 20 shares of Common Stock, subject to adjustment and at the option of the holder of the Series A Preferred Stock. For so long as any shares of Series A Preferred Stock are outstanding, the vote or consent of the holders of at least two-thirds of the Series A Preferred Stock is required to approve (Y) any amendment to the Company’s certificate of incorporation or bylaws that would adversely alter the voting powers, preferences or special rights of the Series A Preferred Stock or (Z) any amendment to the Company’s certificate of incorporation to create any shares of capital stock that rank senior to the Series A Preferred Stock. In addition to the voting rights described above, for so long as 1,000,000 shares of Series A Preferred Stock are outstanding, the vote or consent of the holders of at least two-thirds of the shares of Series A Preferred Stock is required to effect or validate any merger, sale of substantially all of the assets of the Company or other fundamental transaction, unless such transaction, when consummated, will provide the holders of Series A Preferred Stock with an amount per share equal to 2.5 times the Series A Preferred Stock original issue price or $12,767,500 in aggregate for all issued and outstanding Series A Preferred Stock.

Series B Convertible Preferred Stock

As of September 30, 2015 and December 31, 2014, the Company was authorized to issue 11,000,000 and 5,000,000 shares of Series B Convertible Preferred Stock with a par value of $0.001 per share (“Series B Preferred Stock”), respectively. As of September 30, 2015 and December 31, 2014, the Company had 4,972,519 and 3,809,378 of its Series B Preferred Stock issued and outstanding, respectively. As of September 30, 2015 and December 31, 2014, the Company has reserved 1,170,000 shares of Series B Preferred Stock for the exercise of warrants issued and outstanding to purchase its Series B Preferred Stock.

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2015

NOTE 6 – STOCKHOLDERS’ DEFICIT (Continued)

The Series B Preferred Stock is entitled to vote as a single class with the holders of the Company’s Common Stock and preferred stock, with each share of Series B Preferred Stock having the right to 20 votes. As of September 30, 2015 and December 31, 2014, upon the liquidation, sale or merger of the Company, each share of Series B Preferred Stock is entitled to receive an amount equal to the greater of (A) a liquidation preference equal to the Series B Preferred Stock original issue price or $14,917,557 and $11,428,134, respectively, subject to certain customary adjustments, or (B) the amount such share of Series B Preferred Stock would receive if it participated pari passu with the holders of Common Stock and preferred stock on an as-converted basis. The liquidation preference is calculated by taking the product of the issued and outstanding shares of Series B Preferred stock times $3.00. Each share of Series B Preferred Stock becomes convertible into 20 shares of Common Stock, subject to adjustment and at the option of the holder of the Series B Preferred Stock. For so long as any shares of Series B Preferred Stock are outstanding, the vote or consent of the holders of at least two-thirds of the Series B Preferred Stock is required to approve (Y) any amendment to the Company’s certificate of incorporation or bylaws that would adversely alter the voting powers, preferences or special rights of the Series B Preferred Stock or (Z) any amendment to the Company’s certificate of incorporation to create any shares of capital stock that rank senior to the Series B Preferred Stock. In addition to the voting rights described above, for so long as 1,000,000 shares of Series B Preferred Stock are outstanding, the vote or consent of the holders of at least two-thirds of the shares of Series B Preferred Stock is required to effect or validate any merger, sale of substantially all of the assets of the Company or other fundamental transaction, unless such transaction, when consummated, will provide the holders of Series B Preferred Stock with an amount per share equal the Series B Preferred Stock original issue price or $14,917,557 in aggregate for all issued and outstanding Series B Preferred Stock.

On September 18, 2015, pursuant to the Purchase Agreement, the Company agreed to sell to the investors 1,163,141 Units in the Private Placement at a per Unit purchase price equal to $3.00. Each Unit sold in the Private Placement consisted of one share of Series B Preferred Stock and a warrant to purchase ten shares of Common Stock at an initial exercise price of $0.15 per share, subject to adjustment. See Note 5 – Transactions and Loans from Related Parties. In addition, pursuant to the Purchase Agreement, the Company may sell up to an additional 1,000,000 Units to Independence Blue Cross within 90 days following the Closing on substantially the same terms and conditions described above and as set forth in the Purchase Agreement.

The Company agreed, pursuant to the terms of the Purchase Agreement, that for a period of 90 days after the effective date of the Purchase Agreement, the Company would not, subject to certain exceptions, offer, sell, grant any option to purchase, or otherwise dispose of any equity securities or equity equivalent securities, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, capital stock and other securities of the Company.

The Company allocated $364,928 of the $3,489,423 proceeds received as a result of the Private Placement, which represent the fair value of the Warrant Shares, to additional paid in capital using a Black-Scholes option pricing model with the following assumptions: expected volatility of 422%, a risk-free interest rate of 0.10%, an expected term of 2.1 years and 0% dividend yield. The remaining $3,124,495 of the proceeds received was allocated to the Series B Preferred Stock.

Stock Options

During the nine months ended September 30, 2015, 3,700,000 options, which were previously granted to current and former employees of the Company, expired in accordance with the terms of such stock options.

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2015

NOTE 6 – STOCKHOLDERS’ DEFICIT (Continued)

On March 27, 2015, the Company granted to an executive of the Company an option to purchase a total of 200,000 shares of the Company’s Common Stock, which vests as follows: 66,666 shares of Common Stock on March 27, 2016 and 66,667 shares of Common Stock on March 27 of each year from 2017 through 2018. This option has a five year term and an exercise price of $0.10 per share, which exceeded the $0.067 closing price of one share of the Company’s Common Stock as quoted on the OTCBB on March 27, 2015. The fair value of the option granted was estimated on the date of the grant to be $14,000 using the Black-Scholes option-pricing model based on the following assumptions: expected volatility: 792%, risk-free interest rate: 0.12%, expected life in years: 5 based on the contract life of the option grant, and assumed dividend yield: 0%. The Company recorded compensation expense pertaining to this option in salaries, commission and related taxes of $2,398 in the nine months ended September 30, 2015.

As of September 30, 2015, there were 30,000,000 shares of our Common Stock authorized to be issued under the Company’s 2010 Equity Compensation Plan, of which 25,771,980 shares of our Common Stock remain available for future stock option grants.

The Company recorded compensation expense pertaining to employee stock options and warrants in salaries, commission and related taxes of $433,473 for the nine months ended September 30, 2015, which included $116,600 of expense pertaining to stock options, $126,382 of expense pertaining to warrants to purchase Series A Preferred Stock and $190,491 of expense pertaining to an amended and restated warrant to purchase Series A Preferred Stock. See Note 6 – Stockholders Deficit – Series A Preferred Stock warrants. The Company recorded compensation expense pertaining to employee stock options and warrants in salaries, commission and related taxes of $1,752,550 for the nine months ended September 30, 2014, which included $58,150 of expense pertaining to stock options and $1,694,400 of expense pertaining to warrants to purchase Series B Preferred Stock.

The value of equity compensation expense not yet expensed pertaining to unvested equity compensation for both options to purchase common stock and Series A Preferred Stock was $157,521 as of September 30, 2015, which will be recognized over a weighted average 3.0 years in the future.

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2015

NOTE 6 – STOCKHOLDERS’ DEFICIT (Continued)

A summary of the Company’s outstanding stock options as of and for the nine months ended September 30, 2015 are as follows:

	Number	Weighted		Weighted
	Of Shares	Average	Weighted	Average	Aggregate
	Underlying	Exercise	Average	Remaining	Intrinsic
	Options	Price	Fair Value	Contractual Life	Value (1)
				(in years)
Outstanding at December 31, 2014	6,725,000	$0.46	$0.30	1.66	$-

For the period ended September 30, 2015
Granted	200,000	0.10	0.07
Exercised	-	-	-
Expired	(3,700,000)	0.10	0.10

Outstanding at September 30, 2015	3,225,000	$0.84	$0.51	3.06	$-

Outstanding and exercisable at September 30, 2015	1,525,000	$1.63	$1.08	1.52	$-

(1) The aggregate intrinsic value is based on the $0.035 closing price as of September 30, 2015 for the Company’s Common Stock.

The following information applies to options outstanding at September 30, 2015:

Options Outstanding				Options Exercisable
		Weighted
	Number of	Average
	Shares	Remaining
Exercise	Underlying	Contractual	Exercise	Number	Exercise
Price	Options	Life	Price	Exercisable	Price

0.100	2,000,000	4.4	0.100	300,000	0.100
1.000	750,000	0.6	1.000	750,000	1.000
3.500	75,000	1.0	3.500	75,000	3.500
$3.600	400,000	1.1	$3.600	400,000	$3.600
	3,225,000			1,525,000

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2015

NOTE 6 – STOCKHOLDERS’ DEFICIT (Continued)

Common Stock Warrants

The 2015 Warrants provide that the holders thereof shall have the right at any time prior to the earlier of (i) ten business days’ after the Company has properly provided written notice to all such holders of a call event (as defined below) and (ii) November 20, 2017, to acquire up to a total of 11,631,180 shares of Common Stock of the Company upon the payment of $0.15 per Share (the “Exercise Price”). The Company also has the right, at any point after which the volume weighted average trading price per share of the Series B Preferred Stock for a minimum of 20 consecutive trading days is equal to at least eight times the Exercise Price per share, provided that certain other conditions have been satisfied (a “Call Event”), to call the outstanding 2015 Warrants, in which case such 2015 Warrants will expire if not exercised within ten business days thereafter. The Company determined the 2015 Warrants qualify for a scope exception under ASC 815 as they were determined to be indexed to the Company’s stock.

A summary of the status of the Company’s outstanding stock warrants as of and for the nine months ended September 30, 2015 are as follows:

		Weighted
	Common	Average
	Stock	Exercise
	Warrants	Price

Outstanding and exercisable at December 31, 2014	45,473,780	$0.15

For the period ended September 30, 2015
Granted	11,631,410	-
Exercised	-	-
Expired	(25,380,010)	0.15
Outstanding and exercisable at September 30, 2015	31,725,180	$0.10

Outstanding warrants at September 30, 2015 have an average weighted average remaining contractual life of 1.5 years.

The following information applies to warrants outstanding at September 30, 2015:

			Weighted	Anti-dilution	Outstanding
	Warrant	Warrant	Average	Provision	Common
Warrant	Exercise	Expiration	Remaining	Expiration	Stock
Issue Date	Price	Date	Life	Date	Warrants

11/29/2010	$0.15	11/29/2015	0.2	expired	2,000,000
12/22/2010	0.15	12/22/2015	0.2	expired	7,973,780
11/20/2012	0.15	11/20/2017	2.1	expired	4,999,990
3/14/2013	0.15	3/14/2018	2.5	expired	120,000
9/12/2013	0.15	11/20/2017	2.1	expired	5,000,000
9/18/2015	$0.15	11/20/2017	2.1	n/a	11,631,410

					31,725,180

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2015

NOTE 6 – STOCKHOLDERS’ DEFICIT (Continued)

Series A Preferred Stock warrants

On March 27, 2015, the Company granted to two executives of the Company warrants to purchase a total of 160,000 shares of the Company’s Series A Preferred Stock, which in total vests as follows: 40,000 shares of Series A Preferred Stock on March 27 of each year from 2016 through 2019. These warrants each have a five year term and an exercise price of $4.00 per share. The fair value of these warrants granted were estimated on the date of the grant to be $224,000 using the Black-Scholes option-pricing model based on the following assumptions: expected volatility: 768%, risk-free interest rate: 0.12%, expected life in years: 5 based on the contract life of the warrant grant, and assumed dividend yield: 0%. The Company recorded compensation expense pertaining to these warrants in salaries, commission and related taxes of $126,382 in the nine months ended September 30, 2015.

During the nine months ended September 30, 2015, warrants to purchase a total of 80,000 shares of the Company’s Series A Preferred Stock, which were granted to a former executive of the Company, expired in accordance with the terms of such warrants.

On March 27, 2015, the Company amended and restated a warrant to purchase a total of 150,000 shares of the Company’s Series A Preferred Stock originally granted to Mr. Robert J. Oakes on August 18, 2010. The original warrant had an expiration date of August 18, 2015, whereas the amended and restated warrant has an expiration date of September 14, 2016. The warrant is fully exercisable and has an exercise price of $4.00 per share. The fair value of the amendment to the warrant was estimated on the date of the amendment to be $190,491 using the Black-Scholes option-pricing model based on the following assumptions: expected volatility: 375%, risk-free interest rate: 0.12%, expected life in years: 1.5 based on the contract life of the warrant grant, and assumed dividend yield: 0%. The Company recorded compensation expense pertaining to this warrant in salaries, commission and related taxes of $190,491 in the nine months ended September 30, 2015.

Outstanding preferred stock warrants to purchase the Company’s Series A Preferred Stock at September 30, 2015 have a remaining contractual life of 1.3 years. A summary of the status of the Company’s outstanding Series A Preferred Stock warrants as of and for the nine months ended September 30, 2015 are as follows:

		Weighted
	Preferred	Average
	Stock	Exercise
	Warrants	Price

Outstanding and exercisable at December 31, 2014	300,000	$4.00

For the period ended September 30, 2015
Granted	160,000	4.00
Exercised	-	-
Expired	(80,000)	-
Outstanding and exercisable at September 30, 2015	380,000	$4.00

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2015

NOTE 6 – STOCKHOLDERS’ DEFICIT (Continued)

Series B Preferred Stock Warrants

Outstanding preferred stock warrants to purchase the Company’s Series A Preferred Stock at September 30, 2015 have a remaining contractual life of 3.6 years. A summary of the status of the Company’s outstanding Series B Preferred Stock warrants as of and for the nine months ended September 30, 2015 are as follows:

Weighted
	Preferred	Average
	Stock	Exercise
	Warrants	Price

Outstanding and exercisable at December 31, 2014	1,170,000	$3.00

For the period ended September 30, 2015
Granted	-	-
Exercised	-	-
Expired	-	-
Outstanding and exercisable at September 30, 2015	1,170,000	$3.00

Registration and Participation Rights

In connection with the Purchase Agreement, which is described in Note 5 – Transactions and Loans from Related Parties, the Company and the Investors also entered into a registration rights agreement (the “Registration Rights Agreement”). Under the terms of the Registration Rights Agreement, the Company agreed to prepare and file with the SEC, within 30 days following the receipt of a demand notice of a holder of Registrable Securities, a registration statement on Form S-1 (the “Registration Statement”) covering the resale of the shares and the Warrant Shares (collectively, the “Registrable Securities”). Subject to limited exceptions, the Company also agreed to use its reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act of 1933, as amended (the “Securities Act”), as soon as practicable but, in any event, no later than 60 days following the date of the filing of the Registration Statement (or 120 days following the date of the filing of the Registration Statement in the event the Registration Statement is subject to review by the SEC), and agreed to use its reasonable best efforts to keep the Registration Statement effective under the Securities Act until the date that all of the Registrable Securities covered by the Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144(b)(i) promulgated under the Securities Act. In addition, if the Company proposes to register any of its securities under the Securities Act in connection with the offering of such securities for cash, the Company shall, at such time, promptly give each holder of Registrable Securities notice of such intent, and such holders shall have the option to register their Registrable Securities on such additional registration statement. The Registration Rights Agreement also provides for payment of partial damages to the Investor under certain circumstances relating to failure to file or obtain or maintain effectiveness of the Registration Statement, subject to adjustment.

As of September 30, 2015, the Company has not received a demand notice in connection with any of the Company’s various registration rights agreements.

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2015

NOTE 7 – CAPITAL LEASE OBLIGATIONS

The Company’s subsidiary InsPro LLC has entered into several capital lease obligations to purchase equipment used for operations. InsPro LLC has the option to purchase the equipment at the end of each lease agreement for one dollar. The underlying assets and related depreciation were included in the appropriate fixed asset category, and related depreciation account.

Property and equipment includes the following amounts for leases that have been capitalized as of September 30, 2015 and December 31, 2014:

		September 30, 2015	December 31, 2014
	Useful Life (Years)
Computer equipment and software	3	$1,344,091	$1,179,211
Phone System	3	15,011	15,011
		1,359,102	1,194,222
Less accumulated depreciation		(934,002)	(803,353)
		$425,100	$390,869

Future minimum payments required under capital leases at September 30, 2015 are as follows:

2015	$58,596
2016	234,383
2017	113,649
2018	41,233

Total future payments	447,861
Less amount representing interest	9,757

Present value of future minimum payments	438,104
Less current portion	225,918

Long-term portion	$212,186

NOTE 8 – DEFINED CONTRIBUTION 401(k) PLAN

The Company implemented a 401(k) plan on January 1, 2007. Eligible employees contribute to the 401(k) plan. Employees become eligible after attaining age 19 and after 6 months of employment with the Company. An employee may become a participant of the 401(k) plan on the first day of the month following the completion of the eligibility requirements. Effective January 1, 2007 the Company implemented an elective contribution to the plan of 25% of the employee’s contribution up to 4% of the employee’s compensation. The contributions are subject to a vesting schedule and become fully vested after one year of service, retirement, death or disability, whichever occurs first. The Company made contributions of $61,925 and $59,068 for the nine months ended September 30, 2015 and 2014, respectively.

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2015

NOTE 9 – OPERATING LEASES

On July 7, 2006, the Company entered into a lease agreement with Radnor Properties-SDC, L.P. (the “Landlord”) for the lease of 7,414 square feet of office space located in Radnor Financial Center, Building B, 150 Radnor-Chester Road, Radnor, Pennsylvania. The term of the lease commenced on November 1, 2006, which was the date the Company, with the Landlord’s prior consent, assumed possession of the premises and the date the Landlord tendered possession of the premises to the Company following the substantial completion of the improvements required to be made by the Landlord under the lease agreement, and will expire on the last day of the 125th month following the commencement of the lease term. The annual rent increases every 12 months, starting at approximately $161,592 plus a proportionate share of Landlord’s building expenses after the second month and ending at approximately $258,378 plus a proportionate share of Landlord’s building expenses. Under the terms of the lease agreement, rent was waived for the first five months of the lease term with respect to 5,238 square feet and for the first twelve months for the remaining 2,176 square feet. The Company recorded a liability for deferred rent in accrued liabilities in the amount of $43,532 as of September 30, 2015.

On September 14, 2007, InsPro LLC entered into a lease agreement (the “Lease Agreement”) with BPG Officer VI Baldwin Tower L.P. (“BPG”). On April 28, 2015, InsPro LLC and BPG entered into a fifth amendment to the Lease Agreement whereby InsPro LLC and BPG agreed to amend the Lease Agreement to increase the leased office space by 6,801 rentable square feet effective April 1, 2015, through March 31, 2016, at an incremental monthly rent of $10,000.

The Company leases certain real and personal property under non-cancelable operating leases. Rent expense was $488,977 and $427,606 for the nine months ended September 30, 2015 and 2014, respectively.

NOTE 10 – FAIR VALUE MEASUREMENTS

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities.

Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data.

Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2015

NOTE 10 – FAIR VALUE MEASUREMENTS (continued)

The following tables provide a summary of the fair values of the Company’s assets and liabilities.

As of September 30, 2015
	Fair Value Measurements Using			Liabilities at
	Level 1	Level 2	Level 3	Fair Value

LIABILITIES:
Warrant liability	$-	$-	$-	$-

Total liabilities	$-	$-	$-	$-

	As of December 31, 2014
	Fair Value Measurements Using			Liabilities at
	Level 1	Level 2	Level 3	Fair Value

LIABILITIES:
Warrant liability	$-	$-	$5,760	$5,760

Total liabilities	$-	$-	$5,760	$5,760

Warrant liability

The Company issued warrants, which contain certain anti-dilution provisions that reduce the exercise price of the warrants in certain circumstances.  See Note 5 - Equity - Common Stock Warrants. The Company has classified the warrant liability as non-current based an evaluation of the contractual obligations of the warrants and management’s expectation as to the settlement date of the warrant liability. The Company measured its warrant liability using Level 3 inputs as defined by ASC 820.

Upon the Company’s adoption of the Derivative and Hedging Topic of the FASB Accounting Standards Codification (“ASC 815”) on January 1, 2009, the Company determined that the warrants with provisions that reduce the exercise price of the warrants did not qualify for a scope exception under ASC 815 as they were determined to not be indexed to the Company’s stock as prescribed by ASC 815.

The Company determined the fair value of the warrant liability at September 30, 2015 was $0. As of September 30, 2015, there were no warrants with provisions that reduce the exercise price of the warrants. Accordingly all warrants qualify for a scope exception under ASC 815.

The following table presents a reconciliation of the warrant liability measured at fair value on a recurring basis using significant unobservable input (Level 3) for the three months ended September 30, 2015:

Warrant liability balance as of December 31, 2014	$5,760
Fair value of warrants whose anti-dilution provisions expired during the period	(5,760)
Warrant liability balance as of September 30, 2015	$-

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2015

NOTE 11 – SUBSEQUENT EVENTS

On October 6, 2015, the Company entered into and completed a private placement (the “IBC Private Placement”) with Independence Blue Cross, LLC, a Pennsylvania limited liability company (the “IBC”), for an aggregate of 333,333 shares of its Series B Preferred Stock and a warrant (“IBC Warrant”) to purchase 3,333,330 shares of the Company’s Common Stock, pursuant to the terms of a securities purchase agreement (the “IBC Purchase Agreement”).

Pursuant to the IBC Purchase Agreement, the Company agreed to sell to IBC 333,333 Units in the IBC Private Placement at a per Unit purchase price equal to $3.00. Each Unit sold in the IBC Private Placement consisted of one share of Series B Preferred Stock and an IBC Warrant to purchase ten shares of Common Stock at an initial exercise price of $0.15 per share, subject to adjustment.

The closing of the IBC Private Placement was subject to customary closing conditions. The gross proceeds from the closing of the IBC Private Placement were $999,999 and the Company intends to use the net proceeds of the Private Placement for working capital purposes.

The IBC Warrant provides that the holders thereof shall have the right at any time prior to the earlier of (i) ten business days’ after the Company has properly provided written notice to all such holders of a Call Event and (ii) November 20, 2017, to acquire up to a total of 3,333,330 shares of Common Stock of the Company (each an “IBC Warrant Share”) upon the payment of $0.15 per Warrant Share (the “Exercise Price”). The Company also has the right upon a Call Event to call the outstanding IBC Warrant, in which case such IBC Warrant will expire if not exercised within ten business days thereafter.

In connection with the signing of the IBC Purchase Agreement, the Company and IBC also entered into a registration rights agreement (the “IBC Registration Rights Agreement”). Under the terms of the IBC Registration Rights Agreement, the Company agreed to prepare and file with the SEC, within 30 days following the receipt of a demand notice of a holder of Registrable Securities, a registration statement, a Registration Statement covering the resale of the shares and the IBC Warrant Shares (collectively, the “Registrable Securities”). Subject to limited exceptions, the Company also agreed to use its reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act of 1933, as amended (the “Securities Act”), as soon as practicable but, in any event, no later than 60 days following the date of the filing of the Registration Statement (or 120 days following the date of the filing of the Registration Statement in the event the Registration Statement is subject to review by the SEC), and agreed to use its reasonable best efforts to keep the Registration Statement effective under the Securities Act until the date that all of the Registrable Securities covered by the Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144(b)(i) promulgated under the Securities Act. In addition, if the Company proposes to register any of its securities under the Securities Act in connection with the offering of such securities for cash, the Company shall, at such time, promptly give each holder of Registrable Securities notice of such intent, and such holders shall have the option to register their Registrable Securities on such additional registration statement. The Registration Rights Agreement also provides for payment of partial damages to the Investor under certain circumstances relating to failure to file or obtain or maintain effectiveness of the Registration Statement, subject to adjustment.

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2015

NOTE 11 – SUBSEQUENT EVENTS (continued)

The Company also agreed, pursuant to the terms of the IBC Purchase Agreement, that for a period of 90 days after the effective date of the Purchase Agreement, the Company shall not, subject to certain exceptions, offer, sell, grant any option to purchase, or otherwise dispose of any equity securities or equity equivalent securities, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, capital stock and other securities of the Company.

The IBC Purchase Agreement also provides for a customary participation right for the Investor, subject to certain exceptions and limitations, which grants the Investor the right to participate in any future capital raising financings of the Company occurring from the effective date of the Purchase Agreement until 24 months after the effective date of the Purchase Agreement. IBC may participate in such financings at a level based on the Investor’s ownership percentage of the Company on a fully-diluted basis prior to such financing.